UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

RALPH LAUREN CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of 2017 Annual Meeting of Stockholders

Purpose of the Meeting

The 2017 Annual Meeting of Stockholders of Ralph Lauren Corporation, a Delaware corporation, will be held at 10 on the Park at Time Warner Center, Columbus Room, 10th Floor, 60 Columbus Circle, New York, New York, on Thursday, August 10, 2017, at 9:30 a.m., local time, for the following purposes:

1.	To elect eleven directors to serve until the 2018 Annual Meeting of Stockholders;

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2018;

3.	To approve, on an advisory basis, the compensation of our named executive officers and our compensation philosophy, policies and practices as described herein;

4.	To approve, on an advisory basis, the frequency of holding future advisory votes on executive compensation;

5.	To approve our Amended and Restated Executive Officer Annual Incentive Plan; and

6.	To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

The foregoing items of business are described more fully in the accompanying Proxy Statement. Only holders of record of the Company’s Class A and Class B Common Stock at the close of business on June 12, 2017 are entitled to notice of, and to vote at, the 2017 Annual Meeting of Stockholders and any adjournments or postponements thereof.

Notice Regarding the Availability of Proxy Materials

We will be using the Securities and Exchange Commission’s Notice and Access model, which allows us to make the proxy materials available on the Internet, as the primary means of furnishing proxy materials to stockholders. On or about June 29, 2017, we will mail to all stockholders a Notice of Internet Availability of Proxy Materials, which contains instructions for accessing our proxy materials on the Internet and voting by telephone or on the Internet. The Notice of Internet Availability of Proxy Materials also contains instructions for requesting a printed set of proxy materials. The Proxy Statement, Annual Report on Form 10-K for the fiscal year ended April 1, 2017 and Notice of Annual Meeting are available at: http://investor.ralphlauren.com.

Your Vote is Important

Please vote promptly by signing, dating and returning the enclosed proxy card or voting by telephone or on the Internet by following the instructions on your Notice of Internet Availability of Proxy Materials. In the event that a stockholder decides to attend the meeting, such stockholder may, if so desired, revoke the proxy by voting the shares in person at the meeting.

By Order of the Board of Directors,

AVERY S. FISCHER Corporate Senior Vice President, General Counsel and Secretary

New York, New York

June 29, 2017

Special Note Regarding Forward-Looking Statements

This document contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding, among other things, our current expectations about the Company’s future results and financial condition, revenues, store openings and closings, employee reductions, margins, expenses and earnings and are indicated by words or phrases such as “anticipate,” “estimate,” “expect,” “project,” “we believe” and similar words or phrases. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from the future results, performance or achievements expressed in or implied by such forward-looking statements. Forward-looking statements are based largely on the Company’s expectations and judgments and are subject to a number of risks and uncertainties, many of which are unforeseeable and beyond our control. The factors that could cause actual results to materially differ include, among others: the loss of key personnel, including Ralph Lauren, or other changes in our executive and senior management team or to our operating structure, and our ability to effectively transfer knowledge during periods of transition; the potential impact to our business and future strategic direction resulting from our transition to a new Chief Executive Officer; our ability to successfully implement our long-term growth strategy, which entails evolving our product, marketing, and shopping experience to increase desirability and relevance, and evolving our operating model to enable sustainable, profitable sales growth by significantly reducing supply chain lead times, improving our sourcing, and executing a disciplined multi-channel distribution and expansion strategy; the impact to our business resulting from investments and other costs incurred in connection with the execution of our long-term growth strategy, including restructuring-related charges, which may be dilutive to our earnings in the short term; our ability to achieve anticipated operating enhancements, sales growth, and/or cost reductions from our restructuring; the impact to our business resulting from potential costs and obligations related to the early closure of our stores or termination of our long-term, non-cancellable leases; our ability to effectively manage inventory levels and the increasing pressure on our margins in a highly promotional retail environment; our efforts to successfully enhance, upgrade, and/or transition our global information technology systems and ecommerce platform; our ability to secure our facilities and systems and those of our third-party service providers from, among other things, cybersecurity breaches, acts of vandalism, computer viruses, or similar Internet or email events; a variety of legal, regulatory, tax, political, and economic risks, including risks related to the importation and exportation of products, tariffs, and other trade barriers which our operations are currently subject to, or may become subject to as a result of potential changes in legislation, and other risks associated with our international operations, such as compliance with the Foreign Corrupt Practices Act or violations of other anti-bribery and corruption laws prohibiting improper payments, and the burdens of complying with a variety of foreign laws and regulations, including tax laws, trade and labor restrictions, and related laws that may reduce the flexibility of our business; the impact to our business resulting from the United Kingdom’s decision to exit the European Union and the uncertainty surrounding the terms and conditions of such a withdrawal, as well as the related impact to global stock markets and currency exchange rates; changes in our tax obligations and effective tax rates due to a variety of factors, including potential changes in tax laws and regulations, accounting rules, or the mix and level of earnings by jurisdiction; our exposure to currency exchange rate fluctuations from both a transactional and translational perspective; the impact to our business resulting from increases in the costs of raw materials, transportation, and labor; the impact to our business resulting from changes in consumers’ ability or preferences to purchase premium lifestyle products that we offer for sale and our ability to forecast consumer demand, which could result in either a build-up or shortage of inventory; our ability to continue to maintain our brand image and reputation and protect our trademarks; the impact of the volatile state of the global economy, stock markets, and other global economic conditions on us, our customers, our suppliers, and our vendors and on our ability and their ability to access sources of liquidity; the potential impact to our business resulting from the financial difficulties of certain of our large wholesale customers, which may result in consolidations, liquidations, restructurings, and other ownership changes in the retail industry, as well as other changes in the competitive marketplace, including the introduction of new products or pricing changes by our competitors; the impact to our business of events of unrest and instability that are currently taking place in certain parts of the world, as well as from any terrorist action, retaliation, and the threat of further action or retaliation; our ability to continue to expand or grow our business internationally and the impact of related changes in our customer, channel, and geographic sales mix as a result; changes in the business of, and our relationships with, major department store customers and licensing partners; our intention to introduce new products or enter into or renew alliances and exclusive relationships; our ability to access sources of liquidity to provide for our cash needs, including our debt obligations, payment of dividends, capital expenditures, and potential repurchases of our Class A Common Stock; our ability to open new retail stores, concession shops, and e-commerce sites in an effort to expand our direct-to-consumer presence; the potential impact to the trading prices of our securities if our Class A Common Stock share repurchase activity and/or cash dividend payments differ from investors’ expectations; our ability to maintain our credit profile and ratings within the financial community; our ability to make certain strategic acquisitions and successfully integrate the acquired businesses into our existing operations; the potential impact on our operations and on our suppliers and customers resulting from natural or man-made disasters; and other risk factors identified in the Company’s Annual Report on Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Ralph Lauren Corporation References

In this document, we refer to Ralph Lauren Corporation as the “Company,” “we” or “us.” Our fiscal year ends on the Saturday closest to March 31. All references to “Fiscal 2020” represent the fiscal year ending March 28, 2020. All references to “Fiscal 2019” represent the fiscal year ending March 30, 2019. All references to “Fiscal 2018” represent the fiscal year ending March 31, 2018. All references to “Fiscal 2017” represent the fiscal year ended April 1, 2017. All references to “Fiscal 2016” represent the fiscal year ended April 2, 2016. All references to “Fiscal 2015” represent the fiscal year ended March 28, 2015.

PROXY STATEMENT TABLE OF CONTENTS

Proxy Statement

for the

Annual Meeting of Stockholders

General Information Regarding the Annual Meeting of Stockholders and Proxy Materials

This Proxy Statement is furnished to the stockholders of Ralph Lauren Corporation, a Delaware corporation, in connection with the solicitation by its Board of Directors (the “Board”) of proxies for its 2017 Annual Meeting of Stockholders to be held at 10 on the Park at Time Warner Center, Columbus Room, 10th Floor, 60 Columbus Circle, New York, New York on Thursday, August 10, 2017, at 9:30 a.m., local time, and at any adjournments or postponements thereof. A proxy delivered pursuant to this solicitation may be revoked by the person executing the proxy at any time before it is voted by giving written notice to our Secretary, by delivering a later dated proxy, or by voting in person at the 2017 Annual Meeting of Stockholders. The address of our principal executive offices is 650 Madison Avenue, New York, New York 10022.

This Proxy Statement, the Annual Report on Form 10-K (“Annual Report on Form 10-K”) for the fiscal year ended April 1, 2017 and the Notice of Annual Meeting will be made available to our stockholders on our website, http://investor.ralphlauren.com, on or about June 29, 2017.

Questions and Answers About the Annual Meeting and Voting

Why did I receive these proxy materials?

You received these proxy materials because you were a stockholder of the Company on June 12, 2017, the record date for the 2017 Annual Meeting of Stockholders (the “Record Date”). At the 2017 Annual Meeting of Stockholders, stockholders will be asked to vote on several items of business. Since it is not practical or convenient for all stockholders to attend the meeting in person, our Board is seeking your proxy to vote on these matters.

How do I attend the Company’s 2017 Annual Meeting of Stockholders?

Only stockholders, their proxy holders and our invited guests may attend the meeting. If you are a stockholder whose shares are registered in your name, please bring photo identification. If you are a stockholder whose shares are held through an intermediary such as a bank or broker and you plan to attend the meeting, please bring photo identification and a letter from your bank or broker that confirms that you are the beneficial owner of those shares or a copy of your account statement reflecting your ownership as of the Record Date.

What is the “Notice and Access” model and why did the Company elect to use it?

We are making the proxy materials available to stockholders on the Internet under the Securities and Exchange Commission’s (“SEC”) Notice and Access model. On or about June 29, 2017, we will mail to all stockholders a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) in lieu of mailing a full printed set of the proxy materials. Accordingly, our proxy materials are first being made available to our stockholders on our website, http://investor.ralphlauren.com, on or about June 29, 2017. The Notice of Internet Availability includes instructions for accessing the proxy materials and voting by telephone or on the Internet. You will also find instructions for requesting a full printed set of the proxy materials in the Notice of Internet Availability.

We believe the electronic method of delivery under the Notice of Internet Availability model will decrease postage and printing expenses, expedite delivery of proxy materials to you and reduce our environmental impact, and we encourage you to take advantage of the availability of the proxy materials on the Internet. If you received the Notice of

Internet Availability but would like to receive a full printed set of the proxy materials in the mail, you may follow the instructions in the Notice of Internet Availability for requesting such materials.

How can I get electronic access to the proxy materials?

The Notice of Internet Availability will provide you with instructions for viewing our proxy materials for the 2017 Annual Meeting of Stockholders on the Internet and requesting that we send proxy materials to you by email. The proxy materials are also available on our website at http://investor.ralphlauren.com.

Who is entitled to vote?

Only holders of record of shares of our Class A Common Stock and Class B Common Stock (together, the “Common Stock”) at the close of business on the Record Date are entitled to notice of, and to vote at, the 2017 Annual Meeting of Stockholders and adjournments or postponements thereof. The presence, in person or by proxy, of the holders of one-third of the total number of shares of Common Stock outstanding on the Record Date will constitute a quorum for the transaction of business at the 2017 Annual Meeting of Stockholders.

On the Record Date, there were 55,377,891 outstanding shares of Class A Common Stock and 25,881,276 outstanding shares of Class B Common Stock. Except for the election of directors, the Class A Common Stock and Class B Common Stock vote together as a single class on all matters presented for the consideration of our stockholders, with each share of Class A Common Stock entitled to one vote and each share of Class B Common Stock entitled to ten votes. The Class A Common Stock is publicly traded on the New York Stock Exchange (“NYSE”) under the symbol “RL.” The Class B Common Stock is owned by Ralph Lauren and entities owned by, or established for the benefit of, Mr. R. Lauren, or members of his family.

What is the difference between a “stockholder of record” and a stockholder who holds stock in “street name?”

If you hold shares of the Company directly in your name with our transfer agent, Computershare, you are a “stockholder of record” or “registered stockholder.” The Notice of Internet Availability has been sent directly to you by the Company or by our representative.

If you own your shares indirectly through a broker, bank or other financial institution, your shares are said to be held in “street name.” Technically, your bank or broker will vote those shares. In this case, the Notice of Internet Availability has been forwarded to you by your broker, bank, other financial institution, or other designated representative. Through this process, your bank or broker collects voting instructions from all of its customers who hold shares of the Company and then submits those votes to us.

What are broker discretionary voting and broker non-votes?

For shares held in “street name,” when a broker or bank does not receive voting instructions from its customers, the question arises whether the broker or bank nonetheless has the discretion to vote those shares.

For routine matters, the NYSE gives brokers and banks the discretion to vote, even if they have not received voting instructions from their customers or the “beneficial owners” of such shares. In this Proxy Statement, only the ratification of our independent registered public accounting firm, Ernst & Young LLP (“Ernst & Young”) (Proposal 2), is a matter considered routine by the NYSE.

For non-routine matters, the NYSE prohibits brokers and banks from casting votes on behalf of the beneficial owners if they have not received voting instructions. When the bank or broker is unable to vote under these rules, it reports the number of unvoted shares to us as “broker non-votes.” In this Proxy Statement, the election of directors (Proposal 1), the advisory vote on executive compensation (Proposal 3), the advisory vote on the frequency of the executive compensation vote (Proposal 4) and the vote to approve our Amended and Restated Executive Officer Annual Incentive Plan (the “Amended and Restated EOAIP”) (Proposal 5) are matters considered non-routine by the NYSE. As a result, on each of these items, if you hold your shares in street name, your shares will be voted only if you give instructions to your bank or broker.

What are my voting options and what vote is needed to pass the proposals included in this Proxy Statement?

Only votes cast “FOR” a nominee will be counted in the election of directors. Votes that are withheld with respect to one or more nominees will result in those nominees receiving fewer votes but will not count as a vote against the nominees. You have the right to vote “FOR” or “AGAINST,” or to “ABSTAIN” from voting in connection with Proposals 2, 3 and 5. You have the right to vote for a frequency of “ONE YEAR,” “TWO YEARS” or “THREE YEARS,” or to “ABSTAIN” from voting in connection with Proposal 4. The following table summarizes each proposal, the Board’s recommendation, the affirmative vote required for approval and whether broker discretionary voting is allowed.

Proposal Number	Proposal	Board Recommendation	Affirmative Vote Required for Approval	Broker Discretionary Voting Allowed
1

Election of Directors:

Three directors (the “Class A Directors”) will be elected by a plurality vote of the shares of Class A Common Stock present in person or by proxy at the 2017 Annual Meeting of Stockholders and eligible to vote.

Eight directors (the “Class B Directors”) will be elected by a plurality vote of the shares of Class B Common Stock present in person or by proxy at the 2017 Annual Meeting of Stockholders and eligible to vote.

		FOR each nominee	Plurality vote	No
2	Ratification of the appointment of Ernst & Young as our independent registered public accounting firm for Fiscal 2018.	FOR	Majority of votes cast	Yes
3	Approval, on an advisory basis, of the compensation of our named executive officers and our compensation philosophy, policies and practices.	FOR	Majority of votes cast	No
4	Approval, on an advisory basis, of the frequency of holding future advisory votes on executive compensation.	ONE YEAR	Majority of the votes cast	No
5	Approval of our Amended and Restated EOAIP.	FOR	Majority of the votes cast	No

How will broker non-votes and abstentions be counted?

Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present. Only “FOR” and “AGAINST” votes, or, in the case of Proposal 4, votes for the options of “ONE YEAR,” “TWO YEARS” or “THREE YEARS,” are counted for purposes of determining the votes cast in connection with each proposal. Therefore, broker non-votes and abstentions will not be counted as a vote “FOR” the election of directors in Proposal 1 or as a vote in favor of any of the frequency options in Proposal 4, and will have no effect on determining whether the affirmative vote constitutes a majority of the votes cast with respect to Proposals 2, 3, 4 and 5. Because the vote on the frequency of holding future advisory votes on executive compensation is advisory and non-binding, if none of the frequency options receive a majority of the votes cast, the option receiving the greatest number of votes will be considered the frequency recommended by the stockholders.

(PROPOSAL 1)

ELECTION OF DIRECTORS

Our Third Amended and Restated By-laws provide that our Board may fix the number of directors constituting the entire Board between six and twenty. The Board has currently fixed the number of directors constituting the entire Board at eleven. Our Board is presently divided into two classes, with all directors being elected annually. Pursuant to our Amended and Restated Certificate of Incorporation, the three Class A Directors will be elected by the holders of Class A Common Stock and the eight Class B Directors will be elected by the holders of Class B Common Stock, each to serve until the 2018 Annual Meeting of Stockholders and until his or her successor is elected and qualified.

Eleven directors have been nominated for election at the 2017 Annual Meeting of Stockholders. Frank A. Bennack, Jr., Joel L. Fleishman and Hubert Joly have been nominated for election as Class A Directors. Ralph Lauren, Patrice Louvet, David Lauren, John R. Alchin, Arnold H. Aronson, Dr. Joyce F. Brown, Judith A. McHale and Robert C. Wright have been nominated for election as Class B Directors. We know of no reason why any nominee would be unable or unwilling to serve. If any nominee becomes unable or unwilling to serve for any reason, our Board, based on the recommendation of the Nominating & Governance Committee, may either reduce the number of directors or designate a substitute nominee. If a substitute nominee is designated, the persons named in the enclosed proxy will vote all proxies that would otherwise be voted for the named nominee or nominees for the election of such substitute nominee or nominees.

OUR BOARD RECOMMENDS A VOTE FOR EACH NOMINEE AS A DIRECTOR TO HOLD OFFICE UNTIL THE 2018 ANNUAL MEETING OF STOCKHOLDERS AND UNTIL HIS OR HER SUCCESSOR IS ELECTED AND QUALIFIED.

Class A Director Nominees for Election

Frank A. Bennack, Jr.	Age 84

Mr. Bennack has been a director of the Company since January 1998 and also serves as Lead Independent Director of our Board. He is Executive Vice Chairman of The Hearst Corporation (“Hearst”) and served as Hearst’s Chief Executive Officer from 1979 to 2002 and then again from June 2008 to June 2013. Mr. Bennack has been the Chairman of the executive committee and Executive Vice Chairman of the board of directors of Hearst since 2002. He serves on the board of Lincoln Center for the Performing Arts, and is also Chairman of the New York-Presbyterian Hospital and The Paley Center for Media, and a Managing Director of the Metropolitan Opera. He has previously served on the boards of Hearst-Argyle Television, Inc., Wyeth Corporation and JPMorgan Chase & Co. The Board has determined that Mr. Bennack is an audit committee financial expert.

Experience, Qualifications, Attributes and Skills

Mr. Bennack brings to our Board a distinguished career and extensive business experience as Executive Vice Chairman of Hearst, one of the nation’s largest private companies engaged in a broad range of publishing, broadcasting, cable networking and diversified communications activities. His current position as Hearst’s Executive Vice Chairman and previous position as Chief Executive Officer gives him critical insights into the operational issues facing a large corporation and provides our Board with valuable experience in the areas of finance, financial reporting and strategic planning. As a result of his current and past service as a member of the boards of other various public companies and non-profit organizations, he provides our Board with perspective with respect to governance and other important matters that come before our Board. Mr. Bennack has been a member of our Board since 1998, and therefore, his extensive knowledge of our business is a valuable aspect of his service on our Board.

Joel L. Fleishman	Age 83

Mr. Fleishman, a director of the Company since January 1999, has been Professor of Law and Public Policy at the Sanford School of Public Policy at Duke University since 1971 and the Director of the Samuel and Ronnie Heyman Center for Ethics, Public Policy and the Professions at Duke University since 1991. He is also the Director of the Center for Strategic Philanthropy and Civil Society. He is a founding member of the board of trustees of the Partnership for Public Service, on which he continues to serve, and also serves on the board of The Hunt Institute. Mr. Fleishman also previously served on the boards of Boston Scientific Corporation and the Urban Institute, including serving as Chairman of the Urban Institute’s board of trustees from 2004 to 2014. He continues to serve as a Life Trustee of the Urban Institute.

Experience, Qualifications, Attributes and Skills

Mr. Fleishman brings strong leadership and extensive public policy and legal experience to our Board. He also brings a unique perspective to the Board from his long tenure in the academic world. Mr. Fleishman’s long-standing scholarly work and public service and extensive experience as a professor of law and public policy provides our Board with valuable insight into a variety of legal and ethical issues relevant to us. He also previously served as a board member of Boston Scientific Corporation and, as a result of this service, he has a broad understanding of the operational, financial and strategic issues facing a public company. He has been a member of our Board since 1999 and accordingly, his knowledge of our business is an important aspect of his service on our Board.

Hubert Joly	Age 57

Mr. Joly has been a director of the Company since June 2009. He has served as the President and Chief Executive Officer of Best Buy Co., Inc. (“Best Buy”) since September 2012. Mr. Joly also serves as a member of Best Buy’s board of directors and has been its Chairman since June 2015. Previously, he served as President and Chief Executive Officer of Carlson from 2008 to 2012, after he joined Carlson in 2004 as President and Chief Executive Officer of Carlson Wagonlit Travel. He also previously served as Executive Vice President, American Assets at Vivendi Universal from 2002 to 2004 and in various other positions at Vivendi Universal since 1999. Mr. Joly is currently a member of the executive committee of the Minnesota Business Partnership and of the Retail Industry Leaders Association, and a member of the board of trustees of the Minneapolis Institute of Art and the Minnesota Orchestra. He previously served on the boards of Carlson, The Rezidor Hotel Group, Carlson Wagonlit Travel and the World Travel and Tourism Council. The Board has determined that Mr. Joly is an audit committee financial expert.

Experience, Qualifications, Attributes and Skills

Mr. Joly brings to our Board extensive management and leadership experience obtained through his current roles as Chairman, President and Chief Executive Officer of Best Buy and formerly as President and Chief Executive Officer of Carlson. His current position as President and Chief Executive Officer, as well as Chairman of the board of directors, of Best Buy gives him critical insights into the operational issues facing a large international corporation, as well as unique perspective on issues and opportunities facing a large multi-channel retailer. In his current position at Best Buy and as a former executive at Carlson, Vivendi Universal and Electronic Data Systems, Mr. Joly possesses a deep understanding of international issues affecting us and he provides our Board with valuable insight in the areas of finance, financial reporting and strategic planning.

Class B Director Nominees For Election

Ralph Lauren	Age 77

Mr. R. Lauren founded our business in 1967 and, for five decades, has cultivated the iconography of America into a global lifestyle brand. He is currently our Executive Chairman and Chief Creative Officer and has been a director of the Company since prior to our initial public offering in 1997. He had previously been our Chairman and Chief Executive Officer since prior to our initial public offering in 1997 until November 2015. In addition, he was previously a member of our Advisory Board or the Board of Directors of our predecessors since their organization.

Experience, Qualifications, Attributes and Skills

Mr. R. Lauren is an internationally recognized fashion designer. His unique role as our founder and Chief Creative Officer, as well as his experience as our previous Chief Executive Officer, provides our Board with valuable leadership, including in the areas of design, brand management and marketing. Mr. R. Lauren’s contributions to us since the founding of our business have been instrumental in defining our image and direction. As one of the world’s most innovative design leaders and a fashion icon, his career has spanned five decades that have resulted in numerous unique tributes for his role within the fashion industry. He is uniquely qualified to bring strategic insight, experience and in-depth knowledge of our business and the fashion industry to the Board.

Patrice Louvet	Age 52

Mr. Louvet will serve as our President and Chief Executive Officer (“CEO”) beginning in July 2017. Prior to joining the Company, he served as the Group President, Global Beauty, of Procter & Gamble Co. (“P&G”) since February 2015. Prior to that role, Mr. Louvet held successively senior leadership positions at P&G, including the roles of Group President, Global Grooming (Gillette), and President of P&G’s Global Prestige Business. Before he joined P&G, he served as a Naval Officer, Admiral Aide de Camp in the French Navy from 1987 to 1989. Mr. Louvet graduated from École Supérieure de Commerce de Paris and received his M.B.A. from the University of Illinois. He has served as a member of the board of directors of Bacardi Limited since July 2012.

Experience, Qualifications, Attributes and Skills

Mr. Louvet brings significant leadership and business experience to the Board. His more than 25 years building category-leading brands, with oversight of multiple major global business units, have provided him with a deep understanding of consumers and growing international businesses. Mr. Louvet’s extensive background in managing internationally renowned brands, along with his substantial experience in driving business transformation and innovation, enable him to share with our Board critical strategic insights, opportunities and issues facing the Company.

David Lauren	Age 45

Mr. D. Lauren has been our Chief Innovation Officer and Vice Chairman of the Board since October 2016. From November 2010 to October 2016, he served as our Executive Vice President of Global Advertising, Marketing and Communications. Prior to that, he served in numerous leadership roles at the Company with responsibility for advertising, marketing and communications. He has been a director of the Company since August 2013. Mr. D. Lauren oversees the Company’s innovation strategy, processes and capabilities to drive its brand strength and financial performance across all channels. He has been instrumental in growing the Company’s global e-commerce business and pioneering our technology initiatives. He serves on the board of trustees of the Ralph Lauren Center for Cancer Care and the board of directors of The National Museum of American History. Mr. D. Lauren is also the President of The Polo Ralph Lauren Foundation. Before joining the Company in 2000, he was Editor-In-Chief and President of Swing, a general interest publication for Generation X. Mr. D. Lauren is the son of Mr. R. Lauren.

Experience, Qualifications, Attributes and Skills

Mr. D. Lauren brings strong leadership and business experience to our Board. He has been instrumental in the development of the Company’s e-commerce business and the use of innovative marketing to build the Company’s global fashion image as it has expanded internationally. Mr. D. Lauren has been recognized as a leader on the use of new technologies in retail marketing and on using digital platforms to market luxury brands. His in-depth knowledge of these areas and his current position as our Chief Innovation Officer and Vice Chairman of the Board provides our Board with valuable insight and perspective into our global digital, e-commerce and technology initiatives.

John R. Alchin	Age 69

Mr. Alchin has been a director of the Company since February 2007. He served as Executive Vice President and Co-Chief Financial Officer and Treasurer of Comcast Corporation, a broadband cable provider offering a variety of consumer entertainment and communication products and services, from November 2002 to December 2007. Prior to that, he served as Executive Vice President and Treasurer of Comcast Corporation from January 2000 to November 2002. Mr. Alchin joined Comcast Corporation in 1990 as Senior Vice President and Treasurer. He is currently a member of the board of trustees of BNY Mellon Funds Trust, the board of trustees of the Philadelphia Museum of Art (“PMA”), the board of directors of Xplornet Communications Inc. (“Xplornet”), and the advisory group of Catalyst Investors. Mr. Alchin also serves on the audit committee of BNY Mellon Funds Trust, as Chairman of the PMA finance committee and Chairman of the audit and finance committee of Xplornet. Prior to serving on the board of trustees of BNY Mellon Funds Trust, he served as a member of the board of directors and on the audit committee of BNY Hamilton Funds, Inc. The Board has determined that Mr. Alchin is an audit committee financial expert.

Experience, Qualifications, Attributes and Skills

Mr. Alchin brings to the Board substantial business and financial experience. His experience as a Co-Chief Financial Officer and Treasurer of Comcast Corporation, a major broadband cable operator and content and programming supplier, provides our Board with valuable insight in the areas of corporate finance and capital formation, financial reporting, investor relations and treasury functions. Mr. Alchin’s financial expertise offers our Board a deep understanding of accounting and audit-related matters. In addition, his service as a member of the boards of various financial institutions provides our Board with perspective in the areas of corporate finance and governance matters.

Arnold H. Aronson	Age 82

Mr. Aronson has been a director of the Company since November 2001. Since November 2016, he has been a Principal Director of Retail Strategies of Kurt Salmon, a part of Accenture plc’s retail industry consulting practice, specializing in providing consulting services to retail and consumer products companies. Prior to that, he had served as Managing Director, Retail Strategies at Kurt Salmon since 1997. In his career, Mr. Aronson served as Chairman and Chief Executive Officer of Saks Fifth Avenue, Inc., The Batus Retail Group (the then parent entity of, among others, Saks Fifth Avenue, Marshall Fields and Kohl’s) and subsequently, Woodward & Lothrop/John Wanamaker. Mr. Aronson currently serves as a member of the board of trustees, and its executive committee, of The New School University and is a member of the board of governors and former Chairman of its Parsons School of Design.

Experience, Qualifications, Attributes and Skills

Mr. Aronson has substantial business and retail industry experience. His experiences as a consultant in a global management consulting firm specializing in retail and consumer products companies, and as a chief executive officer of major retail companies, provide our Board with valuable insight into operational and strategic issues related to the retail industry. As a former chief executive officer of several major retail entities, including Saks Fifth Avenue, Inc., Mr. Aronson has intimate knowledge in the areas of marketing, financial reporting and merchandising. In addition, his service on the boards of academic institutions provides our Board with valuable understanding of governance matters.

Dr. Joyce F. Brown	Age 70

Dr. Brown has been a director of the Company since May 2001. She has been the President of the Fashion Institute of Technology (“FIT”) and Chief Executive Officer of the FIT Foundation since 1998. From 1983 to 1992, Dr. Brown served as Vice Chancellor, as well as the University Dean of the City University of New York and Acting President of Baruch College. From 1993 to 1994, she served as the Deputy Mayor of Public and Community Affairs for the City of New York. From 1994 to 1998, she was a Professor of Clinical Psychology at the Graduate School and University Center of the City University of New York, where she is now Professor Emerita. Dr. Brown has previously served on the boards of USEC Inc., PAXAR Corporation and Linens ‘n Things, Inc.

Experience, Qualifications, Attributes and Skills

Dr. Brown brings to our Board extensive leadership and insight into the fashion industry through her roles as President of FIT, a complex, multi-faceted college that focuses on educating and preparing the next generation of leaders in the fashion industry, and Chief Executive Officer of the FIT Foundation. Dr. Brown’s professional training as a former psychologist enables her to examine complex interpersonal behaviors that impact the business environment. In addition, Dr. Brown’s prior government service provides our Board with unique perspectives into regulatory issues and processes. She also possesses public company experience as demonstrated by her past service on the boards of USEC Inc., PAXAR Corporation and Linens ‘n Things, Inc.

Judith A. McHale	Age 70

Ms. McHale was appointed a director of the Company in November 2011 and also served as a director of the Company from 2001 to 2009. She has served as the President and Chief Executive Officer of Cane Investments, LLC since 2011. Ms. McHale previously served as the Under Secretary of State for Public Diplomacy and Public Affairs for the U.S. Department of State from 2009 to 2011. In 2006, Ms. McHale worked in partnership with the Global Environment Fund, a private equity firm, to launch the GEF/Africa Growth Fund, an investment vehicle intending to focus on supplying expansion capital to small and medium-sized enterprises that provide consumer goods and services in emerging African markets. From June 2004 to December 2006, Ms. McHale served as the President and Chief Executive Officer of Discovery Communications, Inc., the parent company of Discovery Channel, and served as its President and Chief Operating Officer from 1995 to 2004. She currently serves on the boards of SeaWorld Entertainment, Inc., Hilton Worldwide Holdings Inc. and Viacom Inc. She has previously served on the boards of directors of Host Hotel & Resorts, Inc., DigitalGlobe Inc., John Hancock Financial Services, Inc., Potomac Electric Power Company and Yellow Pages Group.

Experience, Qualifications, Attributes and Skills

Ms. McHale brings to the Board extensive business and management experience. Through her prior roles as President and Chief Executive Officer and as Chief Operating Officer of Discovery Communications, Inc., Ms. McHale had broad-based responsibilities with respect to financial reporting, marketing, sales and the creation of product development for a public company which provides the Board with valuable insight into operational and strategic issues facing us. She also possesses public company experience as demonstrated by her current experience on the boards of SeaWorld Entertainment, Inc., Hilton Worldwide Holdings Inc. and Viacom Inc. as well as her prior experience on the boards of Host Hotel & Resorts, Inc., DigitalGlobe Inc., John Hancock Financial Services, Inc., Potomac Electric Power Company and Yellow Pages Group. In addition, Ms. McHale’s prior government service provides the Board with unique perspectives on governmental matters and regulatory issues and processes.

Robert C. Wright	Age 74

Mr. Wright has been a director of the Company since May 2007. He is a Co-Founder of Autism Speaks and has been a Senior Advisor at Lee Equity Partners, LLC, an investment firm, since May 2008 and Chief Executive Officer of the Palm Beach Civic Association since April 2010. He served as the Vice Chairman of the board of directors of General Electric Company (“GE”) and as an Executive Officer and a member of the Corporate Executive Office of GE from 2000 to May 2008. Mr. Wright joined NBC as President and Chief Executive Officer in 1986, and was made Chairman and Chief Executive Officer of the network in 2001. He then served as Chairman and Chief Executive Officer of NBC Universal from 2004 to 2007. Prior to his association with NBC and NBC Universal, Mr. Wright served as President of General Electric Financial Services and, before that, as President of Cox Cable Communications. Mr. Wright serves on the board of directors of AMC Networks Inc. and the board of trustees of the New York-Presbyterian Hospital. He has previously served on the board of directors of GE, NBC Universal and EMI Group Global Inc. and the board of trustees for RAND Corporation.

Experience, Qualifications, Attributes and Skills

Mr. Wright brings to the Board extensive business leadership and management experience. Mr. Wright’s former roles as Vice Chairman of GE’s board of directors and President and Chief Executive Officer of NBC Universal give him knowledge and insight into the complex issues facing us, in particular on the operational, financial, strategic planning and corporate governance fronts. These experiences provide him with a thorough understanding of, and appreciation for, the role of the Board. He also possesses public company experience as demonstrated by his experience on the board of AMC Networks Inc. In addition, Mr. Wright’s service as a member of the boards of non-profit organizations provides our Board with an added perspective in the area of social and corporate responsibility.

CORPORATE GOVERNANCE

Overview of Corporate Governance

The Board and management are committed to sound corporate governance. We have in place a comprehensive corporate governance framework which incorporates the corporate governance requirements of the Sarbanes-Oxley Act of 2002, the SEC and the NYSE. While we meet the eligibility requirements, we do not rely on the exceptions from certain of the NYSE’s corporate governance listing requirements available to majority controlled companies. Our corporate governance practices include:

Board Composition, Policies and Practices	• Separate Chairman and Chief Executive Officer roles • Appointed lead independent director • Majority of Board is independent
Board Policies and Practices	• Regular executive sessions of non-management directors • Annual Board and Committee self-evaluations • Over 75% Board and Committee meeting attendance
Board Committees	• Board Committees are entirely independent • Majority of Audit Committee consists of financial experts
Stockholder Engagement	• All directors are elected annually • Stockholder advisory vote on executive compensation has been held annually • Stockholder outreach is conducted on an annual basis

In addition, the key components of our corporate governance framework are set forth in the following documents:

•	our Amended and Restated Certificate of Incorporation;

•	our Third Amended and Restated By-laws;

•	our Corporate Governance Policies;

•	our Audit Committee Charter;

•	our Nominating & Governance Committee Charter;

•	our Compensation & Organizational Development Committee (the “Compensation Committee”) Charter;

•	our Code of Business Conduct and Ethics; and

•	our Code of Ethics for Principal Executive Officers and Senior Financial Officers.

Each of the above documents is available on our investor relations website at http://investor.ralphlauren.com by clicking on “Corporate Governance.” Copies of these documents are available to stockholders without charge upon written request to our Investor Relations Department, 625 Madison Avenue, New York, New York 10022. Only the Board or a committee of the Board with specific delegated authority, as appropriate, may grant a waiver under our codes of ethics to any director or executive officer, and any such waiver, or any amendments to our codes of ethics, will be promptly posted on our website.

In addition, we strive to operate our business in a manner that incorporates our guiding principles and ethics, including having global programs that protect human rights and fair labor practices, instituting supply chain initiatives that protect the environment, and participating in wide ranging community service and philanthropic efforts that assist underserved communities. Our most recently published Citizenship Report on these matters may be found on our investor relations website at http://investor.ralphlauren.com.

Company Leadership Structure

The Board believes that the Company’s current leadership structure, in which the roles of the Chairman and the CEO are separate, is appropriate for the Company at this time, taking into consideration the Company’s evolving needs, corporate strategy and operating environment. The separation of the Chairman and CEO roles enables the CEO to focus on the business, operations and strategy of the Company, and allows the Company to leverage the Chairman’s experience, perspective and vision to serve the best interests of our stockholders. At the end of Fiscal 2017, the Board also appointed a Lead Independent Director to provide strong, independent leadership for the Board. Under our Corporate Governance Policies, key responsibilities of the Lead Independent Director include, among other duties: (i) presiding at all meetings of the Board at which the Chairman or the Vice Chairman is not present and, when appropriate, at executive sessions of the independent directors; (ii) consulting the Chairman on establishing the agenda for Board meetings; (iii) serving as liaison between the Chairman and the independent directors, as appropriate; (iv) having the authority to call meetings of the independent directors, as appropriate; (v) if requested by key stockholders, serving as a point of contact for stockholders wishing to communicate with the Board, other than through the Chairman; and (vi)  leading executive sessions of the Board.

Director Independence and Non-Management Director Meetings

Our Board believes that a majority of our directors should be independent, and has determined that the following non-management directors, which includes each of the current members of our Audit Committee, Compensation Committee and Nominating & Governance Committee, are independent: John R. Alchin, Frank A. Bennack, Jr., Dr. Joyce F. Brown, Joel L. Fleishman, Hubert Joly, Judith A. McHale and Robert C. Wright. Beginning in Fiscal 2017, Mr. Aronson was no longer deemed to be independent under our Corporate Governance Policies and the NYSE’s corporate governance listing standards, and resigned from the Audit Committee and Nominating & Governance Committee, effective as of the date he was determined to be non-independent.

In considering the independence of our independent directors, we considered, among other factors, charitable contributions to entities affiliated with our independent directors, and commercial transactions conducted, from time to time, in the ordinary course of business between us and certain entities affiliated with these directors. In the case of each of our independent directors, any such transactions have substantially the same terms as are prevailing at the time for comparable businesses and the indirect interest of the independent director in the charitable contribution or transaction, if applicable, was found to be immaterial and in amounts that do not impair the independence of the relevant director under our Corporate Governance Policies and the NYSE’s corporate governance listing standards. Our guidelines for determining directors’ independence are set forth as Appendix A to this Proxy Statement.

At each of our regularly scheduled Board and committee meetings, the non-management directors participate in an executive session without any members of the Company’s management present. During Fiscal 2017, one of our non-management directors was no longer deemed to be independent. Accordingly, in Fiscal 2017, the Board conducted at least one executive session with only independent directors, and without any non-management directors who are not independent, present. In Fiscal 2017, our non-management directors met together as a Board, without any management representatives present, at least once per quarter. During these executive sessions of non-management directors, prior to the Board’s appointment of Mr. Bennack as Lead Independent Director, the Chairs of each of the Audit Committee, the Compensation Committee and the Nominating & Governance Committee presided on a rotating basis based on the topics to be discussed. In addition, our independent directors also met together in executive session without any management representatives present after regularly scheduled meetings of the Audit Committee, the Compensation Committee and the Nominating & Governance Committee.

Meetings and Director Attendance

Type of Meeting	Number of Meetings and Director Attendance
2016 Annual Meeting of Stockholders	Our directors are expected to attend each Annual Meeting of Stockholders. All of our then current directors attended the 2016 Annual Meeting of Stockholders.
Meetings of: • the Board; • the Audit Committee; • the Nominating & Governance Committee; and • the Compensation Committee

In Fiscal 2017:

•     Our Board met eight times;

•     Our Audit Committee met eight times;

•     Our Nominating & Governance Committee met five times; and

•     Our Compensation Committee met twenty times.

All of the incumbent members of our Board attended at least 75% of the required meetings held by the Board and the committees of the Board on which he or she served.

The Board and its committees also act from time to time by unanimous written consent in lieu of meetings.

Independent Committees of the Board of Directors

Our Board has established three committees consisting solely of independent directors—the Audit Committee, the Compensation Committee and the Nominating & Governance Committee. The table below indicates the membership of our committees.

Director	Audit Committee[1]	Compensation Committee	Nominating & Governance Committee[1]
John R. Alchin	✓
Frank A. Bennack, Jr.	C	✓
Dr. Joyce F. Brown	✓		C
Joel L. Fleishman		C	✓
Hubert Joly	✓	✓
Judith A. McHale			✓
Robert C. Wright			✓

(C)	Chair
(✓)	Member
(1)	Mr. Aronson was a member of each of the Audit Committee and the Nominating & Governance Committee until his departure from each of these committees in May 2016, at the beginning of our Fiscal 2017.

Audit Committee

•

Role of the Audit Committee. The Audit Committee appoints our independent registered public accounting firm, and approves in advance all audit and permitted non-audit services performed by them and the scope and cost of their annual audits. The Audit Committee reviews, among other things: (i) the results of the independent registered public accounting firm’s annual audits and quarterly reviews; (ii) management’s compliance with our major accounting and financial reporting policies; (iii) the adequacy of our financial organization and management’s procedures and policies relating to our internal control over financial reporting; and (iv) our compliance with applicable laws relating to accounting practice. The Audit Committee has adopted a formal policy for the approval of the performance of all audit and non-audit services of the independent registered public accounting firm. This policy is described under “(PROPOSAL 2) RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.”

•

Audit Committee Financial Experts. The Board has determined that each member of the Audit Committee is financially literate and that at least three members of the Audit Committee are audit committee financial experts, as defined by the SEC: Mr. Bennack, its Chair, and Mr. Alchin and Mr. Joly.

Compensation Committee

•

Role of the Compensation Committee. The Compensation Committee reviews and approves the compensation of executive officers and certain key members of our senior management, and compensation plans and arrangements with respect to such executive officers and members of senior management. The Compensation Committee also administers the plans in which certain employees may participate, including our 2010 Long-Term Stock Incentive Plan (the “2010 Stock Incentive Plan”), which replaced our 1997 Long-Term Stock Incentive Plan (the “1997 Stock Incentive Plan”), our current Executive Officer Annual Incentive Plan (“EOAIP”) and our Executive Incentive Plan. In addition, the Compensation Committee maintains oversight in the development of succession plans for certain key executive positions within our senior management and may review and provide guidance on certain of our programs relating to our diversity, talent review and leadership development. The Compensation Committee may form and delegate its authority to subcommittees when appropriate.

•

Compensation Committee Interlocks and Insider Participation. The Compensation Committee is composed entirely of directors who are not our current or former employees, each of whom meets the applicable definition of “independent” under the listing standards of the NYSE and SEC rules and regulations. None of the members of the Compensation Committee during Fiscal 2017 (i) had any relationships requiring disclosure by us under the SEC’s rules requiring disclosure of related party transactions or (ii) was an executive officer of a company of which any one of our executive officers is a director. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers who serve on our Board or Compensation Committee. There are no Compensation Committee interlocks.

Nominating & Governance Committee

•

Role of the Nominating & Governance Committee. The Nominating & Governance Committee identifies individuals qualified to become directors, recommends director nominees to the Board, develops and recommends corporate governance policies to the Board, reviews related party transactions, exercises oversight of the evaluation of the members of the Board and committees and recommends to the Board policies and principles for Chief Executive Officer succession, selection and performance reviews.

Board of Directors Oversight of Risk

Our management is responsible for understanding and managing the risks that we face in our business, and the Board is responsible for overseeing management’s overall approach to risk management. The involvement of the full Board in reviewing our strategic objectives and business plans is a significant element of the Board’s assessment of management’s approach and tolerance for risk. In addition, the committees of the Board, primarily through the Audit Committee and Compensation Committee, report to the full Board at regularly scheduled Board meetings on any identified material risks within that committee’s area of responsibilities. The Audit Committee has responsibility for oversight of corporate finance and financial reporting related risks, including those related to our accounting, auditing and financial reporting practices. The Compensation Committee is responsible for the oversight of our compensation policies and practices, including conducting annual risk assessments, and evaluating and approving our executive compensation and benefit plans and programs.

Analysis of Risks Arising from Compensation Policies and Programs

The Compensation Committee has reviewed an assessment by management of our compensation programs and practices for our employees, including our executive and non-executive programs and practices. This assessment focused on program design features and controls to evaluate whether such programs encourage unnecessary or excessive risk taking, and how policies and programs are structured to mitigate any such risks.

Selected key elements of our compensation programs that were reviewed include the following:

•

Pay Mix and Structure. Our executive compensation programs appropriately balance both short-term and long-term performance through our annual cash incentive bonus program and long-term equity awards. Equity awards deliver value to employees through both stock price appreciation and company performance. A significant portion of variable pay is delivered through equity awards with vesting schedules and performance periods covering multiple years, thus emphasizing long-term company performance.

•

Incentive Caps. Our executive annual cash incentive bonus plan as well as our non-executive bonus plans do not allow for unlimited payouts. We believe that the range of payouts should be capped to avoid encouraging decisions that maximize short-term gain at the expense of long-term viability. In addition to caps on all cash incentive bonus awards, performance-based restricted stock units (“PRSUs”) cannot exceed target levels and performance share units (“PSUs”) cannot exceed a fixed percentage above target levels.

•

Performance. To strengthen the relationship between pay and performance, our executive annual cash incentive bonus plan, our non-executive commission and bonus plans and performance-based equity awards are subject to the achievement of pre-established performance targets, which are established independently of plan participants. We believe that our incentive plan metrics are appropriately balanced between short-term incentives such as net income before taxes (“NIBT”) for the executive annual cash incentive bonus plan and earnings per share (“EPS”) for PRSUs and long-term metrics such as cumulative EPS for our PSUs.

•

Change in Control Policy. The change in control arrangements for our named executive officers (“NEOs”) provide for cash payments only upon actual termination of employment. All unvested equity awards are subject to “double-trigger” vesting so that acceleration of vesting does not occur unless the executive’s employment is actually terminated under certain limited circumstances following a change in control.

•

Ownership Guidelines. We have stock ownership guidelines for the NEOs and select other members of our senior management group that are intended to align the interests of these individuals with our stockholders. As a result, such individuals may be less likely to take short-term risk if a meaningful portion of their personal financial investment is linked to our long-term holdings.

•

Clawback Policy. We have adopted a clawback policy applicable to our NEOs. Under our clawback policy, the Compensation Committee may, in its reasonable discretion, require a NEO to reimburse us for the amount of any payment previously received by such officer under our cash incentive bonus plan as well as our long-term equity plan if, as a result of such officer’s intentional misconduct or gross negligence, we are required to restate our financial statements.

As a result of this review, the Compensation Committee determined that any risks that may result from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on our Company.

Director Nominating Procedures and Diversity

The Nominating & Governance Committee identifies and evaluates candidates for nomination as directors and submits its recommendations to the full Board for its consideration. The Nominating & Governance Committee, guided by the membership criteria established by the Board in our Corporate Governance Policies, seeks highly qualified candidates who combine a broad spectrum of experience and expertise with a reputation for integrity. We maintain a majority of independent directors and the Board considers a number of factors in selecting director candidates. Although we do not have a formal policy concerning diversity considerations, the Nominating & Governance Committee does consider diversity with respect to viewpoint, skills and experience in determining the appropriate composition of the Board and identifying director nominees. In addition, the Board considers the contributions the individual can make to the Board and management as we strive for a body of directors reflecting different genders, ethnic backgrounds and professional experiences and expertise. In the Board’s annual self-evaluation, one of the factors that the Board considers is whether the membership of the Board provides an adequate mix of characteristics, experience and skills to serve the Company and its stockholders effectively. The Nominating & Governance Committee solicits and receives suggestions for, as well as comments upon, director candidates from other directors, including the Executive Chairman of the Board and the Lead Independent Director, and usually engages third parties either to assist in the search for director candidates or to assist in gathering information regarding director candidates’ background and experience. If the Nominating & Governance Committee engages a third party to assist it, the Nominating & Governance Committee approves the fees that we pay for these services.

The Nominating & Governance Committee will consider candidates recommended by our directors, members of management and stockholders, and will evaluate candidates properly recommended by stockholders on the same basis as other candidates. Candidates should have experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are affiliated. Upon receiving a stockholder recommendation, the Nominating & Governance Committee will initially determine the need for additional or replacement members of the Board and then evaluate the candidate based on the information it receives with the stockholder recommendation or that it may otherwise acquire, and may, in its discretion, consult with the Executive Chairman, the Lead Independent Director and other members of our Board. If the Nominating & Governance Committee determines that a more comprehensive evaluation is warranted, it may obtain additional information about the director candidate’s background and experience, including by means of interviews with the candidate.

Our stockholders may recommend candidates at any time, but the Nominating & Governance Committee requires recommendations for election at an annual meeting of stockholders to be submitted to the Nominating & Governance Committee no later than 120 days before the first anniversary of the date of the proxy statement sent to stockholders in connection with the previous year’s Annual Meeting of Stockholders in order to be considered for nomination by the Nominating & Governance Committee. The Nominating & Governance Committee believes this deadline is appropriate and in our best interests and those of our stockholders because it ensures that it has sufficient time to evaluate properly all proposed candidates. Therefore, to submit a candidate for consideration for nomination at the 2018 Annual Meeting of Stockholders, a stockholder must submit the recommendation, in writing, by March 1, 2018. The written notice must include:

•

all information relating to each potential candidate whom the stockholder is recommending that would be required to be disclosed in a solicitation of proxies for the election of such person as a director pursuant to

Regulation 14A under the Securities Exchange Act of 1934, as amended (“Exchange Act”), including such person’s written consent to being named in the proxy statement as a nominee and to serve as a director if elected;

•	the name and address of the stockholder giving the notice, as they appear on the Company’s books, and of the beneficial owner of those shares; and

•	the class and number of shares which are owned beneficially or of record by the stockholder and the beneficial owner.

Recommendations must be sent to the Nominating & Governance Committee, Office of the Secretary/Legal Department, Ralph Lauren Corporation, 625 Madison Avenue, New York, New York 10022.

Our stockholders may directly nominate an individual for election as a director at an annual meeting of stockholders by complying with the nominating procedures set forth in our Third Amended and Restated By-laws, which are described below under the caption “Additional Matters—Stockholder Proposals for the 2018 Annual Meeting of Stockholders.”

Director Communications

Stockholders and interested parties may contact any of our directors, including the Executive Chairman of the Board, the Lead Independent Director, the Chairs of the Board’s independent committees, any committee of the Board, the Board’s non-management directors as a group or the entire Board, by writing to them as follows: [Name(s)/Title(s)], c/o Legal Department and Office of the Corporate Secretary, Ralph Lauren Corporation, 625 Madison Avenue, New York, New York 10022. Communications received in this manner will be handled in accordance with the procedures approved by our non-management directors, who have also requested that certain items that are unrelated to the duties and responsibilities of the Board should be excluded, such as spam, junk mail and mass mailings, product complaints, product inquiries, new product suggestions, resumés and other forms of job inquiries, surveys and business solicitations or advertisements. In addition, material that is threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out will be available to any non-management director upon request.

Audit Committee Communications

Complaints and concerns relating to accounting, internal control over financial reporting or auditing matters may be communicated to the Audit Committee, which consists solely of independent non-employee directors, through the Office of the Secretary/Legal Department as described above under “Director Communications.” Any such communication may be anonymous.

All complaints and concerns will be reviewed by the Audit Committee or a designated member of the Audit Committee. If the Audit Committee or its member designee determines that a reasonable basis exists for conducting a formal investigation, the Audit Committee will direct and supervise the investigation, and may retain independent legal counsel, accountants and other advisors as it deems necessary. Confidentiality will be maintained to the fullest extent consistent with the need to conduct an adequate review. Prompt and appropriate corrective action will be taken when and as warranted in the judgment of the Audit Committee.

We will not discharge, demote, suspend, threaten, harass or in any manner discriminate or retaliate against any employee in the terms and conditions of his or her employment or otherwise to the extent prohibited by law based upon any lawful actions of such employee with respect to good faith reporting of complaints regarding accounting, internal controls or auditing matters.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to the Company’s consolidated financial statements, the Company’s compliance with legal and regulatory requirements, the Company’s system of internal control over financial reporting and the qualifications, independence and performance of the Company’s internal and independent registered public accounting firm. The Audit Committee has the sole authority and responsibility to select, evaluate and, when appropriate, replace the Company’s independent registered public accounting firm. The Audit Committee currently is composed of four independent directors and operates under a written charter adopted by the Audit Committee and ratified by the Board.

Management is responsible for the Company’s financial reporting process, including the Company’s internal control over financial reporting, and for the preparation of the Company’s consolidated financial statements in accordance with generally accepted accounting principles. Ernst & Young, as the Company’s independent registered public accounting firm for Fiscal 2017, was responsible for auditing those financial statements and expressing its opinion as to the fairness of the financial statement presentation in accordance with generally accepted accounting principles, and the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s responsibility is to oversee and review these processes. The Audit Committee is not, however, professionally engaged in the practice of accounting or auditing and does not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or generally accepted accounting principles or as to auditor independence. The Audit Committee relies, without independent verification, on the information provided to us and on the representations made by management and the independent registered public accounting firm.

In this context, the Audit Committee has met and held discussions with management and Ernst & Young, the Company’s independent registered public accounting firm for Fiscal 2017. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed with management, the Company’s internal auditors and Ernst & Young, the Company’s consolidated financial statements for Fiscal 2017 and the Company’s internal control over financial reporting. The Audit Committee also discussed with Ernst & Young the matters required to be discussed by Auditing Standard No. 1301 (formerly known as Statement on Auditing Standards No. 61), as amended (Communications with Audit Committees). Ernst & Young provided to the Audit Committee the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young’s communication with the Audit Committee concerning independence, and the Audit Committee discussed their independence with them. In determining Ernst & Young’s independence, the Audit Committee considered whether their provision of non-audit services to the Company was compatible with maintaining independence. The Audit Committee received regular updates on Ernst & Young’s fees and the scope of audit and non-audit services it provided. All such services were provided consistent with applicable rules and the Company’s pre-approval policies and procedures.

Based on our discussions with management, the Company’s internal auditors and Ernst & Young and our review of the audited financial statements, including the representations of management and Ernst & Young with respect thereto, and subject in all cases to the limitations on our role and responsibilities referred to above and set forth in the Audit Committee Charter, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements for Fiscal 2017 be included in the Company’s Annual Report on Form 10-K.

The Audit Committee also approved, subject to stockholder ratification, the selection of Ernst & Young as the Company’s independent registered public accounting firm for Fiscal 2018.

Members of the Audit Committee

Frank A. Bennack, Jr. (Committee Chair and Lead Independent Director of the Board)

John R. Alchin

Dr. Joyce F. Brown

Hubert Joly

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of the Record Date by: (i) each of our NEOs, (ii) each director and director nominee, (iii) each stockholder who is known by us to beneficially own in excess of five percent of any class of our voting securities and (iv) all directors and executive officers as a group. Except as otherwise indicated, each stockholder listed below has sole voting and investment power with respect to the shares beneficially owned by such person. The rules of the SEC consider a person to be the “beneficial owner” of any securities over which the person has or shares voting power or investment power. In addition, a person is deemed to be the beneficial owner of securities if that person has the right to acquire beneficial ownership of such securities within 60 days, including through conversion or exercise of an option or other right. Unless otherwise indicated below, the address of each stockholder is 650 Madison Avenue, New York, New York 10022. As of the Record Date, there were 711 holders of record of our Class A Common Stock.

	Class A Common Stock			Class B Common Stock [1]			Voting Power of Total Common Stock%
	Number		%	Number		%
Ralph Lauren	690,950	[2]	1.2%	25,881,276	[3]	100%	82.4%
Patrice Louvet	0	[4]	*	—		—	*
Jane Nielsen	0	[5]	*	—		—	*
Valérie Hermann	23,001	[6]	*	—		—	*
David Lauren	29,499	[7]	*	—	[8]	—	*
Stefan Larsson	0	[9]	*	—		—	*
Robert L. Madore	0		*	—		—	*

John R. Alchin	20,987	[10]	*	—		—	*
Arnold H. Aronson	13,419	[11]	*	—		—	*
Frank A. Bennack, Jr.	24,746	[12]	*	—		—	*
Dr. Joyce F. Brown	11,062	[13]	*	—		—	*
Joel L. Fleishman	19,954	[14]	*	—		—	*
Hubert Joly	14,757	[15]	*	—		—	*
Judith A. McHale	7,258	[16]	*	—		—	*
Robert C. Wright	25,380	[17]	*	—		—	*

The Vanguard Group and related parties	5,708,885	[18]	10.3%	—		—	1.8%
BlackRock, Inc. and related parties	4,055,107	[19]	7.3%	—		—	1.3%
State Street Corporation.	2,856,726	[20]	5.2%	—		—	*

All directors and executive officers as a group (15 persons)	881,013	[21]	1.6%	25,881,276	[3]	100%	82.5%

*	Less than 1.0%

(1)

Each share of Class B Common Stock is convertible at the option of the holder into one share of Class A Common Stock. Each share of Class B Common Stock will be automatically converted into one share of Class A Common Stock upon transfer to a person who is not Mr. R. Lauren or a member of his family, or an entity that is not owned by, or established for the benefit of, Mr. R. Lauren, or members of his family.

(2)

For Mr. R. Lauren, includes 587,552 options vested as of the Record Date or within 60 days thereafter representing the right to purchase shares of Class A Common Stock and 35,854 shares of Class A Common Stock held by a revocable trust of which Mr. R. Lauren is the sole trustee and sole beneficiary.

Does not include (i) unvested performance-based stock awards with respect to 212,674 shares of our Class A Common Stock, which are subject to upward or downward adjustment, and (ii) 441,620 vested time-based restricted share units (“RSUs”) (the underlying shares of our Class A Common Stock for these RSUs will not be delivered until Mr. R. Lauren’s separation of service from the Company or, if earlier, upon a change in control (as defined in Mr. R. Lauren’s employment agreement)).

(3)

Includes (i) 10,749,906 shares of Class B Common Stock held by a revocable trust of which Mr. R. Lauren is the sole trustee and sole beneficiary, (ii) 1,629,044 shares of Class B Common Stock held by a revocable trust of which Mr. R. Lauren’s spouse, Mrs. Ricky Lauren, is the sole trustee and sole beneficiary, (iii) an aggregate of 4,289,028 shares of Class B Common

Stock held by trusts established for the benefit of Mr. R. Lauren’s descendants and of which Mrs. R. Lauren is a trustee and of which Mr. R. Lauren has the power to remove and replace the trustees, provided that Mr. R. Lauren may not serve as the replacement trustee and the replacement trustee is not related or subordinate to Mr. R. Lauren, (iv) 2,370,956 shares of Class B Common Stock held by a trust established for the benefit of Mrs. R. Lauren’s descendants and of which Mr. R. Lauren has the power to remove and replace the trustees, provided that Mr. R. Lauren and Mrs. R. Lauren may not serve as the replacement trustees, and (v) 6,842,342 shares of Class B Common Stock held by the Lauren Family, L.L.C., a limited liability company of which Mr. R. Lauren has the power to remove and replace the managers, provided that any such replacement manager is not related to or subordinate to Mr. R. Lauren and Mr. R. Lauren may not serve as manager. The current managers of the Lauren Family, L.L.C. are Andrew Lauren, Mr. D. Lauren and Dylan Lauren, all children of Mr. R. Lauren and Mrs. R. Lauren. Actions by the Lauren Family, L.L.C. require the consent of a majority of the managers.

(4)	As previously announced, Mr. Louvet will join the Company in July 2017.

(5)

For Ms. Nielsen, does not include (i) unvested performance-based stock awards with respect to 15,065 shares of Class A Common Stock, which are subject to upward or downward adjustment, and (ii) 30,130 unvested RSUs (the underlying shares of our Class A Common Stock for these RSUs will be delivered in two equal annual installments beginning on September 25, 2017).

(6)

For Ms. Hermann, includes options vested as of the Record Date or within 60 days thereafter representing the right to purchase 9,129 shares of Class A Common Stock. Does not include (i) unvested performance-based stock awards with respect to 42,318 shares of Class A Common Stock, a portion of which are subject to upward or downward adjustment, and (ii) 12,617 unvested RSUs (the underlying shares of our Class A Common Stock for these RSUs will be delivered on May 8, 2019).

(7)

For Mr. D. Lauren, includes options vested as of the Record Date or within 60 days thereafter representing the right to purchase 17,955 shares of Class A Common Stock. Does not include (i) unvested performance-based stock awards with respect to 7,037 shares of Class A Common Stock, a portion of which are subject to upward or downward adjustment, and (ii) 628 unvested RSUs (the underlying shares of our Class A Common Stock for these RSUs will be delivered on May 15, 2018).

(8)

An aggregate amount of 6,842,342 shares of Class B Common Stock are held by the Lauren Family, L.L.C., a limited liability company of which Mr. D. Lauren is one of the three current managers. The other two current managers of the Lauren Family, L.L.C. are Mr. R. Lauren’s other children, Andrew Lauren and Dylan Lauren. Actions by the Lauren Family, L.L.C. require the consent of a majority of the managers. Mr. R. Lauren has the power to remove and replace the managers, provided that any such replacement manager is not related to or subordinate to Mr. R. Lauren and Mr. R. Lauren may not serve as manager.

(9)	For Mr. Larsson, does not include unvested performance-based stock awards with respect to 110,822 shares of Class A Common Stock, a portion of which are subject to upward or downward adjustment.

(10)	For Mr. Alchin, includes 2,387 restricted shares of Class A Common Stock and vested options representing the right to purchase 3,303 shares of Class A Common Stock.

(11)

For Mr. Aronson, includes 2,650 shares owned by Mr. Aronson’s spouse, 2,387 restricted shares of Class A Common Stock and vested options representing the right to purchase 3,303 shares of Class A Common Stock.

(12)	For Mr. Bennack, includes 2,387 restricted shares of Class A Common Stock and vested options representing the right to purchase 3,303 shares of Class A Common Stock.

(13)	For Dr. Brown, includes 2,387 restricted shares of Class A Common Stock and vested options representing the right to purchase 3,303 shares of Class A Common Stock.

(14)

For Mr. Fleishman, includes 5,589 shares held indirectly in a retirement account, 2,387 restricted shares of Class A Common Stock and vested options representing the right to purchase 3,303 shares of Class A Common Stock.

(15)	For Mr. Joly, includes 2,387 restricted shares of Class A Common Stock and vested options representing the right to purchase 3,303 shares of Class A Common Stock.

(16)	For Ms. McHale, includes 2,387 restricted shares of Class A Common Stock and vested options representing the right to purchase 1,635 shares of Class A Common Stock.

(17)	For Mr. Wright, includes 2,387 restricted shares of Class A Common Stock and vested options representing the right to purchase 3,303 shares of Class A Common Stock.

(18)

According to a Schedule 13G/A filed on April 10, 2017, The Vanguard Group (“Vanguard”), may be deemed the beneficial owner of 5,708,885 shares of Class A Common Stock with the sole power to vote or direct the vote over 89,432 shares of Class A Common Stock and shared power to vote or direct the vote over 10,549 shares of Class A Common Stock, sole dispositive power over 5,610,253 shares of Class A Common Stock and shared dispositive power over 98,632 shares of Class A Common Stock. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 72,947 shares of Class A Common Stock as a result of its serving as investment manager of collective trust accounts. Vanguard Investments, Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc. is the beneficial owner of 42,144 shares of Class A Common Stock as a result of its serving as investment manager of Australian investment offerings. The address for Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(19)

According to a Schedule 13G/A filed on January 25, 2017, BlackRock, Inc. (“BlackRock”) may be deemed the beneficial owner of 4,055,107 shares of Class A Common Stock beneficially owned by its subsidiaries, BlackRock (Luxembourg) S.A., BlackRock (Netherlands) B.V., BlackRock (Singapore) Limited, BlackRock Advisors (UK) Limited, BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, Blackrock Asset Management North Asia Limited, BlackRock Asset Management Schweiz AG, BlackRock Capital Management, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Fund Managers Ltd., BlackRock Institutional Trust Company, N.A., BlackRock International Limited, BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd., BlackRock Investment Management, LLC, BlackRock Japan Co. Ltd., and BlackRock Life Limited, with the sole power to vote or direct the vote over 3,520,302 shares of Class A Common Stock and sole dispositive power over 4,055,107 shares of Class A Common stock. BlackRock’s address is 55 East 52nd Street, New York, New York 10055.

(20)

According to a Schedule 13G filed on February 8, 2017, State Street Corporation (“State Street”) may be deemed the beneficial owner of 2,856,726 shares of Class A Common Stock beneficially owned by its subsidiaries, State Street Bank and Trust Company, SSGA Funds Management, Inc., State Street Global Advisors, Ltd, State Street Global Advisors, Australia, Limited, State Street Global Advisors (Asia) Limited, State Street Global Advisors (Japan) Co., Ltd, and State Street Global Advisors France, S.A., with shared power to vote or direct the vote of 2,856,726 shares of Class A Common Stock and shared dispositive power over 2,856,726 shares of Class A Common Stock. State Street’s address is One Lincoln Street, Boston, Massachusetts 02111.

(21)

Includes (i) options vested, as of the Record Date or within 60 days thereafter, granted under our 1997 Stock Incentive Plan and our 2010 Stock Incentive Plan, representing the right to purchase 639,392 shares of Class A Common Stock and (ii) 19,096 unvested restricted shares of Class A Common Stock granted under our 2010 Stock Incentive Plan. Does not include (i) 387,916 unvested performance-based stock awards, a portion of which are subject to upward or downward adjustment, (ii) 43,375 unvested RSUs, and (iii) 441,620 vested RSUs (the underlying shares of our Class A Common Stock for these RSUs will not be delivered to Mr. R. Lauren until his separation of service from the Company or if earlier, upon a change in control), granted under the 1997 Stock Incentive Plan.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING

COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers to file initial reports of ownership and reports of changes in ownership of our Class A Common Stock with the SEC and to provide copies of these reports to us. These filing requirements also apply to certain beneficial owners of more than ten percent of our Class A Common Stock. To our knowledge, based solely on our review of the copies of Section 16(a) reports furnished to us during and with respect to Fiscal 2017 and on written representations from certain reporting persons, all reportable transactions during Fiscal 2017 were reported on a timely basis.

DIRECTOR COMPENSATION

For Fiscal 2017 and beyond, the compensation for non-employee directors is as follows:

Type of Compensation	Compensation Amount
Annual retainer for each non-employee director[1]	$70,000
Annual retainer for Lead Independent Director[1]	$30,000
Annual retainer for the Chair of each Board Committee[1]	• Chair of the Audit Committee: $20,000 • Chair of the Compensation Committee: $20,000 • Chair of the Nominating & Governance Committee: $15,000
Annual equity award[2]	Target equity value of $110,000, which is delivered in the form of restricted shares of Class A Common Stock. These restricted shares vest over three years in equal annual installments.
Attendance fee for each Board committee meeting attended[1]	$2,000

(1)	The annual retainers and attendance fees are paid to the non-employee directors in quarterly installments in arrears. The Board appointed a Lead Independent Director at the end of Fiscal 2017. This Lead Independent Director will receive an annual retainer of $30,000 beginning in Fiscal 2018.

(2)	The annual equity award to non-employee directors is awarded on April 1 of each year to those non-employee directors who have served as directors for at least half of the preceding fiscal year.

Our Board and Compensation Committee believe it is important for our NEOs, key members of our senior management team and our non-employee directors to build and maintain a long-term ownership position in the Company, to further align their financial interests with those of our stockholders and to encourage the creation of long-term value. The Compensation Committee has established stock ownership guidelines for our non-employee directors, our NEOs and select other members of our senior management group. Further details on the guidelines for NEOs and certain members of our senior management group are provided in “Compensation Discussion and Analysis—Executive Stock Ownership Guidelines.” The current stock ownership guidelines for the non-employee directors are as follows:

•	Ownership requirement is defined as a multiple of annual cash retainer. The target for directors is set at five times the annual cash retainer.

•	There is a hold-and-retain requirement of 50% of net equity proceeds acquired through the vesting of restricted shares and the exercise of stock options until the stock ownership target is attained.

•	In addition to counting shares owned outright by the director or his or her family members, unvested restricted shares count toward the achievement of ownership targets.

•	As of the Record Date, all non-employee directors exceeded their Fiscal 2017 stock ownership target.

We reimburse our non-employee directors for reasonable travel and other related expenses to attend Board and committee meetings and for director education courses. Non-employee directors are also provided with a merchandise discount on most of our products.

Director Compensation Table

The following table provides information concerning the compensation of those individuals who served as our non-employee directors during Fiscal 2017. Directors who are our employees receive no compensation for their services as directors and do not serve on any committees of the Board.

Name	Fees Earned or Paid in Cash[1] ($)	Stock Awards[2] ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation[3] ($)	Total ($)
John R. Alchin	84,000	109,906	—	—	—	1,504	195,410
Arnold H. Aronson	74,000	109,906	—	—	—	1,504	185,410
Frank A. Bennack, Jr.	146,000	109,906	—	—	—	1,504	257,410
Dr. Joyce F. Brown	111,000	109,906	—	—	—	1,504	222,410
Joel L. Fleishman	140,000	109,906	—	—	—	1,504	251,410
Hubert Joly	122,000	109,906	—	—	—	1,504	233,410
Judith A. McHale	80,000	109,906	—	—	—	1,504	191,410
Robert C. Wright	80,000	109,906	—	—	—	1,504	191,410

(1)

Reflects the amount of fees paid in arrears for Fiscal 2017. The annual retainer for each non-employee director is $70,000. The annual retainer for the Lead Independent Director is $30,000, but no Lead Independent Director was appointed until the end of Fiscal 2017, and therefore, the current Lead Independent Director will receive an annual retainer beginning in Fiscal 2018. The annual retainer for the Chair of each of the Audit Committee and Compensation Committee is $20,000 and the Chair of the Nominating & Governance Committee is $15,000. The fee paid to non-employee directors for each meeting of a committee of the Board that such non-employee director attends is $2,000 per committee meeting. In Fiscal 2017, the Audit Committee met eight times, the Compensation Committee met twenty times and the Nominating & Governance Committee met five times.

(2)

We grant annual stock-based awards to non-employee directors on April 1 of each year. The grant awarded to each of our non-employee directors in Fiscal 2017 was in the amount of $109,906, representing the aggregate grant date fair market value of the annual grant, made on April 1, 2017, of 1,344 restricted shares of the Company’s Class A Common Stock, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification topic 718, “Stock Compensation” (“ASC 718”).

(3)	This amount represents deferred cash dividends paid during Fiscal 2017 in connection with the vesting of restricted shares of our Class A Common Stock.

Director Equity Table

At the end of Fiscal 2017, each individual who served as a non-employee director during Fiscal 2017 held options to purchase shares of our Class A Common Stock and restricted shares of our Class A Common Stock as follows:

	Options	Restricted Stock
John R. Alchin	3,303	2,387
Arnold H. Aronson	3,303	2,387
Frank A. Bennack, Jr.	3,303	2,387
Dr. Joyce F. Brown	3,303	2,387
Joel L. Fleishman	3,303	2,387
Hubert Joly	3,303	2,387
Judith A. McHale	1,635	2,387
Robert C. Wright	3,303	2,387

COMPENSATION DISCUSSION AND ANALYSIS

Named Executive Officers

This Compensation Discussion and Analysis explains our executive compensation programs as they pertain to the following individuals, all of whom were deemed to be NEOs during Fiscal 2017.

Name	Title

Ralph Lauren	Executive Chairman and Chief Creative Officer

Jane Nielsen[1]	Chief Financial Officer (“CFO”)

Valérie Hermann[2]	President, Global Brands

David Lauren[3]	Chief Innovation Officer and Vice Chairman of the Board

Stefan Larsson[4]	Former President and Chief Executive Officer (“CEO”)

Robert L. Madore[5]	Former Corporate Senior Vice President and Chief Financial Officer (“Former CFO”)

(1)	Ms. Nielsen joined the Company effective as of September 6, 2016.
(2)

Ms. Hermann was promoted to an expanded role as President, Global Brands effective as of September 22, 2016. From April 4, 2016 to September 22, 2016, she served as Global Brand President, Luxury, Women’s Collections, and World of Accessories. Prior to April 4, 2016, she served as Global Brand President, Ralph Lauren Luxury Collections.

(3)

On October 7, 2016, the Company announced that Mr. D. Lauren was promoted to Chief Innovation Officer and Vice Chairman of the Board. He previously served as Executive Vice President, Global Advertising, Marketing and Communications.

(4)

Mr. Larsson separated from the Company and resigned as an officer and a member of our Board effective as of May 1, 2017. In Fiscal 2018, the Company announced the appointment of Patrice Louvet as President and CEO, effective in July 2017.

(5)	Mr. Madore separated from the Company effective as of September 30, 2016.

Executive Summary

Strategic Plan Highlights

On June 7, 2016, as part of our Investor Day, we announced our “Way Forward” strategy and operational restructuring plan (the “Strategic Plan”). The Strategic Plan is our multi-year plan intended to build a foundation to strengthen our brand and drive sustainable, profitable sales growth. During Fiscal 2017, the Company took decisive actions to refocus on our core brands, evolve our product, marketing and shopping experience, reduce supply chain lead times, reduce operating expenses, close underperforming stores, improve our sourcing, and execute a disciplined multi-channel distribution and expansion strategy.

Ralph Lauren Corporation Value-Creating Strategic Plan

Our Fiscal 2017 was an important year as we strengthened the foundation of the Company. We successfully executed on several key objectives of the Strategic Plan during Fiscal 2017, including:

•	Consumer-Facing Enhancements. We made the following consumer-facing enhancements:

➢	Presented “see-now-buy-now” fashion shows to evolve with changing consumer shopping behavior, and increase the desirability and relevance of our luxury brand.

➢	Refocused our iconic core products and launched our Ralph Lauren Icons marketing campaign to showcase our evolved offerings.

➢	Closed Denim & Supply to re-focus on our core brands.

•

Strengthened Key Business “Engines.” We strengthened our underlying business engines for growth by improving our processes to create a more systematic and repeatable way of building a stronger assortment, as we:

➢	Reduced the number of stock keeping units (“SKUs”) by approximately 20% and increased SKU productivity, resulting in a more focused, higher margin assortment and lower development costs.

➢	Significantly cut the unproductive tail of the assortment.

➢

Reduced product lead times from 15 months to nine months for 50% of our business at the end of Fiscal 2017 and remain on track to reach our goal of having 90% of our business with no more than a nine month lead time by the end of Fiscal 2018.

➢	Significantly increased post-market buys and created product test pipelines across major apparel brands, enabling us to better match demand.

➢	Reduced inventory levels by 30% as compared to Fiscal 2016 to better match demand and improve inventory turns.

➢	Improved sourcing efficiencies by platforming our core fabrics.

➢	Aligned all North America channels under a single group president to drive multi-channel strategy.

•	Delivered on Economic Model. We began to deliver on our economic model to build a foundation for profitable growth as we:

➢	Continued to drive up quality of sales by moderating discount levels.

➢	Proactively managed expenses, resulting in a $240 million decline in selling, general and administrative expenses, as compared to Fiscal 2016.

➢	Optimized our store fleet by closing 54 underperforming stores, and closed our dedicated Polo store at 711 Fifth Avenue.

➢	Began implementing our decision to move to a more cost-effective, flexible e-commerce platform through a new collaboration with Salesforce’s Commerce Cloud, to be completed during Fiscal 2018.

➢

Streamlined the organization, cost structure and real estate portfolio, which will result in approximately $140 million of annualized expense savings, in addition to the $180 to $220 million of annualized expense savings announced on our Investor Day.

•	Transitioned Leadership, Team and Culture. We strengthened our leadership team as follows:

➢

Ralph Lauren, our founder, Executive Chairman and Chief Creative Officer, continues to drive the Company’s creative vision and strategy. The Company entered into a renewed employment agreement with Mr. R. Lauren effective as of April 2, 2017, in the Company’s Fiscal 2018.

➢

We appointed Jane Nielsen as our Chief Financial Officer. Ms. Nielsen is a seasoned finance executive with experience in the successful execution of a global business transformation. Since the previously announced departure of Stefan Larsson, our former CEO, in May 2017, Ms. Nielsen has led the execution of the Strategic Plan and will continue to do so until our new CEO, Patrice Louvet, joins the Company. See “Fiscal 2018 Announcement of New CEO” below for more details regarding Mr. Louvet’s appointment.

➢	Valérie Hermann was promoted to an expanded role as President, Global Brands, in which she is responsible for all aspects of the development of our global brands.

➢

David Lauren was promoted to the role of Chief Innovation Officer and Vice Chairman of the Board to oversee the Company’s innovation processes to help drive brand strength and financial performance across all channels.

➢

Other critical hires during Fiscal 2017 included new and seasoned leadership in marketing, global inventory optimization and supply chain, manufacturing and sourcing, the Americas region, global corporate communications and men’s brands. We also created a single international organization under seasoned leadership with a track record of elevating the brand, driving sales growth and improving operations to drive a more efficient organization.

Fiscal 2018 Announcement of New CEO

On May 17, 2017, we announced the appointment of our new President and CEO, Patrice Louvet, a highly seasoned and successful business leader with a strong track record of leading global businesses. We entered into an employment agreement with Mr. Louvet, pursuant to which Mr. Louvet will join the Company in July 2017. Mr. Louvet brings us a deep understanding of consumers and brands, gained through his over 25 year career at Procter & Gamble, where he most recently served as the Group President of Global Beauty.

Fiscal 2017 Performance and Impact on Pay

Fiscal 2017 Compensation and Pay-for-Performance: Key Company Takeaways*

As noted above, Fiscal 2017 was a rebuilding year for the Company to execute its Strategic Plan for the future. While certain necessary actions taken by the Company as part of its Strategic Plan may negatively impact our financial performance in the short term, we believe their execution will strengthen our brand and create value for stockholders in the long term.

Taking this into consideration:

•      While the Company exceeded its Fiscal 2017 performance targets, the Compensation Committee and Mr. R. Lauren mutually agreed that Mr. R. Lauren would forgo his bonus for Fiscal 2017 in support of the Company in its rebuilding year. His earned bonus would have been $7,569,231.

•      Regarding Fiscal 2017 bonus payouts, at the time that performance targets were set, the Compensation Committee set a higher threshold of 90% of target as compared to the prior year threshold of 80% of target.

•      For Fiscal 2017, there were no increases to our NEOs’ base salaries, except in connection with Ms. Hermann’s promotion.

•      The Fiscal 2017 performance target for the Performance Shares granted to Mr. Larsson was not met and the first portion of the Performance Shares did not vest. With respect to our other long-term equity-based incentives for our NEOs, the Cliff-vesting (“Cliff”) restricted performance share units (“RPSUs”) and Cliff RPSUs with a TSR-based modifier were paid out below target level, at 85% and 63.75%, respectively, because the Company’s performance results were below the performance goals for these awards. Only the PRSUs were paid out at 100% based on the Company’s performance results.

*See detailed discussion below for more information regarding Fiscal 2017 compensation.

Fiscal 2017 was the first year of our multi-year Strategic Plan to transform our business as we focused on pursuing our Strategic Plan initiatives to strengthen our brand, deliver sustainable, profitable sales growth, and drive long-term stockholder value. Despite a continued weak global retail environment, ongoing macro-economic challenges and increased geopolitical uncertainty, our financial results for Fiscal 2017 were consistent with the commitments we shared at our June 2016 Investor Day and in our long term Strategic Plan.

•

Payouts Based on Fiscal 2017 Performance. As the first year of our transformational plan, Fiscal 2017 was a critical strategic reset and rebuilding year. Inherent in our annual budget for Fiscal 2017, and the commitments we shared at our June 2016 Investor Day, was an understanding that our financial performance for Fiscal 2017 would decline from the prior year due to numerous factors. Performance targets for Fiscal 2017 were set lower than the previous year’s performance results to take into account actions intended to improve our quality of sales and reduce promotional activity, elevate our distribution, optimize productivity, and improve organizational effectiveness. Our results for the year were consistent with the expectations that we set at the beginning of the fiscal year, despite the fact that our Fiscal 2017 total shareholder return (“TSR”) was negative. We made necessary strategic decisions associated with rightsizing the Company’s organization, cost structure and real estate portfolio in connection with the Strategic Plan, as highlighted above under “Ralph Lauren Corporation Value-Creating Strategic Plan.” While several of these actions may negatively impact our financial performance in the short term, we believe their execution is crucial for our brand strength and will benefit our stockholders in the long term. As in prior years, our Fiscal 2017 goals served as the basis for our target setting under our incentive compensation plans, and we continue to closely align our executives’ compensation with financial performance.

Fiscal 2017 financial results and the corresponding payouts to our NEOs were above the target set by the Company, with one notable exception. While the Company made tangible progress in its Strategic Plan initiatives and goals that are powering the Company’s future, the Compensation Committee and Mr. R. Lauren mutually agreed that Mr. R. Lauren would forgo his bonus for Fiscal 2017, in support of the Company in this rebuilding year. Mr. R. Lauren’s earned bonus, based on our financial results, would have been $7,569,231.

The Fiscal 2017-2020 performance targets for the Performance Shares granted to Mr. Larsson in connection with his appointment were set in accordance with the terms of his employment agreement. The Fiscal 2017 performance target for these Performance Shares was not met and the first portion of the Performance Shares did not vest.

•

Payouts Based on Fiscal 2015-2017 Performance. The performance targets set for the Fiscal 2015 three-year long-term equity-based incentives were set prior to Fiscal 2015, based on continuous earnings target improvement over the three-year performance period. The results fell short of the goal and payout was below target level.

Fiscal 2017 Earned Awards

Fiscal 2017 Earned Awards	Performance Measure	Performance Period	Performance Result[1] as a % of Target	Amount Paid as a % of Target
Annual Cash Incentive Bonus:
Executive Officer Annual Incentive Plan (EOAIP)	Net Income Before Taxes (NIBT)	Fiscal 2017	103%	0% for Mr. R. Lauren; 113% for Mr. Larsson; 127% for other NEOs[2]
Long-term Equity-Based Incentives:
Cliff-vesting Restricted Performance Share Units (RPSUs)	Net Income	Fiscal 2015 – Fiscal 2017	83%	85%
Cliff-vesting RPSUs with Total Shareholder Return (TSR) Modifier	Net Income with TSR modifier relative to S&P 500	Fiscal 2015 – Fiscal 2017	83% and below 30th percentile for TSR modifier	63.75% (85% x 75%)
Performance-based Restricted Stock Units (PRSUs)	Earnings per Share (EPS)	Fiscal 2017	Exceeded threshold level	100%[3]
Performance Shares	Net Income Before Taxes (NIBT)	Fiscal 2017	Performance level not met	0%

(1)	Excludes impact of adjustments, in accordance with adjustment language approved by the Compensation Committee, including restructuring and other charges pursuant to the Strategic Plan.

(2)	As noted above, the Compensation Committee and Mr. R. Lauren mutually agreed that Mr. R. Lauren would forgo his bonus for Fiscal 2017.

Includes impact, if any, of strategic objective, which can adjust bonus payment by -10% to +10%. For Fiscal 2017 there was no adjustment for the strategic goal as the performance expectation achieved target level. With the exception of Mr. Larsson, maximum payout for all NEOs is 200% of target. For Mr. Larsson, maximum payout is 150% of target.

(3)	Actual achievement for this goal was $5.69, which was above the threshold level.

See “Key Components of Executive Compensation” for specific performance measures, payout criteria and results for each of these awards.

Executive Compensation Governance

We seek to maintain high standards with respect to the governance of executive compensation. Key features of our compensation policies and practices that aim to drive performance and align with stockholder interests are highlighted below:

Our Compensation Practices (What we do)	Our Prohibited Compensation Practices (What we don’t do)

✓    At-Risk Compensation: Our incentive-based compensation represents a significant portion of our executives’ compensation (90% or more for both our Executive Chairman and Chief Creative Officer and our President and CEO).

× No Guaranteed Increases: We do not guarantee salary increases or annual incentives for our NEOs.
✓ Stock Ownership Guidelines: We require our NEOs and other select members of our senior management to hold a certain amount of our Common Stock.	× No Hedging: We prohibit the hedging of the Company’s stock by directors, officers, or employees of the Company.
✓ Double Trigger Vesting: We provide for double-trigger vesting following a change-of-control for equity awards for all equity participants.	× No Pledging: We prohibit the pledging of the Company’s stock by directors and officers of the Company.
✓ Clawback Policy: Our NEOs are subject to a robust recoupment policy in the event the Company is required to restate its financial statements.	× No Repricing Without Stockholder Approval: We do not reprice underwater stock options without stockholder approval.

✓    Annual Review: We conduct an annual review of our executive compensation program to ensure it rewards executives for strong performance, aligns with stockholder interests, retains top talent, and discourages unnecessary risk taking by our executives.

× No Discount Grants: We do not provide for grants of equity below fair market value.
✓ Regular Review of Share Utilization: We regularly evaluate share utilization levels and review the dilutive impact of stock compensation.

✓   Independent Consultant: We work with an independent compensation consultant retained by the Compensation Committee, in its sole discretion, who performs no consulting or other services for the Company’s management.

✓ Independent Compensation Committee: Our Compensation Committee is composed solely of independent directors.

Stockholder Feedback and Compensation Committee Response

The Compensation Committee considered the results of the non-binding, advisory proposal on our executive compensation philosophy, policies and practices as set forth in our 2016 Proxy Statement, in making executive compensation decisions during Fiscal 2017. In 2016, our stockholders approved our executive compensation program with approximately 92% support. As in prior years, we continued to engage some of our largest investors and solicit and consider feedback on a variety of corporate governance topics, including executive compensation practices.

As part of the Company’s multi-year transformation and evolution, including the change in role for Mr. R. Lauren from Chairman and CEO to Executive Chairman and Chief Creative Officer, the Company has taken actions in recent years in response to stockholder feedback, including the reduction of Mr. R. Lauren’s total target compensation by 24%, effective as of the beginning of Fiscal 2016, and the appointment of a Lead Independent Director at the end of Fiscal 2017. The Compensation Committee and Mr. R. Lauren also considered stockholder feedback related to Mr. R. Lauren’s total compensation in arriving at a mutual decision for Mr. R. Lauren, during this rebuilding year, to forgo his earned bonus for Fiscal 2017, as previously noted above.

Executive Compensation Programs

Compensation Program Objectives

We maintain executive compensation programs designed to reward sustained business growth and results. These programs are intended to drive stockholder value through the following principles:

• Attract, motivate and retain highly qualified employees.
• Establish challenging goals balanced between short-term and long-term objectives.
• Award a meaningful portion of compensation in variable (as opposed to fixed) pay, with a significant portion of variable compensation in the form of long-term equity awards.
• Promote collaborative leadership behavior designed to achieve goals in a complex global organization.
• Avoid unnecessary or excessive risk-taking that could reward employees at the expense of stockholders.

Determination of Compensation for Executives and Non-Employee Directors

•

Market Data. Prior to the end of Fiscal 2017, we organized our businesses into the following three reportable segments: wholesale, direct-to-consumer (which includes brick and mortar stores and e-commerce) and licensing. In connection with the Strategic Plan, we realigned our businesses during the fourth quarter of Fiscal 2017 into the following three reportable segments: North America, Europe and Asia. Our primary products continue to include apparel for men, women and children, accessories, home furnishings and fragrance. As a result, we believe our product breadth, multichannel distribution and global reach are unique among luxury and apparel companies.

Accordingly, while the Compensation Committee considers, among other things, competitive market compensation paid by other companies in our industries in establishing our executive compensation programs, it does not use a designated peer group as a primary comparative metric.

The Compensation Committee does not set executive compensation at, or near, any particular target percentile within a peer group. Instead, the Committee uses compensation market data across multiple comparator groups as a consideration in setting our executive compensation levels.

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Other Considerations. In addition to market data, the Compensation Committee considers several other factors in determining executive compensation levels, including internal pay equity, nature and scope of responsibility, an employee’s current performance and expected future contributions, succession planning considerations relative to development and retention, and our performance, financial plans and budget. If we are to succeed in the execution of our Strategic Plan, we will require a very high level of executive talent, with competitive and motivational compensation programs specifically tied to our goals and objectives.

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Determining Compensation for Executive Chairman and Chief Creative Officer: The Compensation Committee, in consultation with its independent compensation consultant and independent outside counsel, determined the compensation structure under both Mr. R. Lauren’s former employment agreement, which was effective for the duration of Fiscal 2017, and his new employment agreement, effective as of the beginning of Fiscal 2018, based on his critical iconic role with the organization. The Compensation Committee took into consideration that Mr. R. Lauren not only drives the vision and strategy of a unique, complex, global organization with distribution channels in multiple product categories and countries, but he is also the founder, creator and name behind our brands and the value of the impact of his leadership to the creative talent of the organization is very significant. Mr. R. Lauren is our chief designer and brings to us extraordinary and rare talent that is unrivaled by others in our industry. His career has resulted in numerous tributes for his contributions to the fashion industry, including the Council of Fashion Designers of America’s four highest honors: The Lifetime Achievement Award, the Womenswear Designer of the Year Award, the Menswear Designer of the Year Award and the Retailer of the Year Award. During Fiscal 2017, Mr. R. Lauren also received the inaugural John B. Fairchild Honor from Women’s Wear Daily, in recognition of individual achievement in the fashion industry. The Compensation Committee believes that Mr. R. Lauren’s leadership, aesthetic vision, direction and the public’s association of his name and likeness with our branded products are unparalleled, unique and integral components of our success, and that his contributions to our longstanding, consistent achievement over five decades have been, and continue to be, instrumental in creating long-term stockholder value.

These factors were taken into account with respect to setting Mr. R. Lauren’s compensation opportunity during Fiscal 2017 and the terms set forth in his new employment agreement.

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Determining Compensation for CEO: In Fiscal 2018, the Company entered into an employment agreement with Mr. Louvet, who will be joining the Company as President and CEO in July 2017. In determining the compensation for Mr. Louvet, the Compensation Committee, in consultation with its independent compensation consultant and independent outside counsel, also considered, among other things, Mr. Louvet’s strong global brand leadership experience, prior compensation, achievements at his former employer, the Company’s internal pay equity and his expected future contributions in his role with us.

The compensation for our former CEO, Mr. Larsson, as determined by the Compensation Committee in consultation with its independent compensation consultant and independent outside counsel at the time of Mr. Larsson’s hire on November 2, 2015, remained in force for the duration of Fiscal 2017. In February 2017, the Company announced that Mr. Larsson would depart from the Company effective as of May 1, 2017.

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Determining Compensation for Other NEOs: Ms. Nielsen joined the Company as our CFO effective as of September 6, 2016. In determining the compensation for Ms. Nielsen, the Compensation Committee considered, among other things, Ms. Nielsen’s extensive global retail leadership experience, prior compensation, achievements at her former employer, the scope of her role at her former employer in comparison to the scope of her expanded role with us, her proven track record of success in transformational environments, our internal pay equity and her expected future contributions in her role with us.

In determining the compensation of our other NEOs, Ms. Hermann and Mr. D. Lauren, the Compensation Committee considered the impact, scope of responsibility and leadership structure required to support the ongoing global transformation and long-term growth of our business in an increasingly complex global environment.

The compensation for our former CFO, Mr. Madore, remained in force until his separation from the Company on September 30, 2016.

See the “Executive Employment Agreements and Compensatory Arrangements” section for a summary of the terms of our NEOs’ employment agreements and other compensatory arrangements, and separation agreements and releases, as applicable.

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Role of the Compensation Committee. In addition to its responsibilities to, among other things, review and administer our compensation plans and to maintain oversight in the development of succession plans for certain key executive positions within our senior management, the Compensation Committee is responsible for reviewing and approving the employment agreements, as applicable, for each of our NEOs, which include their salary, bonus and certain other compensation components. In determining the long-term incentive component of the compensation for each of our NEOs pursuant to each of their employment agreements, as applicable, the Compensation Committee considered, among such other factors as it deemed relevant, our performance, long-term stockholder returns, the value of similar incentive awards to executive officers at comparable companies and the awards given to each of our NEOs in past years. As noted above under “Executive Compensation Programs – Determination of Compensation for Executives and Non-Employee Directors – Market Data,” while the Compensation Committee considers market information, the Compensation Committee believes that considerations unique to our Company have a greater impact in setting executive compensation. On an annual basis, the Compensation Committee also reviews and approves the corporate performance goals and objectives relevant to the compensation payable to our NEOs.

Subject to previously approved applicable obligations in an employment agreement, the Compensation Committee also reviews and approves, on an annual basis, the compensation of key members of our senior management, and reviews and approves the corporate performance goals and objectives relevant to the compensation payable to each of them. In addition, the Compensation Committee regularly reviews the design and structure of our executive compensation programs to ensure that management’s interests are closely aligned with stockholders’ interests and that the compensation programs are designed to further our strategic priorities. During Fiscal 2017, the Compensation Committee also played a critical role in overseeing the recruitment of our new CEO, Mr. Louvet, and the ongoing recruitment and retention of key talent on the executive team.

With respect to non-employee director compensation, the Compensation Committee is also responsible for gathering and reviewing data, and making recommendations to the Nominating & Governance Committee, regarding the appropriate level of non-employee director compensation. The Nominating & Governance Committee then recommends non-employee director compensation to the Board.

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Role of Compensation Consultants. We engage our compensation consultants to assist in reviewing our overall compensation strategy and total compensation package and to provide input on the competitive market for executive talent, evolving executive and director compensation market practices, program design and regulatory compliance. The Compensation Committee retains an independent compensation consulting firm, Steven Hall & Partners (“SHP”), to provide guidance in connection with significant executive compensation decisions. The Compensation Committee has the sole authority to retain and terminate the independent compensation consulting firm and approve the firm’s fees and other retention terms. SHP does not provide other services to the Company or the Company’s management. In Fiscal 2017, the Compensation Committee engaged SHP to provide these independent advisory services, which is discussed in the “Executive Employment Agreements and Compensatory Arrangements” section. The Compensation Committee meets with its advisor, as needed, in the Compensation Committee’s sole discretion.

Separate from the Compensation Committee’s consultant, during Fiscal 2017, our Company’s management continued to retain the services of Compensation Advisory Partners, LLC (“CAP”), as its compensation consultant. CAP’s role is to assist management in the development and analysis of executive compensation matters.

Employment Agreements

In general, we have a longstanding practice of entering into employment agreements with our executive officers and select members of senior management. We believe that employment agreements provide greater assurance of continuity and retention of critical creative and operating talent in a highly competitive industry. All of our NEOs have employment agreements other than Mr. D. Lauren. Employment agreements for our NEOs were reviewed and approved by the Compensation Committee, and in consultation with the Compensation Committee’s independent compensation consultant and the Committee’s independently retained legal advisors whenever requested, and reviewed and approved with Mr. R. Lauren and Mr. Larsson with respect to our other NEOs. The terms of Mr. D. Lauren’s compensation arrangement were determined based on his role in the organization and were also reviewed and approved by the Compensation Committee.

The guidelines for salary, bonus and certain other compensation components for each NEO with an employment agreement are set forth in his or her respective employment agreement. The agreements also provide for certain benefits, including those in the event of various termination or change in control situations. We believe that providing for certain benefits in change in control situations enhances the value of the business by preserving the continuity of management during these potential situations and by focusing our senior executives on our long-term priorities. See “Executive Employment Agreements and Compensatory Arrangements,” “Summary Compensation Table” and “Potential Payments Upon Termination or Change in Control” below for a more detailed description of the payments and benefits provided under each NEO’s employment agreement and other compensatory arrangements.

Employment Agreements
Amended and Restated Employment Agreement with Ralph Lauren

In Fiscal 2017, we entered into a new employment agreement with Mr. R. Lauren, effective on the first day of Fiscal 2018. The new agreement replaced Mr. R. Lauren’s prior agreement with us. Mr. R. Lauren’s target compensation under the new agreement remains unchanged.

Employment Agreement with Patrice Louvet	In Fiscal 2018, we entered into an employment agreement with Mr. Louvet in connection with his appointment as President and CEO.
Employment Agreement with Jane Nielsen	In Fiscal 2017, we entered into an employment agreement with Ms. Nielsen in connection with her appointment as CFO.
Amended and Restated Employment Agreement with Valerie Hermann

In Fiscal 2017, we entered into an amended and restated employment agreement with Ms. Hermann in connection with her promotion to the role of Global Brand President, Luxury, Women’s Collections, and World of Accessories. That agreement was subsequently further amended in connection with her expanded role as President, Global Brands.

Key Components of Executive Compensation

The principal elements of our senior executive compensation programs are summarized in the following table and described in more detail below.

Compensation Element	Performance-Based	Objective
Base Salary		Provide a competitive, fixed level of cash compensation to attract and retain talented and skilled employees.
Annual Cash Incentive Awards	✓	Motivate and reward employees to achieve or exceed our current-year financial goals with variable cash compensation earned based on achieving pre-established annual goals.
Long-Term Equity-Based Incentive Awards	✓

Align an employee’s interest with that of our stockholders and encourage executive decision-making that maximizes value creation over the long-term with variable equity compensation earned based on achieving pre-established long-term goals.

Compensation Element: Base Salary

We pay base salaries to attract and retain talented executives and to provide a fixed base of cash compensation. Base salaries for each of our NEOs are determined and approved by the Compensation Committee. In general, base salaries may be reviewed periodically by the Compensation Committee and are provided in each NEO’s employment agreement, other than for Mr. D. Lauren, who does not have an employment agreement.

Fiscal 2017: Base Salary

As of the end of Fiscal 2017, the annual base salaries for our NEOs were as follows:

Name/Title	Fiscal 2016 Base Salary ($)	Fiscal 2017 Base Salary ($)	% Increase
Ralph Lauren
	1,750,000	1,750,000	0%
Executive Chairman and Chief Creative Officer
Jane Nielsen
	N/A	900,000	N/A
CFO
Valérie Hermann [1]
	900,000	950,000	5.6%
President, Global Brands
David Lauren
	850,000	850,000	0%
Chief Innovation Officer and Vice Chairman of the Board
Stefan Larsson
	1,250,000	1,250,000	0%
Former President and CEO
Robert L. Madore
	700,000	700,000	0%
Former CFO

(1)	In April 2016, Ms. Hermann’s base salary was increased from $900,000 to $950,000 to reflect her promotion to a new role with expanded responsibilities.

Overview of Performance-based Compensation Programs

The Compensation Committee strongly believes that our compensation practices accomplish the goal of pay-for-performance by rewarding our executives for the achievement of both short-term and long-term financial and strategic performance. To align our executives’ compensation with stockholders’ interests, the Compensation Committee has concluded that a majority of our executives’ compensation should be at-risk — in the form of annual cash incentive and long-term equity-based awards.

The charts below show the balance of the at-risk elements that comprised the target total direct compensation for our NEOs.

(1)

Does not include Ms. Nielsen’s one-time sign-on equity or cash awards, or Ms. Hermann’s one-time equity award granted in connection with her expanded role. Does not include Mr. Madore, who separated from the Company during Fiscal 2017.

Compensation Element: Annual Cash Incentive Awards

In Fiscal 2017, all of our NEOs participated in the EOAIP, a stockholder-approved, short-term cash incentive bonus plan, in which the Compensation Committee determines the eligible EOAIP participants from among our executive officers. The EOAIP is designed to promote executive decision-making and achievement that supports the realization of key overall Company financial goals. Key features of the EOAIP are as follows:

Payouts

Payouts are based on different levels of achievement, which include threshold, target and maximum levels, established by the Compensation Committee each year.

In Fiscal 2017, the Compensation Committee determined that the following performance levels were applicable to EOAIP participants:

Threshold

The minimum level of performance required before which a bonus is paid was raised from 80% to 90% of the target level to set a more rigorous threshold level. No bonuses will be earned if the threshold level of performance is not achieved.

	Target	100% achievement of financial goals.
	Maximum	Achievement at a superior level of performance of 110% of the target level.

Participants are eligible for bonus opportunities based 100% on our overall financial performance, without consideration of performance of specific divisions or any discretionary performance factors. All bonuses under the EOAIP are capped, and in accordance with the respective employment agreements of each participant, as applicable, and may be subject to adjustments as described below.

Compensation Committee Process and Authority

Process: Each year, we engage in an extensive and deliberate process to establish our financial budget, performance measures and performance targets which are subject to Compensation Committee approval. At the end of the fiscal year, the following approval process takes place:

•   After our independent auditors issue their audit opinion for the completed fiscal year, the Compensation Committee determines the extent to which, if at all, financial performance has been achieved against pre-established targets.

•   Based upon the degree of achievement, the Compensation Committee approves the annual cash incentive bonuses payable to each NEO under the EOAIP, as applicable.

•   The Compensation Committee believes that the performance of each of our NEOs is represented by the Company’s financial results and thus, discretionary individual performance is not considered in determining their bonuses.

Authority: The Compensation Committee has the authority to:

•   Determine the eligible EOAIP participants from among our executive officers;

•   Establish the financial performance goals (from the list of performance measures previously approved by stockholders) and payout schedules, including any adjustments;

•   To the extent permitted under Section 162(m) of the Internal Revenue Code, as amended (the “Code”), omit, among other things, the effect of unbudgeted items that are unusual in nature or infrequently occurring, any gain or loss on the disposal of a business segment, other unusual items or infrequently occurring events and transactions and cumulative effects of changes in accounting principles;

•   Establish the required achievement levels against pre-determined performance goals under the EOAIP; and

•   Exercise discretion to reduce or eliminate, but not increase, the bonus amounts payable under the EOAIP.

Annual Cash Incentive Awards – Fiscal 2017

NIBT as Fiscal 2017 Corporate Performance Measure. For Fiscal 2017, under the EOAIP, the corporate performance measure selected was NIBT. The Compensation Committee believes that NIBT is aligned with stockholders’ interests and is a comprehensive indicator of our annual performance. As previously noted, Fiscal 2017 was a critical strategic reset and rebuilding year in a multi-year transformational plan, and therefore, inherent in our annual budget for Fiscal 2017, and the commitments we shared at our Investor Day, was an understanding that our financial performance for Fiscal 2017 would decline in comparison to the prior year. Our NIBT results for the year were consistent with these expectations.

Our NIBT target for Fiscal 2017 was set lower than the previous year’s actual performance results to take into account necessary actions aligned with the Strategic Plan, as previously noted. While certain of these actions may negatively impact our financial performance in the short term, we believe their execution will strengthen our brand and will benefit our stockholders in the long term. In establishing Fiscal 2017 financial targets, the Compensation Committee also took into consideration a number of factors, including ongoing challenging macro-economic conditions and business trends, a highly promotional retail environment and declined traffic to brick and mortar stores. Taking into account these factors, Fiscal 2017 targets were set at a level that would require a sufficiently challenging level of performance in order to achieve target bonus payouts.

SG&A as Additional Strategic Financial Goal with Potential 10% Adjustment to Bonus. Each of Mr. Larsson, Ms. Nielsen, Ms. Hermann and Mr. D. Lauren may have their respective bonuses adjusted (upwards or downwards by 10%) based upon the degree of achievement of a previously established additional strategic financial goal. The Compensation Committee believes that managing the Company’s expenses is an important part of our ongoing strategic objectives. Therefore, for Fiscal 2017, the strategic financial goal performance measure selected for Mr. Larsson, Ms. Nielsen, Ms. Hermann and Mr. D. Lauren was selling, general and administrative expenses (excluding expense for cash bonuses and expense for stock awards) as a percentage of net revenues. The bonus payment for Mr. R. Lauren is based solely on actual financial performance against the Company’s overall performance measures, as selected by the Compensation Committee for the applicable fiscal year, and is not adjusted based on performance against any additional strategic financial goal.

Bonus Payouts for Fiscal 2017. The Compensation Committee set a higher and more rigorous threshold of 90% of target as compared to the prior year threshold of 80% of target. Each of our NEOs was eligible for a bonus in Fiscal 2017 when we reached 90% of the full year NIBT target. The Company progressed against its Strategic Plan initiatives and goals and our financial results were above the pre-established target. In Fiscal 2017, we achieved 103% of the NIBT target, which resulted in payment of bonuses greater than target to our NEOs, with the exception of Mr. R. Lauren.

As previously noted, the Compensation Committee and Mr. R. Lauren mutually agreed that Mr. R. Lauren would forgo his bonus for Fiscal 2017 in support of the Company in its rebuilding year. Mr. R. Lauren’s earned bonus based on our financial results would have been $7,569,231.

The following table outlines our Fiscal 2017 EOAIP target NIBT goals compared to Fiscal 2016, and actual performance as measured against those goals.

Performance Period	Target Goal (millions)	Actual Performance (millions)[1]	Adjustment for Strategic Financial Goal (expense management)[2]	Actual Compensation Awarded as % of Target[2]
Fiscal 2017	$644.7	$662.1	0%	0% for Mr. R. Lauren; 113% for Mr. Larsson; 127% for other NEOs
Fiscal 2016	$882.1	$770.6	0%	68%

(1)

Represents actual NIBT performance results after giving effect to various adjustments approved by the Compensation Committee. See Appendix C for a reconciliation of Fiscal 2017 and Fiscal 2016 financial measures to these results as reported under generally accepted accounting principles (“U.S. GAAP”).

(2)

For Fiscal 2017 there was no adjustment for the strategic goal as it applies to Mr. Larsson, Ms. Nielsen, Ms. Hermann and Mr. D. Lauren, as the performance expectation was achieved at target level. As noted above, the Compensation Committee and Mr. R. Lauren mutually agreed that Mr. R. Lauren would forgo his bonus for Fiscal 2017.

The table below sets forth the target bonus and actual Fiscal 2017 bonus for each of our NEOs:

Name/Title	Target Bonus ($)	Actual Fiscal 2017 Bonus [2]
Ralph Lauren [1] Executive Chairman and Chief Creative Officer	6,000,000	0
Jane Nielsen [1,3] CFO	771,390	979,665
Valérie Hermann [1] President, Global Brands	1,662,500	2,111,375
David Lauren [1] Chief Innovation Officer and Vice Chairman of the Board	637,500	809,625
Stefan Larsson [1] Former President and CEO	3,750,000	4,237,500
Robert L. Madore [4] Former CFO	525,000	666,750

(1)

Target bonus amounts payable to Mr. R. Lauren, Ms. Nielsen, Ms. Hermann and Mr. Larsson are set forth in their respective employment agreements (in Mr. R. Lauren’s case, his former employment agreement).

Target bonus in Fiscal 2017 reflects a pro-rated amount for Ms. Nielsen based on the date that she commenced employment with the Company on September 6, 2016. Ms. Nielsen’s full year target annual bonus is $1,350,000.

In Fiscal 2017, in connection with her promotion, Ms. Hermann’s target increased from 150% to 175% of her fiscal year salary earnings.

Target bonus amount payable to Mr. D. Lauren is based on his role in the organization and was approved by the Compensation Committee.

(2)

Includes effect, if any, of strategic goal which may adjust bonuses upwards or downwards by 10%. For Fiscal 2017 there was no adjustment for the strategic goal in the EOAIP as the performance expectation was achieved at target level. The strategic financial goal in the EOAIP was selling, general and administrative expenses as a percentage of net revenue. The Compensation Committee and Mr. R. Lauren mutually agreed that Mr. R. Lauren would forgo his bonus for Fiscal 2017; his earned bonus based on our financial results would have been $7,569,231.

(3)	Excludes one-time cash sign-on bonus received by Ms. Nielsen as part of her compensation package for the loss of her fully earned bonus from her prior employer.

(4)	Mr. Madore was eligible for a bonus payout for Fiscal 2017, as per his separation agreement and release.

Compensation Element: Long-Term Equity-Based Incentives

Long-term equity-based incentives are intended to align executive and stockholder interests and encourage executive decision-making that maximizes stockholder value creation over the long term. The values, mix, and type of annual grants for each senior executive are discussed by management and the Compensation Committee and ultimately approved by the Compensation Committee, unless the terms have been previously approved and set forth in an employment agreement.

As an incentive to join the Company, Ms. Nielsen was provided with a one-time sign-on equity award for a portion of the equity she forfeited when she left her former company and for our Fiscal 2017 annual grant. The terms of these awards are outlined in her employment agreement. Ms. Hermann was provided with a one-time equity award in

Fiscal 2017, in connection with her expanded role. The determination of the mix and type of Mr. R. Lauren’s Fiscal 2017 annual grant was provided under his former employment agreement.

We also require, through stock ownership guidelines, that our NEOs and select other members of our senior management team hold a certain amount of equity in order to build and maintain a long-term ownership position in our Company. See “Executive Stock Ownership Guidelines” below.

Overview of Long-Term Equity-Based Incentives – Fiscal 2017

All equity awards to our NEOs in Fiscal 2017 were granted under our 2010 Stock Incentive Plan. These awards all provide the recipient with the opportunity to receive shares of our Class A Common Stock over a specified period. The achievement of our performance goals for our performance-based equity awards is subject to adjustment to exclude the effect of certain unbudgeted events and unusual items or transactions, as permitted under the 2010 Stock Incentive Plan, in accordance with the rules established by the Compensation Committee at the beginning of each fiscal year.

During Fiscal 2017, these awards consisted of:

Fiscal 2017 Awards Granted	Performance Measure[1]	Performance Period

Performance Share Units (PSUs)	Cumulative Earnings per Share (EPS)	Fiscal 2017 – Fiscal 2019[2]

Performance-Based Restricted Stock Units (PRSUs)	EPS	Fiscal 2017

Performance Shares	Net Income Before Taxes (NIBT)	Fiscal 2017 – Fiscal 2020

Time-based Restricted Stock Units (RSUs)[3]	N/A	N/A

(1)	The performance measures for each kind of performance-based equity award were set by the Compensation Committee at the time of the grant.

(2)	The performance period for the PSUs granted to Ms. Hermann on November 8, 2016 is two and a half years (Fiscal 2017, 3rd Quarter – Fiscal 2019), based on the timing of her grant.

(3)

Time-based awards, such as RSUs, are only granted to NEOs in limited situations. During Fiscal 2017, we granted RSUs to Ms. Nielsen in connection with her appointment as our CFO. We also granted RSUs to Ms. Hermann in connection with her expanded role.

Details regarding the PSUs, PRSUs, Performance Shares and RSUs are outlined below.

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PSUs. PSUs granted in Fiscal 2017 will vest based on our cumulative EPS over a three-year performance period or, in the case of the PSUs granted to Ms. Hermann on November 8, 2016, over a two and a half year performance period.

The performance and payout levels for the PSUs are summarized as follows:

Performance Level	% of Goal Achieved	% of PSUs Vested
Threshold	70%	75%
Target	100%	100%
Maximum	110%	150%

No payout is earned for performance below threshold. Vesting is interpolated for performance between 70% and 100% of target, and for performance between 100% and 110% of target.

The Compensation Committee believes the payout percentages provide an appropriate balance between the performance levels required relative to the level of payout, based on targets that require significant effort for achievement over a multi-year period. Once an award is granted in any fiscal year, the pre-established performance measures, performance goals, vesting schedule or payout schedule cannot be modified for that grant, unless otherwise approved by the Compensation Committee, during the applicable performance term.

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PRSUs. In Fiscal 2017, we granted PRSUs with a performance threshold for the first fiscal year of the three-year vesting period. Shares will vest on a pro-rata basis at target levels over this three-year period. Vesting is contingent on continued service, except for Mr. Larsson, pursuant to the terms of his separation agreement and release.

Below is a summary of the performance targets and achievement of the PRSUs granted in Fiscal 2017. See Appendix C for a reconciliation to reported U.S. GAAP EPS results.

Award	Fiscal Year 2017 EPS Target	Performance Level	Fiscal Year 2017 EPS Threshold	Percent of Award Earned	Fiscal Year 2017 EPS Adjusted

Fiscal 2017	$5.50	70%	$3.85	100%	$5.69

If 70% or better performance level is achieved, 100% of award earned. Performance less than 70% would result in no award earned.

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Performance Shares. Only Mr. Larsson received Performance Shares, which were granted in connection with his appointment. Mr. Larsson’s Performance Shares are a performance-based equity award that vests over a four-year performance period (Fiscal 2017 – Fiscal 2020), and were designed to reward Mr. Larsson if the Company’s earnings increase at a rate of 7.5% year-over-year during the performance period, based on the performance metric of adjusted NIBT and using the Company’s Fiscal 2016 adjusted NIBT as an initial baseline. Although the grant was made by the Company on November 3, 2015, for accounting purposes under ASC 718, the grant date did not occur until Fiscal 2017. As a result, Mr. Larsson’s Performance Shares are described herein as Fiscal 2017 grants.

The Fiscal 2017 – Fiscal 2020 goals were set using the adjusted Fiscal 2016 NIBT baseline of $770.6 million (which was also used to determine Fiscal 2016 EOAIP payouts). The annual earnings goals are presented below.

	Performance Share	Percent of Award
Fiscal Year	Earnings Goal *	Earned
2017	$828.4	25%
2018	$890.5	25%
2019	$957.3	25%
2020	$1,029.1	25%

2017	$662.1	0%

* Any Performance Shares that do not vest based on the applicable fiscal year Earnings Goal will remain eligible to vest subject to the achievement of the earnings goal in Fiscal 2020.

No Performance Shares vested based on our adjusted Fiscal 2017 NIBT results of $662.1 million, which were below the Fiscal 2017 Performance Share earnings goal of $828.4 million. Per Mr. Larsson’s separation agreement and release, the Performance Shares remain eligible to vest based on achievement of applicable performance goals through Fiscal 2020.

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Time-Based RSUs. In limited situations with respect to our NEOs, such as in connection with new hires, significant role expansions, or critical retention needs, we will grant time-based RSUs, as we did for

Ms. Nielsen and Ms. Hermann in Fiscal 2017. These one-time time-based vesting awards are discussed in the “Executive Employment Agreements and Compensatory Arrangements” section below.

In Fiscal 2017, each of our NEOs received long-term equity awards consisting of PSUs, PRSUs and/or RSUs, as applicable. As previously noted, although Mr. Larsson’s Performance Shares were granted to him in November 2015, for accounting purposes under ASC 718, this award is treated as having been granted in Fiscal 2017. Therefore, the grant date fair value of Mr. Larsson’s Performance Shares award has been included in the “Summary Compensation Table” and the “Grant of Plan-Based Awards Table” for Fiscal 2017.

In Fiscal 2017, each of our NEOs received the following long-term equity grants:

Name/Title	PSUs [1]	Performance- Based RSUs[1]		Performance Shares	RSUs
Ralph Lauren[1]	123,686	–		–	–
Executive Chairman and Chief Creative Officer
Jane Nielsen[1,2]	15,065	–		–	30,130
CFO
Valérie Hermann[1,2]	26,672	14,055		–	12,617
President, Global Brands
David Lauren[1]	3,092	3,093		–	–
Chief Innovation Officer and Vice Chairman of the Board
Stefan Larsson[1,3]	42,166	42,165		26,660	–
Former President and CEO
Robert L. Madore[4]			N/A
Former CFO

(1)

All PSUs and/or PRSUs were granted on June 30, 2016, except for grants to Ms. Nielsen and certain PSUs granted to Ms. Hermann. Ms. Nielsen was granted PSUs effective as of September 25, 2016, shortly after she joined the Company. Ms. Hermann was granted an additional 12,617 PSUs on November 8, 2016, in connection with her expanded role.

(2)	RSUs were granted to Ms. Nielsen on September 25, 2016, in connection with her appointment. RSUs were granted to Ms. Hermann on November 8, 2016, in connection with her expanded role.
(3)

Performance Shares were granted to Mr. Larsson in connection with his appointment. Although the grant was made by the Company in November 2015, for accounting purposes under ASC 718, this award is treated as having been granted in Fiscal 2017.

(4)	Mr. Madore was not granted any equity, as per his separation agreement and release.

Previously Awarded Long-Term Equity-Based Incentives Vested in Fiscal 2017

Cliff RPSUs and Cliff RPSUs with TSR Modifier were part of the Company’s equity incentive program in Fiscal 2015. None of these are awarded under our current long-term equity incentive program; however, Cliff RPSUs and Cliff RPSUs with TSR Modifier that were granted in Fiscal 2015 vested in May 2017.

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Cliff RPSUs. Cliff RPSU awards that were granted in Fiscal 2015 vested in May 2017, based upon our achievement of pre-established financial goals for the three-year performance period (Fiscal 2015 – Fiscal 2017). The target for the Fiscal 2015 Cliff RPSUs was based on the three-year plan established in March 2014, shortly before the beginning of our Fiscal 2015. In establishing the targets for the Fiscal 2015 Cliff RPSUs, we required ongoing performance improvement during the three-year period. The Compensation Committee established the Fiscal 2015 Cliff RPSU financial targets for the three-year performance period, taking into consideration a highly promotional environment, faster e-commerce growth offset by declined traffic to brick and mortar stores, additional investment costs for systems and operational infrastructure, and challenging macro-economic conditions. Below is a table summarizing the goals, payout range, and achievement for the Fiscal 2015 Cliff RPSUs. See Appendix C for a reconciliation to reported U.S. GAAP cumulative net income results.

Goals, Payout Range and Achievement

Achievement	% Target	Fiscal 2015-2017 Cumulative Net Income Target ($ millions)	Percent of Target Award Earned
Threshold	70%	$1,793.5	75%
Achievement	83%	$2,114.6	85%
Target	100%	$2,562.2	100%
Maximum	110%	$2,818.4	150%

•

Cliff RPSUs with TSR Modifier. In addition, Cliff RPSUs with TSR Modifier awards that were granted in Fiscal 2015 vested in May 2017. These awards vested based on the same cumulative net earnings goal over three fiscal years and in accordance with the vesting percentages as described above for Cliff RPSUs, and included a TSR performance modifier. The TSR Modifier was based on relative TSR, which compares our TSR (measuring the performance of our stock price and dividends) to the TSR generated by the S&P 500 during the applicable three-year performance period. At the end of the performance period, the Compensation Committee adjusted the final Cliff RPSU with TSR Modifier award by the amount of the TSR Modifier as set forth below:

Relative TSR Performance Range	TSR Adjustment
≥80th Percentile	125%
≥60th but <80th Percentile	112.5%
≥40th but <60th Percentile	100%
≥30th but <40th Percentile	87.5%
< 30th Percentile	75%

There is no interpolation for performance between identified Relative TSR performance ranges.

The actual three-year TSR performance related to the Fiscal 2015 Cliff RPSUs with TSR Modifier was below the 30th percentile. This percentile ranking resulted in a payout multiplier of 75% of the Fiscal 2015 Cliff RPSU award payout. Based on this payout multiplier, the Fiscal 2015 Cliff RPSUs with TSR Modifier were paid out at 63.75% of target (85% multiplied by 75%).

Executive Stock Ownership Guidelines

Our Board and Compensation Committee believe it is important for key members of our senior management team to build and maintain a long-term ownership position in our Company to further align their financial interests with those of our stockholders and to encourage the creation of long-term value. Our compensation structure for these individuals provides for a significant percentage of compensation to be equity-based, which places a substantial portion of compensation at risk over a long-term period.

In June 2010, the Compensation Committee established stock ownership guidelines for our non-employee directors, our NEOs and select other members of our senior management group to further link the interests of these individuals with those of our stockholders. Further details on the guidelines for non-employee directors are provided in the “Director Compensation” section.

Below is a summary of our current stock ownership guidelines for our NEOs:

•

Multiple of Salary Approach. The application of a multiple of salary approach is used to establish stock ownership targets. The guidelines for NEOs were based on competitive multiples of salary depending on such NEO’s position within our Company.

•

Holding Requirement. If at any time the minimum number of shares owned is not achieved, the NEO will be required to retain 50% of the net shares resulting from the vesting of all time-based RSU awards, performance-based awards and 50% of the net shares resulting from the exercise of all stock option awards, until the NEO’s applicable level of ownership is met and maintained.

•	Determination of Shares.

¡

The minimum number of shares required is determined annually in June using the NEO’s applicable multiple and base salary as of the beginning of the current fiscal year and the average daily closing share price for the 20 trading days ending on May 31 of that year.

¡

Shares directly or beneficially owned by an employee subject to the guidelines count toward the achievement of ownership guidelines, including certain shares underlying vested RSUs that may not be distributed to Mr. R. Lauren until his employment is terminated.

¡	Unvested time-based RSUs, and PRSUs with a one-year performance target, count toward the achievement of ownership targets.

As of the end of Fiscal 2017, the following stock ownership targets were in effect for our NEOs:

Name	Share Ownership Target Value
Ralph Lauren, Executive Chairman and Chief Creative Officer [1]	6 times base salary
Jane Nielsen, CFO [2]	2 times base salary
Valérie Hermann, President, Global Brands [1]	2 times base salary
David Lauren, Chief Innovation Officer and Vice Chairman of the Board [1]	2 times base salary
Stefan Larsson, Former President and CEO [3]	N/A
Robert L. Madore, Former CFO [3]	N/A

(1)	These designated participants have exceeded their Fiscal 2017 stock ownership target.

(2)	Because Ms. Nielsen joined the Company on September 6, 2016, the participation date for Ms. Nielsen under our stock ownership guidelines will be June 30, 2017.

(3)

Mr. Larsson separated from our Company effective as of May 1, 2017. Mr. Madore separated from our Company prior to the end of Fiscal 2017. As a result, they are no longer subject to our stock ownership guidelines.

All Other Compensation

Employee Benefits

We provide a number of benefit plans to all eligible employees, including our NEOs. These benefits include programs such as medical, dental, life insurance, business travel accident insurance, short and long-term disability coverage and a 401(k) plan. Our NEOs are also eligible for financial counseling and an annual car allowance (except for those NEOs who receive the use of an automobile and driver as provided below), and in the case of Mr. R. Lauren, Mr. D. Lauren and Mr. Madore (prior to his separation from the Company), an annual executive physical.

Other Benefits

We provide our NEOs with other benefits that we believe are reasonable, competitive and consistent with our overall executive compensation programs. We believe that these benefits generally allow our executives to work more efficiently, promote our brand and are legitimate business expenses. The costs of these benefits constitute only a small percentage of each NEO’s total compensation. We provide the use of an automobile and driver to Mr. R. Lauren. In addition, pursuant to his employment agreement and for security purposes, Mr. R. Lauren is required to use private aircraft for any travel and is reimbursed for the expense of such business travel. Furthermore, under Mr. R. Lauren’s employment agreement, we will reimburse him up to a maximum aggregate amount of $200,000 for any expense incurred as a result of his use of his private aircraft, or other acceptable private aircraft, for personal travel. Our other NEOs are permitted to use our aircraft for personal travel on a limited basis. In all cases, personal travel on the private aircraft is treated as imputed income to the executive. In addition, Mr. Larsson was eligible for relocation benefits as provided for in his employment agreement. We also provide a merchandise discount on most of our products to all of our employees, including our NEOs. See the “All Other Compensation” column of the “Summary Compensation Table” and related footnotes for a discussion of all perquisites and other personal benefits provided to our NEOs.

Related Considerations

Certain Tax Matters

Although Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to certain NEOs, qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. In assessing compensation proposals with respect to our NEOs, the Compensation Committee considers, among other things, the tax deductibility of such compensation, but reserves the right in all events to compensate our NEOs in a manner commensurate with performance and the competitive environment for executive and creative talent. As a result, some or all portions of the compensation paid to a NEO whose compensation is subject to the deduction limits described above may not be deductible by us.

Our EOAIP and 2010 Stock Incentive Plan are generally designed to permit the deductibility of awards payable to our NEOs for federal income tax purposes even if the compensation paid to any such officer exceeds $1,000,000. Base salary, relocation benefits and compensation attributable to certain RSUs are not qualifying performance-based compensation for purposes of Section 162(m). See “Executive Employment Agreements and Compensatory Arrangements.”

Accounting Matters

Each element of the compensation paid to our executives is expensed in our financial statements as required by U.S. generally accepted accounting principles. The financial statement impact of various compensation awards is an important factor that the Compensation Committee considers in determining the amount, form, and design of each pay component for our executives.

Adjustment or Recovery of Awards

The EOAIP includes a formal policy regarding the recovery of awards granted under the EOAIP in connection with a restatement of our financial statements. Under this policy, if, as a result of a NEO’s intentional misconduct or gross negligence, we are required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirement under the securities laws, the Compensation Committee may, in its reasonable discretion, require such executive to promptly reimburse us for the amount of any payment previously received by the executive pursuant to the EOAIP that was earned or accrued during the 12 month period following the earlier of the first public issuance or filing with the SEC of any financial document embodying such financial reporting requirement that required such accounting restatement.

COMPENSATION COMMITTEE REPORT

The Compensation Committee, composed entirely of independent directors, reviewed and discussed the above Compensation Discussion and Analysis (CD&A) with management and with the other members of the Board. Based on these reviews and discussions, the Compensation Committee recommended to the Board that the CD&A be included in our Annual Report on Form 10-K and this Proxy Statement.

Members of the Compensation Committee:

Joel L. Fleishman (Committee Chair)

Frank A. Bennack, Jr. (Lead Independent Director of the Board)

Hubert Joly

EXECUTIVE COMPENSATION MATTERS

Summary Compensation Table

The following table sets forth a summary of all compensation awarded or paid to or earned by our NEOs for Fiscal 2017, Fiscal 2016 and Fiscal 2015.

Name and Principal Position	Fiscal Year	Salary[1] ($)	Bonus[2] ($)	Stock Awards[3] ($)	Option Awards[4] ($)	Non-Equity Incentive Plan Compensation[5] ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings[6] ($)	All Other Compensation[7] ($)	Total[8] ($)
Ralph Lauren	2017	1,750,000	-	11,000,014	-	0	-	284,318	13,034,332
Executive Chairman and	2016	1,783,654	-	11,000,058	-	4,101,695	-	274,151	17,159,558
Chief Creative Officer	2015	1,750,000	-	9,701,760	4,576,836	7,657,895	-	271,086	23,957,577

Jane Nielsen	2017	515,769	500,000	4,299,160	-	979,665	-	13,661	6,308,255
CFO

Valérie Hermann	2017	950,000	-	4,712,705	-	2,111,375	-	18,462	7,792,542
President, Global Brands	2016	917,308	-	1,203,670	-	918,000	-	18,000	3,056,978
	2015	882,692	2,000,000	2,584,042	325,357	1,147,500	-	28,000	6,967,591

David Lauren	2017	850,000	-	519,506	-	809,625	-	27,392	2,206,523
Chief Innovation Officer and	2016	864,904	-	481,648	-	476,850	-	25,575	1,848,977
Vice Chairman of the Board

Stefan Larsson	2017	1,250,000	-	9,450,557	-	4,237,500	-	1,258,818	16,196,875
Former President and CEO	2016	528,846	2,750,000	5,857,731	-	1,051,620	-	901,103	11,089,300

Robert L. Madore	2017	350,000	-	-	-	666,750	-	379,139	1,395,889
Former CFO	2016	712,500	-	529,465	-	357,000	-	42,955	1,641,920

(1)

The amounts reported in this column represent base salaries paid to each of the NEOs for the applicable fiscal year as provided for in each of their respective employment agreements or compensation arrangements. Each of Fiscal 2015 and Fiscal 2017 was a 52-week period. Fiscal 2016 was a 53-week period. The amount for Mr. Madore in Fiscal 2017 reflects base salary paid until his employment with the Company ended on September 30, 2016. See “Executive Employment Agreements and Compensatory Arrangements.”

(2)

Ms. Nielsen received a $500,000 one-time sign-on bonus in connection with her appointment in Fiscal 2017. Ms. Hermann received a $2,000,000 one-time sign-on bonus in connection with her appointment in Fiscal 2015. Mr. Larsson received a $2,750,000 one-time sign-on bonus in connection with his appointment in Fiscal 2016. Other than these bonus payments, the NEOs did not receive any discretionary bonuses, sign-on bonuses, or other annual bonus payments that are not contingent on the achievement of stipulated performance goals. Cash bonus payments that are contingent on achieving pre-established, substantially uncertain and communicated goals, including payments under the EOAIP, appear in the column headed, “Non-Equity Incentive Plan Compensation.”

(3)

The stock-based compensation amounts shown in this column reflect the aggregate grant date fair value, assuming no risk of forfeiture, of RSU, PSU, Performance Shares, PRSU and RPSU (Cliff RPSU and Cliff RPSU with TSR Modifier) awards granted during Fiscal 2017, Fiscal 2016 and Fiscal 2015, calculated in accordance with ASC 718. For Cliff RPSU awards that include a market condition in the form of a TSR Modifier, a Monte Carlo simulation model is used to estimate the award’s fair value on the grant date. We determine the fair value of RSU, PSU, PRSU, Performance Shares and RPSU awards (without a TSR modifier) using the average of the high and low stock prices on the grant date, as adjusted to reflect the absence of dividends for those awards that are not entitled to dividend equivalents. For PSUs and RPSUs, the amounts shown in the table reflect the aggregate grant date fair value at the target achievement level.

If Performance were assumed to be achieved at the maximum level for PSUs, Cliff RPSUs and Cliff RPSUs with TSR Modifier, the aggregate grant date fair value would increase as follows:

	Fiscal 2017	Fiscal 2016	Fiscal 2015

	PSUs	PSUs	Cliff RPSUs	Cliff RPSUs with TSR Modifier
Ralph Lauren	$5,500,007	$5,500,029	$2,344,731	$4,385,761
Jane Nielsen[a]	$701,851	N/A	N/A	N/A
Valérie Hermann[b]	$1,171,323	$298,651	$159,494	$288,095
David Lauren[c]	$128,348	$119,473	N/A	N/A
Stefan Larsson[d]	$1,750,294	$740,503	N/A	N/A

(a)	Ms. Nielsen received her initial equity award in the form of PSUs and RSUs on September 25, 2016.
(b)

Ms. Hermann received her initial equity award in the form of Cliff RPSUs, Cliff RPSUs with TSR Modifier and RSUs on April 7, 2014. She received an additional equity grant in the form of PSUs and RSUs on November 8, 2016.

(c)	Mr. D. Lauren became a NEO in Fiscal 2016.
(d)	Mr. Larsson received his initial equity award in the form of PSUs, PRSUs, and RSUs on November 3, 2015. PRSUs can be paid out at a range of zero to target.

(4)

No stock options were granted in Fiscal 2016 and Fiscal 2017. The stock-based compensation amounts shown reflect the aggregate grant date fair value, assuming no risk of forfeiture, of stock option awards granted during Fiscal 2015, calculated in accordance with ASC 718. We use the Black-Scholes option pricing model to estimate the fair value of stock options granted, which requires the input of both subjective and objective assumptions. The assumptions used in the valuation of stock-based awards are discussed in Note 18 to our Audited Consolidated Financial Statements included in our Annual Report on Form 10-K for Fiscal 2017.

(5)

The amounts reported in this column represent payments made under the EOAIP (or in the case of Mr. Madore, as part of his separation agreement and release) in June following the expiration of the fiscal year to which the payments relate. As discussed under “Compensation Discussion & Analysis,” the Compensation Committee and Mr. R. Lauren mutually agreed that Mr. R. Lauren would forgo his bonus for Fiscal 2017.

(6)	The named executive officers did not receive any above-market or preferential earnings on compensation deferred on a basis that is not tax-qualified. See “Non-Qualified Deferred Compensation Table.”

(7)

The amounts reported in this column represent the aggregate dollar amount for each NEO of all other compensation for the year, including perquisites and other personal benefits. Under SEC rules, we are required to identify by type all perquisites and other personal benefits for a NEO if the total value for that individual equals or exceeds $10,000, and to report and quantify each perquisite or personal benefit that exceeds the greater of $25,000 or 10% of the total amount for that individual.

In Fiscal 2017, Mr. R. Lauren received perquisites and other personal benefits, including: personal use of an automobile and driver ($65,037), personal security, enhanced amount of business travel accident coverage, and reimbursement for personal travel ($200,000).

In Fiscal 2017, Ms. Nielsen received perquisites and other personal benefits, including: an automobile allowance and repayment of her health benefit costs.

In Fiscal 2017, each of Ms. Hermann and Mr. D. Lauren received perquisites and other personal benefits, including an automobile allowance.

In Fiscal 2017, Mr. Larsson received perquisites and other personal benefits, including: relocation expenses ($562,749), tax gross-up related to relocation expenses ($649,824), an automobile allowance, and financial planning services.

In Fiscal 2017, prior to his separation from the Company, Mr. Madore received perquisites and other personal benefits, including an automobile allowance and financial planning services. In addition, included in Mr. Madore’s amount are severance payments ($350,000) received pursuant to his separation agreement and release.

(8)	The amounts reported in this column are the sum of columns 1 through 7 for each of the NEOs. All compensation amounts reported in this column include amounts paid and amounts deferred.

Grants of Plan-Based Awards Table

The following table provides information concerning the annual performance bonus and long-term incentive awards made to each of the NEOs in Fiscal 2017.

				Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units[3] (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Approval Date	Grant Date		Threshold[1] ($)	Target[1] ($)	Maximum[1] ($)	Threshold[2] (#)	Target[2] (#)	Maximum[2] (#)
Ralph				3,000,000	6,000,000	12,000,000
Lauren	06/30/2016	06/30/2016	[5]				92,765	123,686	185,529				11,000,014

Jane				385,695	771,390	1,542,780
Nielsen	09/23/2016	09/25/2016	[5]				11,299	15,065	22,598				1,403,702
	09/23/2016	09/25/2016	[3]							30,130			2,895,458

Valérie				831,250	1,662,500	3,325,000
Hermann	06/30/2016	06/30/2016	[5]				10,541	14,055	21,083				1,166,835
	06/30/2016	06/30/2016	[6]				14,055	14,055	14,055				1,194,247
	09/23/2016	11/08/2016	[5]				9,463	12,617	18,926				1,175,812
	09/23/2016	11/08/2016	[3]							12,617			1,175,812

David				318,750	637,500	1,275,000
Lauren	06/30/2016	06/30/2016	[5]				2,319	3,092	4,638				256,695
	06/30/2016	06/30/2016	[6]				3,093	3,093	3,093				262,811

Stefan				1,875,000	3,750,000	5,625,000
Larsson	11/03/2015	05/20/2016	[4]				0	26,660	26,660				2,367,230
	06/30/2016	06/30/2016	[5]				31,625	42,166	63,249				3,500,588
	06/30/2016	06/30/2016	[6]				42,165	42,165	42,165				3,582,740

Robert L.				262,500	525,000	1,050,000
Madore

(1)

Represents grants of cash incentive awards under the Company’s EOAIP. See “Compensation Discussion and Analysis—Key Components of Executive Compensation” for a description of the material terms of these awards. Ms. Nielsen’s award is pro-rated based upon her employment start date of September 6, 2016. Mr. Madore was eligible for a payout, per his separation agreement and release, in an amount equal to the greater of (a) his Fiscal 2017 EOAIP award or (b) $525,000.

(2)

Represents the number of PSUs, Performance Shares, and PRSUs that were granted in Fiscal 2017 under our 2010 Stock Incentive Plan. See “Compensation Discussion and Analysis—Key Components of Executive Compensation” for a description of the material terms of these awards.

(3)

Represents RSUs granted in Fiscal 2017 pursuant to Ms. Nielsen’s and Ms. Hermann’s employment agreements. See “Compensation Discussion and Analysis—Key Components of Executive Compensation” and “Executive Employment Agreements and Compensatory Arrangements” for a description of the material terms of these awards.

(4)	Represents a Performance Shares grant.

(5)	Represents a PSU grant.

(6)	Represents a PRSU grant.

Executive Employment Agreements and Compensatory Arrangements

Ralph Lauren’s Employment Agreement. During Fiscal 2017, Ralph Lauren was employed as our Executive Chairman and Chief Creative Officer pursuant to an amended and restated employment agreement dated June 26, 2012, as amended as of March 29, 2015, and further amended as of November 2, 2015 (the “R. Lauren Employment Agreement”). At the end of Fiscal 2017, we entered into a new employment agreement with Mr. R. Lauren made effective as of April 2, 2017 (the “New R. Lauren Employment Agreement”). The key terms of the R. Lauren Employment Agreement and the New R. Lauren Employment Agreement are indicated below:

•

Term: The R. Lauren Employment Agreement provided for Mr. R. Lauren’s employment through April 1, 2017, the last day of our Fiscal 2017. The New R. Lauren Employment Agreement provides for his employment through April 2, 2022, the last day of our 2022 fiscal year.

•	Salary: Mr. R. Lauren is entitled to an annual base salary of not less than $1.75 million.

•

Bonus: Mr. R. Lauren’s target bonus is in the amount of $6 million for each of the fiscal years during the term of his agreement. The maximum bonus provided for under his agreement in any fiscal year is 200% of that fiscal year’s target bonus.

•

Equity Awards: Mr. R. Lauren receives an annual stock award grant with an aggregate target grant date fair market value of $11 million for each fiscal year during the term of the agreement. PSUs make up 100% of the awards. Each PSU award vests at the end of a three-year performance period, subject to Mr. R. Lauren’s continued employment with us and our achievement of our performance goals (except in certain circumstances subject to accelerated vesting upon the termination of his employment as discussed below in “Potential Payments Upon Termination or Change in Control—Ralph Lauren”). Three levels of achievement are used to determine vesting: threshold, target and maximum. The threshold level, which is 70% of the financial goal, must be achieved in order for any PSUs to vest and be provided to him at the end of the applicable vesting period. If performance is at the threshold level, 75% of Mr. R. Lauren’s target shares plus accrued dividends will vest and be paid out. If performance is at the target level, which is 100% of the financial goal, then his target shares plus accrued dividends will vest and be paid out. If performance is at the maximum level, which is 110% or more of the financial goal, then 150% of the target shares plus accrued dividends will vest and be paid out. Vesting with respect to his PSUs shall be interpolated for performance between 70% and 110% of target goal(s) and none of his PSUs shall vest for performance below threshold goal(s).

•

Other Benefits: Mr. R. Lauren is required for security purposes to use his or other acceptable private aircraft for any travel. In addition to being entitled to reimbursement for any aircraft travel expenses he incurs which were business-related, he is also entitled to reimbursement for any personal aircraft travel expenses which he incurs, without any tax gross-up, up to a maximum aggregate amount of $200,000 per fiscal year. Mr. R. Lauren is also provided with a car and driver paid by us, and is eligible to participate in all employee benefit plans and arrangements made available to our senior executive officers.

•

Non-compete: Mr. R. Lauren is prohibited from competing with us anywhere in the world during the term of his employment and for a period of two years after the termination of his employment, for any reason.

See “Potential Payments Upon Termination or Change in Control” for a discussion of severance and change in control payments payable to Mr. R. Lauren under the R. Lauren Employment Agreement and the New R. Lauren Employment Agreement.

Jane Nielsen’s Employment Agreement. During Fiscal 2017, we employed Ms. Nielsen as our Chief Financial Officer pursuant to an employment agreement made effective as of September 7, 2016 or such other date as mutually agreed upon by the parties (the “Nielsen Employment Agreement”). The key terms of the Nielsen Employment Agreement are indicated below:

•

Term: The Nielsen Employment Agreement provides for Ms. Nielsen’s employment through September 7, 2019, subject to automatic, successive one-year extensions thereafter, unless either party gives at least 180 days’ prior notice that the term will not be extended.

•	Salary: Ms. Nielsen is entitled to a base salary of not less than $900,000.

•

Bonus: Ms. Nielsen is entitled to an annual incentive bonus opportunity under the terms of the EOAIP, with a target bonus of 150% of annual base salary and a maximum of 300% of annual base salary. She also received one-time sign-on cash awards in the total amount of $1.4 million.

•	Equity Awards: Ms. Nielsen is eligible to receive annual equity awards pursuant to the terms of the Company’s 2010 Stock Incentive Plan with an aggregate target value of $2.5 million. She also received a one-time sign-on stock award in the amount of $4.5 million, $3 million of which was in the form of RSUs that vest based on continued service and $1.5 million of which was in the form of PSUs that vest based on the achievement of certain performance metrics as well as continued service.

•	Other Benefits: Ms. Nielsen is eligible to participate in all employee benefit plans and arrangements made available to our senior executive officers, and receives a monthly car allowance of $1,500.

•	Non-compete: If Ms. Nielsen’s employment terminates for any reason, she may not compete with us for one year after the termination of her employment.

See “Potential Payments Upon Termination or Change in Control” for a discussion of severance and change in control payments payable to Ms. Nielsen under her employment agreement.

Valerie Hermann’s Employment Agreement. During Fiscal 2017, we employed Ms. Hermann as our Global Brand President, Luxury, Women’s Collections and World of Accessories pursuant to an employment agreement made effective as of April 4, 2016, and then, pursuant to an amendment made effective as of September 22, 2016, as our President, Global Brands (the “Hermann Employment Agreement”). The key terms of the Hermann Employment Agreement are indicated below:

•	Term: The Hermann Employment Agreement provides for Ms. Hermann’s employment through July 1, 2020.

•	Salary: Ms. Hermann is entitled to a base salary of not less than $950,000.

•	Bonus: Ms. Hermann is entitled to an annual incentive bonus opportunity under the terms of the EOAIP, with a target bonus of 175% of annual base salary and a maximum of 350% of annual base salary.

•	Equity Awards: Ms. Hermann is eligible to receive annual equity awards pursuant to the terms of the Company’s 2010 Stock Incentive Plan with an aggregate target value of $2.5 million. In connection with the amendment to the Hermann Employment Agreement made effective as of September 22, 2016, she also received a one-time stock award in the amount of $2.5 million, $1.25 million of which was in the form of RSUs that vest based on continued service and $1.25 million of which was in the form of PSUs that vest based on the achievement of certain performance metrics as well as continued service.

•

Other Benefits: Under the Hermann Employment Agreement, she is eligible to participate in all employee benefit plans and arrangements made available to our senior executive officers, and receives a monthly car allowance of $1,500.

•	Non-compete: Under the Hermann Employment Agreement, if Ms. Hermann’s employment terminates for any reason, she may not compete with us for one year after the termination of her employment.

See “Potential Payments Upon Termination or Change in Control” for a discussion of severance and change in control payments payable to Ms. Hermann under her employment agreement.

David Lauren’s Employment Terms. During Fiscal 2017, David Lauren was employed on an at-will basis as our Executive Vice President, Global Advertising, Marketing & Communications. On October 7, 2016, the Company announced that Mr. D. Lauren had been appointed as our Chief Innovation Officer and Vice Chairman of the Board. The key terms of Mr. D. Lauren’s employment are as follows:

•	Salary: Mr. D. Lauren’s base salary is $850,000.

•	Bonus: Mr. D. Lauren is eligible for an annual incentive bonus opportunity under the terms of the EOAIP, with a target bonus of 75% of annual base salary and a maximum of 150% of annual base salary.

•	Equity Awards: Mr. D. Lauren is eligible to receive annual equity awards pursuant to the terms of the Company’s 2010 Stock Incentive Plan with an aggregate target value of $550,000.

•	Other Benefits: He is eligible to participate in all employee benefit plans and arrangements made available to our senior executive officers, and receives a monthly car allowance of $1,500.

See “Potential Payments Upon Termination or Change in Control” for a discussion of severance and change in control payments payable to Mr. D. Lauren under the terms of his employment.

Stefan Larsson’s Employment Agreement. Mr. Larsson was employed as our President and Chief Executive Officer pursuant to an employment agreement dated September 25, 2015, as amended effective as of August 9, 2016 (the “Larsson Employment Agreement”). Mr. Larsson separated from the Company effective as of May 1, 2017, in our Fiscal 2018. The key terms of the Larsson Employment Agreement were as follows:

•

Term: The Larsson Employment Agreement provided for Mr. Larsson’s employment through March 28, 2020, the last day of our Fiscal 2020, subject to automatic, successive one-year extensions thereafter, unless either party gave at least 180 days’ prior notice that the term would not be extended. His employment with the Company ended effective as of May 1, 2017.

•	Salary: Mr. Larsson was entitled to an annual base salary of not less than $1.25 million.

•

Bonus: Mr. Larsson was entitled to an annual incentive bonus opportunity of up to 450% of his annual base salary, subject to the achievement of performance goals established by the Compensation Committee under the EOAIP, with a target bonus of 300% of his annual base salary.

•	Equity Awards: Mr. Larsson was eligible to receive annual equity awards under the terms of the Company’s 2010 Stock Incentive Plan with an aggregate target value of $7.5 million.

•

Other Benefits: Mr. Larsson was eligible to participate in all employee benefit plans and arrangements made available to our senior executive officers, and received a monthly car allowance of $1,500. In connection with the amendment to the Larsson Employment Agreement made effective as of August 9, 2016, the Company also paid for temporary housing in New York City for Mr. Larsson, provided that beginning on October 1, 2016, this benefit was capped at $35,000 per month.

•	Non-compete: If Mr. Larsson’s employment terminated for any reason, he could not compete with us for one year after the termination of his employment.

See “Potential Payments Upon Termination or Change in Control” for a discussion of severance and change in control payments payable to Mr. Larsson under his separation agreement and release.

Robert Madore’s Employment Agreement. In Fiscal 2017, we employed Robert Madore as our Corporate Senior Vice President and Chief Financial Officer pursuant to an employment agreement made effective as of April 1, 2015 (the “Madore Employment Agreement”). Mr. Madore’s employment ended effective as of September 30, 2016, and he no longer served as our Chief Financial Officer effective as of September 6, 2016. The key terms of the Madore Employment Agreement were as follows:

•	Term: The Madore Employment Agreement provided for Mr. Madore’s employment through March 31, 2018. His employment with the Company ended effective as of September 30, 2016.

•	Salary: Mr. Madore was entitled to an annual base salary of not less than $700,000.

•	Bonus: Mr. Madore was entitled to an annual incentive bonus opportunity under the terms of the EOAIP, with a target bonus of 75% of annual base salary and a maximum of 150% of annual base salary.

•	Equity Awards: Mr. Madore was eligible to receive annual equity awards pursuant to the terms of the Company’s 2010 Stock Incentive Plan with an aggregate target value of $550,000.

•	Other Benefits: Mr. Madore was eligible to participate in all employee benefit plans and arrangements made available to our senior executive officers, and received a monthly car allowance of $1,500.

•

Non-compete: If Mr. Madore’s employment terminated before the end of the employment term for any reason other than death, termination by us without cause or voluntary termination by him for good reason (each as defined below in “Potential Payments Upon Termination or Change in Control—Robert Madore”), he could not compete with us during the remainder of his scheduled employment term.

See “Potential Payments Upon Termination or Change in Control” for a discussion of severance and change in control payments payable to Mr. Madore under his separation agreement and release.

Outstanding Equity Awards at Fiscal 2017 Year-End Table

The following table provides information concerning the unexercised stock options outstanding and unvested stock awards for each of our NEOs as of the end of Fiscal 2017.

	Option Awards						Stock Awards

Name	Number of Securities Underlying Unexercised Options # Exercisable[1]	Number of Securities Underlying Unexercised Options # Unexercisable[2]		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested[3] (#)	Market Value of Shares or Units of Stock That Have Not Vested[4] ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested[5] (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[4] ($)
Ralph Lauren	150,000	0		0	$100.560	07/16/2017
	100,000	0		0	$75.190	07/16/2017
	100,000	0		0	$134.530	07/15/2018
	86,724	0		0	$140.975	07/16/2019
	71,199	0		0	$181.935	07/15/2020
	53,086	26,543	[6]	0	$159.680	07/14/2021
							44,970	$3,670,451	158,512	$12,937,749
Jane Nielsen	N/A
							30,130	$2,459,211	11,299	$922,224
Valérie Hermann	6,086	3,043	[6]	0	$159.680	07/14/2021
							37,162	$3,033,162	23,534	$1,920,845
David Lauren	3,180	0		0	$75.190	07/16/2017
	1,764	0		0	$134.530	07/15/2018
	2,676	0		0	$140.975	07/16/2019
	5,769	0		0	$181.935	07/15/2020
	3,044	1,522	[6]	0	$159.680	07/14/2021
							5,884	$480,252	3,731	$304,524
Stefan Larsson	N/A
							71,418	$5,829,137	68,700	$5,607,294
Robert L. Madore	N/A
									N/A

(1)	This column represents the number of shares of Class A Common Stock underlying exercisable options that had not been exercised as of April 1, 2017.

(2)

This column represents the number of shares of Class A Common Stock underlying unexercisable options at April 1, 2017. These options vest and become exercisable ratably in three equal annual installments beginning one year after the grant date.

(3)

This column includes Fiscal 2015 Cliff RPSUs, Fiscal 2015 Cliff RPSUs with TSR Modifier, Fiscal 2016 PRSUs and Fiscal 2017 PRSUs. Fiscal 2015 Cliff RPSUs are included at 85% of target, reflecting actual performance achieved at the end of Fiscal 2017. Fiscal 2015 Cliff RPSUs with TSR Modifier are included at 63.75% of target, reflecting actual performance achieved at the end of Fiscal 2017. The applicable performance goals for Fiscal 2016 PRSUs and Fiscal 2017 PRSUs were achieved at the end of Fiscal 2016, and the end of Fiscal 2017, respectively. Where applicable, shares have been rounded to whole numbers. This column also includes the number of shares of Class A Common Stock represented by unvested RSUs subject to time-based vesting. RSUs generally vest ratably in three equal annual installments beginning one year after the grant date, except for the RSUs granted to Ms. Nielsen, Ms. Hermann and Mr. Larsson. Ms. Nielsen’s RSUs granted on September 25, 2016 vest ratably in two equal annual installments beginning one year after the grant date. Ms. Hermann’s RSUs granted on November 8, 2016 vest in full on May 8, 2019. Consistent with the typical three-year vesting schedule described above, the second tranche of RSUs granted to Mr. D. Lauren on May 15, 2015 vested and were paid out on May 15, 2017, and the final tranche will vest after the end of Fiscal 2018, subject to his continued service at that time. Per Mr. Larsson’s separation agreement and release, all of his unvested RSUs, as well as his Fiscal 2016 PRSUs, vested and were paid out on May 1, 2017, the date of his separation from the Company.

The following shares vested and were paid out on May 26, 2017: the first tranche of Fiscal 2017 PRSUs, the second tranche of Fiscal 2016 PRSUs, Fiscal 2015 Cliff RPSUs and Fiscal 2015 Cliff RPSUs with TSR Modifier. The final tranche of Fiscal 2016 PRSUs and the second tranche of Fiscal 2017 PRSUs will vest after the end of Fiscal 2018, subject to continued service at that time with regard to each eligible recipient thereof, with the exception of Mr. Larsson. The final tranche of Fiscal 2017 PRSUs will vest after the end of Fiscal 2019, subject to continued service at that time with regard to each eligible recipient thereof, with the exception of Mr. Larsson. Per the terms of his separation agreement and release, Mr. Larsson will vest in all performance-based equity awards based on the Company’s actual performance on the dates those awards were scheduled to vest, without regard to his continued service.

(4)

Calculated using the NYSE closing price of $81.62 per share of Class A Common Stock on March 31, 2017, the last business day of Fiscal 2017. Where applicable, shares have been rounded to whole numbers.

(5)

This column represents the number of shares of Class A Common Stock represented by unearned PSUs and Performance Shares. See “Executive Employment Agreements and Compensatory Arrangements” and “Compensation Discussion and Analysis—Key Components of Executive Compensation” for a description of the material terms of these PSUs and Performance Shares. This column includes unearned Fiscal 2016 PSUs and Fiscal 2017 PSUs which, in accordance with SEC rules, are included and calculated at threshold performance. This column also includes unearned Performance Shares granted to Mr. Larsson which, in accordance with SEC rules, are included and calculated at target performance. Where applicable, shares have been rounded to whole numbers.

(6)	These stock options will vest on July 14, 2017.

Option Exercises and Stock Vested During Fiscal 2017 Table

The following table provides information concerning the exercises of stock options and vesting of stock awards during Fiscal 2017 on an aggregated basis for each of our NEOs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Ralph Lauren [1]	0	$0	53,421	$5,020,188
Jane Nielsen	0	$0	0	$0
Valérie Hermann [2]	0	$0	5,785	$548,727
David Lauren [3]	4,668	$184,690	1,795	$164,044
Stefan Larsson [4]	0	$0	11,294	$1,086,710
Robert L. Madore [5]	0	$0	1,780	$164,061

(1)

In connection with the vesting of his performance-based stock awards, Mr. R. Lauren acquired 44,241 shares on May 27, 2016 with a market price of $93.895 and the table includes a cash payment of $89.08 in lieu of fractional shares representing 0.9487 shares of Class A Common Stock. Market price is based upon the average of the high and the low stock prices on that day.

Mr. R. Lauren has outstanding vested RSUs for which the underlying shares of Class A Common Stock will not be delivered until Mr. R. Lauren’s separation from the Company or if earlier, upon a change in control. These RSUs are eligible to receive dividend equivalents in the form of additional fully vested RSUs each time we pay an actual cash dividend on our outstanding shares. Additional RSUs of 2,296.69, 2,174.90, 2,188.52 and 2,520.06 were acquired on April 15, 2016, July 15, 2016, October 14, 2016 and January 13, 2017, respectively. Market price (based on the average of the high and low sale price on each day) was $93.545, $99.3115, $99.19 and $86.575, respectively.

(2)

Ms. Hermann acquired 4,216 shares upon the vesting of her RSUs, with a market price of $95.21 on April 7, 2016. In connection with the vesting of her performance-based stock awards, Ms. Hermann also acquired 1,569 shares, with a market price of $93.895 on May 27, 2016.

(3)

Mr. D. Lauren exercised 4,668 stock options, with an exercise price of $54.145 on June 16, 2016. The value realized is calculated using the difference between the sale price per share of Class A Common Stock and the option exercise price.

Mr. D. Lauren acquired 628 shares upon the vesting of his RSUs, with a market price of $86.455 on May 15, 2016. In connection with the vesting of his performance-based stock awards, Mr. D. Lauren also acquired 1,167 shares on May 27, 2016 with a market price of $93.895 and the table includes a cash payment of $174.64 in lieu of fractional shares representing 1.86 shares of Class A Common Stock. Market price is based upon the average of the high and low sale price on that day.

(4)

Mr. Larsson acquired 6,665 shares upon the vesting of his RSUs, with a market price of $97.835 on November 3, 2016. In connection with the vesting of his performance-based stock awards, Mr. Larsson also acquired 4,629 shares, with a market price of $93.895 on May 27, 2016.

(5)

In connection with the vesting of his performance-based stock awards, Mr. Madore acquired 420 shares on May 15, 2016 with a market price of $86.455, and 1,360 shares on May 27, 2016 with a market price of $93.895, and the table includes a cash payment of $52.58 in lieu of fractional shares representing 0.56 shares of Class A Common Stock. Market price is based upon the average of the high and low sale price on that day.

Non-Qualified Deferred Compensation Table

The following table provides information with respect to our defined contribution and non-tax-qualified compensation deferral plans for each of our NEOs.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Ralph Lauren	-	866,090 [1]	(6,206,206) [2]	-	35,888,429 [3]
Jane Nielsen	-	-	-	-	-
Valérie Hermann	-	-	-	-	-
David Lauren	-	-	-	-	-
Stefan Larsson	-	-	-	-	-
Robert L. Madore	-	-	-	-	-

(1)

Represents the value of Mr. R. Lauren’s additional RSUs that are granted each time we pay an actual cash dividend on our outstanding shares. Additional RSUs of 2,296.69, 2,174.90, 2,188.52 and 2,520.06 were acquired on April 15, 2016, July 15, 2016, October 14, 2016 and January 13, 2017, respectively. In each case, market price was based on the average of the high and low stock prices on each day.

(2)	The amount reflected for Mr. R. Lauren represents appreciation/depreciation accumulated on vested, but not delivered, RSUs.

(3)

Mr. R. Lauren’s RSUs are valued at $81.775, the average of the high and the low stock prices as of March 31, 2017, the last business day of Fiscal 2017 on which there were sales of shares. Mr. R. Lauren’s RSUs have vested but may not be distributed to him until his employment is terminated.

Potential Payments Upon Termination or Change in Control

Ralph Lauren. Mr. R. Lauren’s potential payments upon termination or change in control as described in this section are based upon the R. Lauren Employment Agreement, which was in effect for the entirety of Fiscal 2017. Noted below are those provisions which were revised under the New R. Lauren Employment Agreement. Unless otherwise noted, the key terms of the R. Lauren Employment Agreement remain in effect.

Under the R. Lauren Employment Agreement, in the event of termination without cause or resignation for good reason, Mr. R. Lauren would be entitled to receive, within 30 days following the date of termination, a lump sum cash payment equal to the sum of: (i) two years’ base salary; (ii) any accrued but unpaid compensation as of the date of termination; and (iii) two times the average annual bonus paid to him for the two fiscal years immediately preceding the year of his termination of employment (however, under the New R. Lauren Employment Agreement, if Mr. R. Lauren elects to transition to Executive Chairman, the amount described in this clause (iii) would no longer be payable in connection with a subsequent termination of employment). In addition, Mr. R. Lauren would be entitled to receive a pro-rated portion of the bonus he would otherwise have received for the fiscal year in which his termination of employment occurred, payment of which would be made when bonuses are paid to our other executives. Any unvested stock options would continue to vest on their scheduled vesting dates, and any vested stock options shall be exercisable until the later of one year from the date of termination or 30 days from the date the options become vested and exercisable, but in any event not later than the expiration date of the option. Any unvested RPSUs and PSUs will vest based on actual performance over the applicable performance period as if Mr. R. Lauren had remained employed to the applicable vesting certification date. Also, we will be obligated to continue to provide Mr. R. Lauren with office facilities and secretarial assistance, welfare and medical plan coverage and use of a car and driver during the two-year severance period (however, under the New R. Lauren Employment Agreement, any medical plan coverage would be limited to the first 18 months of the severance period unless Mr. R. Lauren elects to continue participation in such plan for the remainder of the severance period, provided that there are no adverse tax consequences to the Company).

In the event that his employment terminates due to his death or disability, Mr. R. Lauren or his estate will be entitled to receive all payments due to him through the date of his death or termination due to disability, including a pro-rated bonus for the fiscal year of termination paid at the same time as bonuses are paid to our other executives. With respect to his unvested stock options, RSUs, RPSUs and PSUs, such awards shall vest immediately (at target, in the case of RPSUs and PSUs) and, in the case of his stock options, shall be exercisable until the earlier of three years from the date of termination or the expiration date of the option, and in the case of his RSUs, RPSUs and PSUs, shall be payable in shares of Class A Common Stock no later than 30 days after the vesting date; provided that if termination is based on death and occurs in the last year of the performance period, the unvested RPSUs and PSUs will vest and be paid out based on actual performance during the performance period as if Mr. R. Lauren had remained employed to the applicable vesting certification date.

If Mr. R. Lauren terminates his employment for any reason, other than for good reason, death or disability, or if we terminate his employment for cause (but not including a termination by reason of the Company’s non-renewal of the R. Lauren Employment Agreement (as described below)), then Mr. R. Lauren will only receive any accrued but unpaid compensation as of the date of termination (including for any prior fiscal year, and including base salary through the date of termination). In addition, any unexercised stock options, and unvested RPSUs and PSUs held by him pursuant to his employment agreement shall be forfeited (however, under the New R. Lauren Employment Agreement, any vested but unexercised stock options shall be forfeited only if termination of employment is for cause, and otherwise they shall remain exercisable for one year from the date of termination of employment if such termination is by Mr. R. Lauren for other than good reason).

If Mr. R. Lauren’s employment terminates at the end of the term by reason of our failure to offer to extend the term or offer to enter into a new employment agreement on substantially the same terms as in the R. Lauren Employment Agreement, then he will be entitled to receive: (i) any accrued and unpaid compensation as of the date of termination; and (ii) his bonus for the fiscal year ending on the last day of the term. In addition, Mr. R. Lauren’s unvested and unexercised stock options and unvested RPSUs and PSUs shall vest and/or become exercisable in the same manner as if he resigned for good reason or if we terminated his employment without cause.

The New R. Lauren Employment Agreement clarifies that following any termination of employment, to the extent not previously paid or provided, the Company will timely pay or provide Mr. R. Lauren any other amounts or benefits required to be paid or provided to him (or that he is eligible to receive) under any plan, program, policy, practice or contract of the Company and its affiliates through the date of his termination.

Under the R. Lauren Employment Agreement, in the event that a change in control precedes the termination of Mr. R. Lauren’s employment, he will continue to receive, upon termination of employment, the same amounts in the same manner as described in the paragraph above. In addition, any unvested stock options granted under the 1997 Stock Incentive Plan and any unvested RSUs and RPSUs granted prior to the R. Lauren Employment Agreement would immediately vest upon a change in control. Under the R. Lauren Employment Agreement (and the New R. Lauren Employment Agreement), Mr. R. Lauren’s RPSUs and PSUs granted during the term of the R. Lauren Employment Agreement (and the New R. Lauren Employment Agreement) would not immediately vest upon a change in control.

Under the R. Lauren Employment Agreement, the above described amounts payable to him are subject to his compliance with the following restrictive covenants: (i) not to compete with us for two years following the termination of his employment; (ii) not to solicit any of our employees for three years following the termination of his employment; (iii) not to disparage us for three years following the termination of his employment; and (iv) not to disclose any of our confidential information. Under the New R. Lauren Employment Agreement, we have also agreed, for the duration of Mr. R. Lauren’s employment and for three years following the termination of his employment, not to (and to use reasonable best efforts to cause our senior executives and Board members not to) disparage Mr. R. Lauren.

Under the R. Lauren Employment Agreement, cause is defined as: (A) the willful and continued failure by him to substantially perform his duties after demand for substantial performance is delivered by us that specifically identifies the manner in which we believe he has not substantially performed his duties; or (B) his conviction of, or plea of nolo contendere to, a crime (whether or not involving us) constituting a felony; or (C) willful engaging by him in gross misconduct relating to his employment that is materially injurious to us or subjects us, monetarily or otherwise or which subjects, or if generally known, would subject us to public ridicule or embarrassment. Further, no act, or failure to act, shall be considered “willful” unless done, or omitted to be done, by Mr. R. Lauren not in good faith and without reasonable belief that his action or omission was in our best interest. Notwithstanding the forgoing, Mr. R. Lauren shall not be deemed to have been terminated for cause without: (x) reasonable written notice to him setting forth the reasons for our intention to terminate him for cause, (y) an opportunity for him, together with his counsel, to be heard before the Board and (z) delivery to him of a specific termination notice from the Board that states that in the good faith opinion of the Board, Mr. R. Lauren was guilty of the conduct set forth in clauses (A), (B) or (C) above, and specifying the particulars thereof in detail. In addition, in the event that the Board has so determined, in good faith, that cause exists, the Board shall have no obligation to terminate Mr. R. Lauren’s employment if the Board determines in its sole discretion that such a decision not to terminate his employment is in our best interest.

Under the R. Lauren Employment Agreement, good reason is defined to mean: (A) a material diminution in Mr. R. Lauren’s duties or the assignment to him of a title or duties inconsistent with his position as our Executive Chairman of the Board and Chief Creative Officer; (B) a material reduction in his salary; or (C) our failure to comply with any material provision of his employment agreement; provided that the events described in clauses (A), (B) and (C) above will not constitute good reason unless such diminution, reduction or failure (as applicable) has not been cured within 30 days after notice of such noncompliance has been given by Mr. R. Lauren to us. Under the New R. Lauren Employment Agreement, the definition of good reason also includes a material diminution in Mr. R. Lauren’s authority.

If necessary to comply with Section 409A of the Code, any severance payments will be subject to a six month delay in payment. The New R. Lauren Employment Agreement clarifies that settlement of any RPSUs or PSUs in the case of a termination due to disability may also be delayed to the extent required to comply with Section 409A of the Code.

Jane Nielsen. Under the Nielsen Employment Agreement, if we terminate Ms. Nielsen’s employment for any reason other than death, disability or cause (as defined in the Nielsen Employment Agreement and as described below), or

Ms. Nielsen voluntarily terminates her employment for good reason (as defined in the Nielsen Employment Agreement and as described below), she will be entitled to continue to receive, in accordance with our normal payroll practices, an amount equal to her base salary for a severance period equal to the longer of the balance of the term (up to a maximum of two years) and the one-year period commencing on the date of such termination, plus an amount, payable at the end of the severance period, equal to 150% of her base salary, plus a pro-rata EOAIP bonus for the year of termination based on actual performance. In addition, she will vest in any unvested stock options, RSUs and other equity awards with only service-based vesting conditions as of the date of termination of her employment, and any unvested equity awards with performance-based vesting conditions held by her will vest at the end of the applicable performance period, subject to the Company meeting the applicable performance goals. Ms. Nielsen will also be entitled to continue her participation during the severance period in any group medical or dental insurance plans in which she participated prior to termination. In addition, Ms. Nielsen will be entitled to receive any unpaid annual bonus for the fiscal year ended prior to the date of termination.

If Ms. Nielsen voluntarily terminates her employment without good reason, or if we terminate her employment for cause, she will be entitled to receive only her base salary through the date of termination. In the event of her termination due to her death or disability, Ms. Nielsen or her estate will be entitled to receive all payments due to her through the date of her death or termination due to disability, and she shall also be entitled to have her equity awards be treated in the same manner as termination without cause, and she shall also receive a pro-rata EOAIP bonus for the year of termination based on actual performance.

Under the Nielsen Employment Agreement, if the Company terminates her employment without cause, or Ms. Nielsen voluntarily terminates her employment for good reason, in each case within 12 months following a change in control of the Company (as defined in the Nielsen Employment Agreement), then, in lieu of the foregoing amounts, Ms. Nielsen will be entitled to receive a lump sum amount, payable within 15 days after the termination of her employment, equal to two times the sum of her then current annual base salary and the bonus she was paid for the most recently completed fiscal year immediately prior to her termination. In addition, in such event, any unvested stock options, RSUs and other equity awards held by Ms. Nielsen will immediately vest. In the case of any performance-based equity awards, the accelerated vesting would be calculated as if the target performance level was achieved.

Under the Nielsen Employment Agreement, the above-described amounts and stock awards to be provided to her are subject to her compliance with the following restrictive covenants: (i) not to compete with us for one year following the termination of her employment; (ii) not to solicit any of our employees for one year following the termination of her employment; (iii) not to disparage us following the termination of her employment; and (iv) not to disclose any of our confidential information.

Under the Nielsen Employment Agreement, cause is defined as: (A) the willful and continued failure by Ms. Nielsen to substantially perform her duties hereunder after demand for substantial performance is delivered to her that specifically identifies the manner in which we believe she has not substantially performed her duties; (B) her conviction of, or plea of nolo contendere to, a crime (whether or not involving the Company) constituting any felony; (C) her willful engagement in gross misconduct relating to her employment that is materially injurious to the Company, monetarily or otherwise, or which subjects, or if generally known, would subject, the Company to public ridicule. Under this definition, no act, or failure to act, on Ms. Nielsen’s part shall be considered “willful” unless done, or omitted to be done, by her not in good faith and without reasonable belief that her action or omission was in the best interest of the Company. Notwithstanding the foregoing, Ms. Nielsen’s employment may be terminated for cause only upon (x) reasonable written notice to her setting forth the reasons for the Company’s intention to terminate her for cause; (y) the opportunity to cure (if curable) within 30 days of such written notice; and (z) an opportunity for Ms. Nielsen, together with her counsel, to be heard by the Company.

Under the Nielsen Employment Agreement, good reason is defined as a termination of employment by Ms. Nielsen within 60 days following the occurrence of: (A) a material diminution in or material adverse alteration to her title, base salary, or position, provided that a removal of particular business units or functions from her purview, responsibility or management that does not alter her role as the Company’s Chief Financial Officer shall not constitute a material diminution in or material adverse alteration to her position for this purpose; (B) the relocation of her principal office outside the area which comprises a 50 mile radius from New York City; (C) a failure of the Company to comply with any material provision of the Nielsen Employment Agreement; or (D) Ms. Nielsen being required to report to anyone other than the Chief Executive Officer or the Chairman, provided that the events described in clauses (A), (B), (C) and (D) above shall not constitute good reason (i) until Ms. Nielsen provides written notice to the Company of the existence of such diminution, alteration, relocation, failure or requirement within 90 days of the date she learned of its occurrence (or, if sooner, the date she would have learned of the occurrence had she exercised reasonable diligence); and (ii) unless such diminution, alteration, relocation, failure or requirement (as applicable) has not been cured within 30 days after written notice of such noncompliance has been given by Ms. Nielsen to the Company.

If necessary to comply with Section 409A of the Code, any severance payments will be subject to a six month delay in payment.

Valérie Hermann. Under the Hermann Employment Agreement, if we terminate Ms. Hermann’s employment for any reason other than death, disability or cause (as defined in the Hermann Employment Agreement and as described below), or Ms. Hermann voluntarily terminates her employment for good reason (as defined in the Hermann Employment Agreement and as described below), she will be entitled to continue to receive, in accordance with our normal payroll practices, an amount equal to her base salary for a severance period equal to the longer of the balance of the term (up to a maximum of two years) and the one-year period commencing on the date of such termination, plus an amount, payable at the end of the severance period, equal to 175% of her base salary, plus a pro-rata EOAIP bonus for the year of termination based on actual performance. In addition, she will vest in any unvested stock options, RSUs and other equity awards with only service-based vesting conditions as of the date of termination of her employment, and any unvested equity awards with performance-based vesting conditions held by her will vest at the end of the applicable performance period, subject to the Company meeting the applicable performance goals. Ms. Hermann will also be entitled to continue her participation during the severance period in any group medical or dental insurance plans in which she participated prior to termination. In addition, Ms. Hermann will be entitled to receive any unpaid annual bonus for the fiscal year ended prior to the date of termination.

If Ms. Hermann voluntarily terminates her employment without good reason, or if we terminate her employment for cause, she will be entitled to receive only her base salary through the date of termination. In the event of her termination due to her death or disability, Ms. Hermann or her estate will be entitled to receive all payments due to her through the date of her death or termination due to disability, and she shall also be entitled to have her equity awards be treated in the same manner as described above as if her employment was terminated by the Company without cause.

Under the Hermann Employment Agreement, if the Company terminates her employment without cause, or Ms. Hermann voluntarily terminates her employment for good reason, in each case within 12 months following a change in control of the Company (as defined in the Hermann Employment Agreement), then, in lieu of the foregoing amounts, Ms. Hermann will be entitled to receive a lump sum amount, payable within 15 days after the termination of her employment, equal to two times the sum of her then current annual base salary and the bonus she was paid for the most recently completed fiscal year immediately prior to her termination. In addition, in such event, any unvested stock options, RSUs and other equity awards held by Ms. Hermann will immediately vest. In the case of any performance-based equity awards, the accelerated vesting would be calculated as if the target performance level was achieved, and such immediate vesting shall also occur should Ms. Hermann’s employment be terminated in contemplation of a change in control, and the change in control actually occurs.

Under the Hermann Employment Agreement, the above-described amounts and stock awards to be provided to her are subject to her compliance with the following restrictive covenants: (i) not to compete with us for one year following the termination of her employment; (ii) not to solicit any of our employees for one year following the termination of her employment; (iii) not to disparage us following the termination of her employment; and (iv) not to disclose any of our confidential information.

Under the Hermann Employment Agreement, cause is defined as: (A) intentional failure by Ms. Hermann to perform the duties of her employment agreement (other than due to disability), provided that the conduct shall not constitute cause unless such failure by her to perform her duties has not been cured to our satisfaction, in our sole discretion, within 15 days after we have given notice of such failure to Ms. Hermann; or (B) an act of fraud, embezzlement, theft, breach of fiduciary duty, or any other material misconduct or any violation of law (other than a traffic violation) committed by Ms. Hermann; or (C) any intentional action by her causing material damage to or misappropriation of our assets; or (D) her wrongful disclosure of our material confidential information; or (E) her engagement in any competitive activity which would constitute a breach of the Hermann Employment Agreement and/or of her duty of loyalty; or (F) her breach of any of our material employment policies, provided that the breach shall not constitute cause unless such failure by her to perform her duties has not been cured to our satisfaction, in our sole discretion, within 15 days after we have given notice of such breach to Ms. Hermann; or (G) performance by her of her employment duties in a manner deemed by us, in our sole discretion, to be grossly negligent; or (H) the commission of any act by her, whether or not performed in the workplace, which subjects us to public ridicule or embarrassment, or is materially detrimental or damaging to our reputation, goodwill, or relationships with our customers, suppliers, vendors, licensees or employees.

Under the Hermann Employment Agreement, good reason is defined as a termination of employment by Ms. Hermann within 150 days following the occurrence of: (A) a material diminution in or adverse alteration to her title, base salary, position, or duties, it being acknowledged and understood that if the Company discontinues any brand, label, product category, or line of business, any changes to Ms. Hermann’s duties and responsibilities solely as a result of such discontinuation shall not be deemed a material diminution or adverse alteration, and it being further acknowledged and understood that the removal from Ms. Hermann’s purview of responsibility of any other brand, label, product category, or line of business to which she consents in writing shall not be deemed a material diminution or adverse alteration, provided in each case that her title or role as President, Global Brands is not otherwise changed; (B) the relocation of her principal office outside the area which comprises a 50 mile radius from New York City or to a city in which the principal executive offices of the Company are not then located; (C) our failure to comply with any material provision of the Hermann Employment Agreement; or (D) we require her to report to anyone other than our Chief Executive Officer or the Board; provided that the events described in clauses (A), (B), (C) and (D) above shall not constitute good reason (i) until Ms. Hermann provides written notice to us of the existence of such diminution, alteration, relocation, failure, or reporting change within 60 days of its occurrence and (ii) unless such diminution, alteration, relocation, failure, or reporting change (as applicable) has not been cured within 30 days after written notice of such noncompliance has been given to us by Ms. Hermann.

If necessary to comply with Section 409A of the Code, any severance payments will be subject to a six month delay in payment.

David Lauren. If we terminate Mr. D. Lauren without just cause, he would be entitled to continue to receive, in accordance with our normal payroll practices, an amount equal to his base salary for a severance period of one year. Under the Company’s severance pay plan for employees in the United States, just cause is defined to mean: (i) any act or omission by an employee resulting or intended to result in personal gain at the expense of the Company; (ii) the performance by the employee of his or her employment duties in a manner deemed by the Company to be grossly negligent; provided that the employee had previously received a written warning identifying the problem and outlining a course of corrective action, has been given a reasonable opportunity to correct his or her performance, and has failed or refused to do so; or (iii) the improper disclosure by the employee of proprietary or confidential information or trade secrets of the Company, or intellectual property which the Company is under a duty to protect, including software licensed to the Company under agreements prohibiting disclosure; or (iv) misconduct by the employee, including, but not limited to, fraud, falsification of Company records, failure to comply with Company policies, rules or guidelines (including a violation of the Company’s business code of conduct), harassment, excessive absenteeism, dishonesty, insubordination, theft, violent acts or threats of violence, or possession of alcohol or narcotics on the property of the Company, or the use of the Company’s property, facilities or services for illegal purposes; or (v) the commission of a criminal act by the employee, whether or not performed in the workplace, which subjects, or if generally known, would subject, the Company to public ridicule or embarrassment; or (vi) documented poor job performance.

If necessary to comply with Section 409A of the Code, any severance payments will be subject to a six month delay in payment.

Stefan Larsson. In connection with Mr. Larsson’s separation of employment with the Company, the Company and Mr. Larsson entered into an employment separation agreement and release (the “Larsson Separation Agreement”) on January 27, 2017. Pursuant to the Larsson Separation Agreement, Mr. Larsson will receive $10 million, paid in the form of salary continuation over two years. The Larsson Separation Agreement further provides for Mr. Larsson to receive his bonus under the EOAIP for Fiscal 2017 on the date that bonuses under the EOAIP are paid to the Company’s eligible executives, and for him to receive a pro-rated EOAIP bonus based on performance for a portion of Fiscal 2018 through May 1, 2017, also on the date that bonuses under the EOAIP are paid to the Company’s eligible executives. The Larsson Separation Agreement provides that Mr. Larsson will also vest in all time-based equity awards as of the date of termination and will vest in all performance-based equity awards based on the Company’s actual performance on the dates those awards were scheduled to vest without regard to his continued employment. The Larsson Separation Agreement required that Mr. Larsson provide the Company with certain transition services, and that he comply with certain confidentiality, non-competition, non-disparagement and non-solicitation restrictive covenants. Mr. Larsson has also agreed to a general release of claims against the Company.

Robert Madore. On June 30, 2016, the Company and Mr. Madore entered into an employment separation agreement and release (the “Madore Separation Agreement”). Pursuant to the Madore Separation Agreement, Mr. Madore separated from the Company on September 30, 2016 and is entitled to receive as separation payments: (i) an amount of $1,050,000, equal to 78 weeks of his annual base salary, paid as salary continuation; (ii) the greater of (x) a lump sum payment equal to the amount of his cash bonus under the EOAIP for Fiscal 2017, without pro-ration based on his termination prior to the end of Fiscal 2017, or (y) an amount of $525,000, in either case to be paid on the date that his Fiscal 2017 cash bonus under the EOAIP would have otherwise been payable had he remained employed; and (iii) an additional amount of $964,250, to be paid in a lump sum on the first Company payroll date after September 30, 2017. The Madore Separation Agreement required that Mr. Madore provide the Company with certain transition services through September 30, 2016, and that he comply with certain confidentiality, non-competition, non-disparagement and non-solicitation restrictive covenants. The Madore Separation Agreement also includes a general release by Mr. Madore of claims against the Company.

Potential Payments Upon Termination or Change in Control Tables

The following tables reflect incremental payments and benefits that would be owed by the Company to each of our NEOs beyond what they had earned as of April 1, 2017 upon termination of their employment under certain circumstances or in the event of a change in control, assuming that:

•	the NEO’s employment terminated or, in the event of a change in control, such change in control occurred on April 1, 2017;

•	the NEO’s salary continues as it existed on April 1, 2017;

•	the NEO’s employment agreement, as applicable, and term as of April 1, 2017, applies;

•	RPSUs and PSUs that are accelerated upon a change in control are deemed to do so at target;

•

awards granted under the 2010 Stock Incentive Plan held by participants which are unexercisable or otherwise unvested shall automatically be deemed exercisable or otherwise vest immediately upon a change in control in accordance with the terms of the 2010 Stock Incentive Plan;

•

the stock price for the Class A Common Stock is $81.62 per share (the NYSE closing price of Class A Common Stock on March 31, 2017, the last business day of Fiscal 2017 on which there were sales of shares); and

•	the bonus for the period April 3, 2016 through April 1, 2017 (as determined by the Compensation Committee) has been earned by our NEOs as set forth in the “Summary Compensation Table.”

The tables do not include non-qualified deferred compensation, if any, that would be paid to the NEOs, which is set forth in the “Non-Qualified Deferred Compensation Table.” In addition, the tables do not include the value of vested but unexercised stock options as of April 1, 2017.

Executive Chairman and Chief Creative Officer - Ralph Lauren

	Cash Severance - Base Salary[1]	Cash Severance - Bonus		Vesting of Equity Awards[2]		Continuation of Other Benefits & Perquisites[3]	Total
By the Company for Cause/by the Executive Without Good Reason	$0	$0		$0		$0	$0

By the Company Without Cause/by the Executive for Good Reason	$3,500,000	$11,759,590	[4]	$22,185,452	[5]	$891,964	$38,337,006

Death or Disability	$0	$0		$22,185,452		$0	$22,185,452

Change in Control with Termination[6]	$3,500,000	$11,759,590		$22,185,452		$891,964	$38,337,006

(1)

In the event of a termination by the Company without cause or by Mr. R. Lauren for good reason and pursuant to his employment agreement, we would provide a lump sum cash payment equal to two times his base salary, payable within 30 days following the date of termination. In the event of a change in control with termination, no special change in control severance payment is payable to Mr. R. Lauren. If Mr. R. Lauren’s employment were to be terminated by us without cause or if he terminates his employment for good reason following a change in control, we would provide a lump sum cash payment equal to two times his base salary, payable within 30 days following the date of termination.

(2)

Represents the value associated with the acceleration or continuation (as the case may be) of the vesting of equity awards. In the case of RPSUs and PSUs (including associated dividend equivalent units on such award), the value was based on the NYSE closing price of our Class A Common Stock on March 31, 2017, which was $81.62 and, in the case of options, was based on the difference between such closing price and the exercise price of the option.

(3)	Represents the cost of providing health and welfare benefits, office facilities and support, and the use of a car and driver through the applicable severance period.

(4)	Represents two times the average annual bonus paid to Mr. R. Lauren for the two fiscal years immediately preceding the year of termination.

(5)	If maximum performance for Cliff RPSUs, Cliff RPSUs with TSR Modifier or PSUs is reached, the value would increase by $12,018,060.

(6)

In the event of a change in control with termination, no special change in control severance payment is payable to Mr. R. Lauren. If Mr. R. Lauren’s employment were to be terminated by us without cause or if he terminates his employment for good reason following a change in control, Mr. R. Lauren would be entitled to the same amounts reflected above for “By the Company without Cause/By the Executive for Good Reason.”

Chief Financial Officer - Jane Nielsen

	Cash Severance - Base Salary[1]	Cash Severance - Bonus		Vesting of Equity Awards[2]		Continuation of Other Benefits & Perquisites[3]	Total
By the Company for Cause/by the Executive Without Good Reason	$0	$0		$0		$0	$0

By the Company Without Cause/by the Executive for Good Reason	$1,800,000	$1,350,000	[4]	$3,688,816	[5]	$17,240	$6,856,056

Death or Disability	$0	$0		$3,688,816	[5]	$0	$3,688,816

Change in Control with Termination	$1,800,000	$0		$3,688,816		$17,240	$5,506,056

(1)

In the event of a termination by the Company without cause or by Ms. Nielsen for good reason and pursuant to her employment agreement, we would continue to pay Ms. Nielsen her base salary for two years. In the event of a change in control with termination, we would provide for a lump sum payment equal to two times her base salary.

(2)

Represents the value associated with the acceleration or continuation (as the case may be) of the vesting of equity awards. In the case of PSUs and RSUs, the value was based on the NYSE closing price of our Class A Common Stock on March 31, 2017, which was $81.62.

(3)	Represents the cost of providing health and welfare benefits during the applicable severance period.

(4)	Represents 150% of Ms. Nielsen’s base salary.

(5)	If maximum performance for applicable Cliff RPSUs, Cliff RPSUs with TSR Modifier or PSUs is reached, the value would increase by $614,803.

President, Global Brands - Valérie Hermann

	Cash Severance - Base Salary[1]	Cash Severance - Bonus		Vesting of Equity Awards[2]		Continuation of Other Benefits & Perquisites[3]	Total
By the Company for Cause/by the Executive Without Good Reason	$0	$0		$0		$0	$0

By the Company Without Cause/by the Executive for Good Reason	$1,900,000	$1,662,500	[4]	$5,682,466	[5]	$32,682	$9,277,648

Death or Disability	$0	$0		$5,682,466	[5]	$0	$5,682,466

Change in Control with Termination	$1,900,000	$1,836,000	[6]	$5,682,466		$32,682	$9,451,148

(1)

In the event of a termination by the Company without cause or by Ms. Hermann for good reason and pursuant to her employment agreement, we would continue to pay Ms. Hermann her base salary for two years. In the event of a change in control with termination, we would provide for a lump sum payment equal to two times her base salary.

(2)

Represents the value associated with the acceleration or continuation (as the case may be) of the vesting of equity awards. In the case of RPSUs, PSUs and PRSUs and RSUs, the value was based on the NYSE closing price of Class A Common Stock on March 31, 2017, which was $81.62 and, in the case of options, was based on the difference between such closing price and the exercise price of the option.

(3)	Represents the cost of providing health and welfare benefits during the applicable severance period.

(4)	Represents 175% of Ms. Hermann’s base salary.

(5)	If maximum performance for applicable Cliff RPSUs, Cliff RPSUs with TSR Modifier or PSUs is reached, the value would increase by $1,517,153.

(6)	Represents two times the bonus paid for the fiscal year prior to the fiscal year of termination.

Chief Innovation Officer and Vice Chairman of the Board - David Lauren

	Cash Severance - Base Salary	Cash Severance - Bonus	Vesting of Equity Awards [2]		Continuation of Other Benefits & Perquisites	Total
By the Company for Just Cause/by the Executive	$0	$0	$0		$0	$0

By the Company Without Just Cause [1]	$850,000	$0	$0		$0	$850,000

Death or Disability	$0	$0	$592,969	[3]	$0	$592,969

Change in Control with Termination	$0	$0	$929,489		$0	$929,489

(1)	In the event of a termination by the Company without just cause, we would continue to pay Mr. D. Lauren his base salary for one year.

(2)

Represents the value associated with the acceleration or continuation (as the case may be) of the vesting of equity awards. In the case of RPSUs, PSUs, PRSUs and RSUs, the value was based on the NYSE closing price of Class A Common Stock on March 31, 2017, which was $81.62 and, in the case of options, was based on the difference between such closing price and the exercise price of the option.

(3)	If maximum performance for applicable Cliff RPSUs, Cliff RPSUs with TSR Modifier or PSUs is reached, the value would increase by $234,739.

Former President and Chief Executive Officer - Stefan Larsson 1

	Cash Severance - Base Salary[2]	Cash Severance - Bonus [3]	Vesting of Equity Awards [4]	Continuation of Other Benefits & Perquisites [5]	Total

Per Separation Agreement	$10,000,000	$312,500	$12,580,091	$40,058	$22,932,649

(1)	This table reflects the value Mr. Larsson is entitled to in connection with his separation from the Company, effective as of May 1, 2017.

(2)	Represents base salary that we will continue to pay Mr. Larsson through the end of his severance period.

(3)	Represents the pro-rated annual incentive bonus at target. Actual bonus paid to Mr. Larsson will be based on Fiscal 2018 results.

(4)

Represents the value associated with the continuation of the vesting of equity awards granted to Mr. Larsson. In the case of PSUs, Performance Shares and PRSUs and RSUs, the value was based on the NYSE closing price of Class A Common Stock on March 31, 2017, which was $81.62. PSUs, Performance Shares and PRSUs vest based upon actual performance over the applicable performance period. For purposes of this table, target performance is assumed to have been achieved. If maximum performance for PSUs is reached, the value would increase by $2,287,482.

(5)	Represents the cost of providing health and welfare benefits during the applicable severance period.

Former Corporate Senior Vice President and Chief Financial Officer - Robert L. Madore 1

	Cash Severance[2]	Equity Awards	Continuation of Perquisites [3]	Total

Per Separation Agreement	$2,681,000	$0	$20,176	$2,701,176

(1)	This table reflects the value Mr. Madore is entitled to in connection with his separation from the Company, effective as of September 30, 2016.

(2)	Represents cash severance payments that we will pay Mr. Madore through the end of his severance period.

(3)	Represents the cost of providing health and welfare benefits during the applicable severance period.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

Written Related Party Transactions Policy

We have adopted a written related party transactions policy detailing the policies and procedures relating to transactions which may present actual, potential or perceived conflicts of interest and may raise questions as to whether such transactions are consistent with the best interests of us and our stockholders. The Nominating & Governance Committee must review and approve or ratify any deemed related party transaction proposed to be entered into by our executive officers or directors.

Under our related party transactions policy, any relationship, arrangement or transactions between us and (i) a director, (ii) an executive officer, (iii) a person known by us to be a beneficial owner of more than 5% of our Common Stock, or (iv) a person known by us to be an immediate family member of any of the foregoing (each of the foregoing clauses (i)-(iv) a “Related Party”), is deemed to be a related party transaction. Under our related party transactions policy, the following transactions are not deemed to be a related party transaction:

•	Any transaction that involves the providing of compensation to a director or executive officer for his or her services in that capacity.

•	Any transaction in which the aggregate amount involved is expected to be less than $120,000.

•

Any transaction between us and any entity in which a Related Party has a relationship solely as an employee (other than an executive officer), director or beneficial owner of less than 10% of such entity’s equity, if the aggregate amount involved does not exceed the greater of $1 million or 2% of the other entity’s total annual revenues.

•

Any transaction where the Related Party’s interest arises solely from the ownership of our Common Stock and all holders of our Common Stock receive the same benefit on a pro-rata basis (e.g., dividends).

•	Any transaction with a Related Party involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority.

•	Any transaction with a Related Party involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture or similar services.

Registration Rights Agreements

We and certain of the Lauren Family Members (as defined below) are parties to a Registration Rights Agreement entered into on June 9, 1997 pursuant to which the Lauren Family Members have certain demand registration rights in respect of shares of Class A Common Stock (including the shares of Class A Common Stock issuable upon conversion of the shares of Class B Common Stock held by them). The Lauren Family Members may make a demand to register their shares once every nine months. The Lauren Family Members also have an unlimited number of piggyback registration rights in respect of their shares. The piggyback registration rights allow the holders to include all or a portion of the shares of Class A Common Stock issuable upon conversion of their shares of Class B Common Stock under any registration statement filed by us, subject to certain limitations.

We are required to pay all expenses (other than underwriting discounts and commissions of the Lauren Family Members and taxes payable by the Lauren Family Members) in connection with any demand registration, as well as any registration pursuant to the exercise of piggyback rights. We must also indemnify the Lauren Family Members and any underwriters against certain liabilities, including liabilities arising under the Securities Act of 1933, as amended.

As used in this Proxy Statement, the term “Lauren Family Members” includes only the following persons: (i) Ralph Lauren and his estate, guardian, conservator or committee; (ii) the spouse of Mr. R. Lauren and her estate, guardian, conservator or committee; (iii) each descendant of Mr. R. Lauren (a “Lauren Descendant”) and their respective estates, guardians, conservators or committees; (iv) each Family Controlled Entity (as defined below); and (v) the trustees, in their respective capacities as such, of each Lauren Family Trust (as defined below). The term “Family Controlled Entity” means (i) any not-for-profit corporation if at least a majority of its board of directors is composed of Mr. R. Lauren, Mr. R. Lauren’s spouse and/or Lauren Descendants; (ii) any other corporation if at least a majority of the value of its outstanding equity is owned by Lauren Family Members; (iii) any partnership if at least a majority of the economic interest of its partnership interests are owned by Lauren Family Members; and (iv) any limited liability or similar company if at least a majority of the economic interest in the company is owned by Lauren Family Members. The term “Lauren Family Trust” includes trusts, the primary beneficiaries of which are Mr. R. Lauren, Mr. R. Lauren’s spouse, Lauren Descendants, Mr. R. Lauren’s siblings, spouses of Lauren Descendants and their respective estates, guardians, conservator or committees and/or charitable organizations, provided that if the trust is a wholly charitable trust, at least a majority of the trustees of such trust consist of Mr. R. Lauren, the spouse of Mr. R. Lauren and/or Lauren Family Members.

Other Agreements, Transactions and Relationships

In connection with the reorganization that preceded our initial public offering in June 1997, we and our stockholders entered into a stockholders’ agreement (the “Stockholders’ Agreement”) which sets forth certain voting and other agreements for the period prior to completion of the initial public offering. All of the provisions of the Stockholders’ Agreement terminated upon completion of the initial public offering, except for certain provisions relating to certain tax matters with respect to our predecessor entities, certain restrictions on transfers of shares of Common Stock and indemnification and exculpation provisions.

We have entered into indemnification agreements with each of our directors and certain executives. The indemnification agreements require, among other things, that we indemnify our directors and some executives against certain liabilities and associated expenses arising from their service as our directors and executives and reimburse certain related legal and other expenses. In the event of our change in control (as defined therein), we will, upon request by an indemnitee under the agreements, create and fund a trust for the benefit of such indemnitee sufficient to satisfy reasonably anticipated claims for indemnification.

Under our Code of Business Conduct and Ethics, all of our employees and officers are required to promptly report any potential relationships, actions or transactions, including those involving immediate family members, that reasonably could be expected to give rise to a conflict of interest to their manager and our legal department. In addition, employees who intend to seek additional employment of any kind while remaining our employee are required to notify their managers of their interest and obtain approval from them before accepting such other employment. Our directors are required to disclose any actual or potential conflicts of interest to the Executive Chairman of the Board and our General Counsel. All directors are required to recuse themselves from any Board discussion or decision affecting their personal, business or professional interests.

In connection with our adoption of the “RRL” trademarks, pursuant to an agreement with us, Mr. R. Lauren retained the royalty-free right to use as trademarks “Ralph Lauren,” “Double RL” and “RRL” in perpetuity in connection with, among other things, beef and living animals. The trademarks “Double RL” and “RRL” are currently used by the Double RL Company, an entity wholly owned by Mr. R. Lauren. In addition, Mr. R. Lauren has reserved the right to engage in personal projects involving non-Company related film or theatrical productions through RRL Productions, Inc., a company wholly-owned by Mr. R. Lauren.

For Fiscal 2017, the total aggregate amount for transactions relating to the sale of beef from Mr. R. Lauren’s Double RL Company to the Company was approximately $173,000.

Jerome Lauren, the brother of Mr. R. Lauren, served as our Executive Vice President of Men’s Design until September 2016. Beginning in October 2016, the Company engaged Mr. J. Lauren as a consultant. In Fiscal 2017, Jerome Lauren received an aggregate of $1,703,322 in base salary, bonus and other compensation payments as an employee of the

Company, as well as stock-based awards with a total aggregate grant date fair market value of $363,382 calculated in accordance with ASC 718. Pursuant to the terms of Mr. J. Lauren’s separation agreement and release, he will receive $4,260,000 in cash severance payments through the end of his two-year severance period, of which $462,500 was paid in Fiscal 2017. In his role as a consultant to the Company, Mr. J. Lauren was compensated by the Company in the approximate amount of $385,450 in Fiscal 2017. Mr. D. Lauren, our Chief Innovation Officer and Vice Chairman of the Board, is Mr. R. Lauren’s son. Information regarding Mr. D. Lauren’s compensation and stock-based awards may be found under the “Executive Compensation Matters” section of this Proxy Statement.

(PROPOSAL 2)

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed Ernst & Young as our independent registered public accounting firm to audit our financial statements and our subsidiaries for Fiscal 2018. A resolution will be presented at the meeting to ratify their appointment.

All services provided by Ernst & Young, our independent registered public accounting firm for Fiscal 2017, have been reviewed with the Audit Committee to confirm that the performance of such services was consistent with the regulatory requirements for auditor independence.

Independent Auditor Fees

The Audit Committee has adopted a policy governing the pre-approval by the Audit Committee of all services, audit and non-audit, to be provided to us by our independent registered public accounting firm. Under the policy, the Audit Committee has generally pre-approved the provision by our independent registered public accounting firm of specific audit, audit-related, tax and other non-audit services, subject to the fee limits established from time to time by the Audit Committee, as being consistent with auditor independence. The provision of all other services, and all generally pre-approved services in excess of the applicable fee limits, by the independent registered public accounting firm must be specifically pre-approved by the Audit Committee on a case-by-case basis. Our Chief Financial Officer is required to determine if any request or application for services proposed to be performed by the independent registered public accounting firm has the general pre-approval of the Audit Committee, and the Audit Committee must be updated at each regularly scheduled meeting of the generally pre-approved services performed by the independent registered public accounting firm since the Audit Committee’s last regularly scheduled meeting. Requests or applications to provide services that require the specific pre-approval of the Audit Committee must be submitted to the Audit Committee by both the independent registered public accounting firm and our Chief Financial Officer, and both must advise the Audit Committee as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence. The Audit Committee may delegate either type of pre-approval authority to one or more of its members, and has currently delegated such authority to the Audit Committee’s Chair. All pre-approved decisions made by the delegated member or members must be reported to the full Audit Committee at its next scheduled meeting.

For Fiscal 2017, the Audit Committee established fee limits on generally pre-approved services outside the scope of the pre-approved annual audit engagement of $2,650,000 for tax services, $1,050,000 for accounting and auditing consultation services and $250,000 for audit-related services in connection with our financial technology platform upgrades.

The Audit Committee approves the professional services rendered for us by Ernst & Young, including associated fees and the general reimbursement by the Company for expenses incurred in connection with these services. Aggregate fees for professional services rendered for us by Ernst & Young for Fiscal 2017 and Fiscal 2016 were:

	Fiscal 2017	Fiscal 2016
Audit fees	$4,319,608	$4,316,597
Audit-related fees	$1,581,700	$941,700
Tax fees	$2,629,000	$2,294,008
All other fees	—	—

Total	$8,530,308	$7,552,305

•

Audit Fees. Audit fees are fees billed for professional services for the audit of our annual financial statements and internal control over financial reporting. Audit fees also include fees billed for professional services for the review of financial statements included in our Quarterly Reports on Form 10-Q and for services that are normally provided in connection with statutory and regulatory filings or engagements.

•

Audit-related Fees. Audit-related fees are fees billed for assurance and related services that are related to the performance of the audit or review of our financial statements. These services include employee benefit plan audits, contractually agreed-upon audits, accounting consultations and due diligence services.

•	Tax Fees. Tax fees are fees billed for tax advice and consulting, tax compliance and tax due diligence services.

•	All Other Fees. All other fees are fees billed for any services that did not constitute audit fees, audit-related fees or tax fees. No such services were provided to us in Fiscal 2017 or Fiscal 2016.

Representatives from Ernst & Young will be present at the meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions by stockholders.

The affirmative vote of a majority of the total votes cast at the 2017 Annual Meeting of Stockholders and entitled to vote is needed to ratify Ernst & Young’s appointment. If the stockholders do not ratify the appointment of Ernst & Young, the selection of the independent auditor will be reconsidered by the Audit Committee of the Board.

OUR BOARD RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2018.

(PROPOSAL 3)

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act and the related rules of the SEC, a resolution will be presented at the 2017 Annual Meeting of Stockholders to enable our stockholders to approve, on a discretionary and non-binding basis, the compensation of our NEOs and our compensation philosophy, policies and practices as disclosed in the “Compensation Discussion and Analysis,” the accompanying compensation tables, and the related narrative disclosure in this Proxy Statement.

This proposal, commonly known as a Say on Pay proposal, gives our stockholders the opportunity to express their views on our NEOs’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. Accordingly, you may vote on the following resolution at the 2017 Annual Meeting of Stockholders:

“RESOLVED, that the stockholders approve, on an advisory basis, our NEOs’ compensation and our compensation philosophy, policies and practices as described in the “Compensation Discussion and Analysis” and the tabular disclosure regarding each NEO’s compensation (together with the accompanying narrative disclosure) in the Proxy Statement for this meeting.”

In considering their vote, stockholders are encouraged to read the “Compensation Discussion and Analysis,” the accompanying compensation tables, and the related narrative disclosure. Although this vote is advisory, and therefore nonbinding, the Board and the Compensation Committee expect to take into account the outcome of the vote when considering future executive compensation decisions, to the extent that they can determine the cause or causes of any significant negative voting results.

As described in detail under “Compensation Discussion and Analysis,” our compensation programs are designed to motivate our executives to achieve excellent results for us. We believe that our compensation program, with our balance of base salary, performance-based cash bonuses and performance conditions for equity awards, encourages and rewards sustained performance that is aligned with long-term stockholder interests.

The affirmative vote of the holders of a majority of the votes represented at the 2017 Annual Meeting of Stockholders in person or by proxy is required to approve, on an advisory basis, the compensation of our NEOs and our compensation philosophy, policies and practices as described herein.

OUR BOARD RECOMMENDS A VOTE FOR THE PROPOSAL, ON AN ADVISORY BASIS, APPROVING THE COMPENSATION OF OUR NEOS AND OUR COMPENSATION PHILOSOPHY, POLICIES AND PRACTICES AS DESCRIBED HEREIN.

(PROPOSAL 4)

ADVISORY VOTE ON THE FREQUENCY OF

HOLDING FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

In addition to providing our stockholders with the opportunity to cast an advisory vote on executive compensation, in accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, a resolution will be presented at the 2017 Annual Meeting of Stockholders to enable our stockholders to recommend, on a discretionary and non-binding basis, whether a non-binding stockholder vote on executive compensation should occur every one, two or three years.

The proxy card, the Internet and the telephone proxy submission procedures each provide stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining). In voting on this resolution, stockholders are not voting whether to approve or disapprove the Board’s recommendation.

After careful consideration, the Board believes that a frequency of every year for the advisory vote on executive compensation is the optimal interval for conducting a Say on Pay vote. The Board believes that this frequency is appropriate as an annual vote would provide stockholders with the opportunity to express their views on a regular basis.

Although this advisory vote on the frequency of the Say on Pay vote is nonbinding, the Board expects to take into account the outcome of the vote when considering the frequency of future advisory votes on executive compensation.

When you vote in response to the resolution set forth below, you may cast your vote on your preferred voting frequency by choosing the option of one year, two years or three years, or abstaining from voting.

“RESOLVED, that the option of every one year, two years or three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which the Company is to hold a stockholder vote to approve, on an advisory basis, the compensation of the named executive officers, as disclosed at the time.”

Generally, the affirmative vote of the holders of a majority of the votes cast is required to approve matters presented to the stockholders. However, because the vote is advisory and non-binding, if none of the frequency options receive a majority of the votes cast, the option receiving the greatest number of votes will be considered the frequency recommended by the stockholders.

THE BOARD OF THE COMPANY RECOMMENDS A VOTE FOR THE PROPOSAL, ON AN ADVISORY BASIS, APPROVING THE FREQUENCY OF “ONE YEAR” FOR HOLDING FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION.

(PROPOSAL 5)

APPROVAL OF THE RALPH LAUREN CORPORATION

AMENDED AND RESTATED

EXECUTIVE OFFICER ANNUAL INCENTIVE PLAN

General. On June 21, 2017, our Board approved the Amended and Restated EOAIP, a copy of which is attached to this Proxy Statement as Appendix B, subject to stockholder approval at the 2017 Annual Meeting of Stockholders. The Amended and Restated EOAIP is designed to comply with the requirements of Section 162(m) of the Code (“Section 162(m)”). Section 162(m) generally provides that the Company may not take a federal income tax deduction for compensation in excess of $1,000,000 paid to certain NEOs in any one year. Certain performance-based compensation is exempt from this limit. Section 162(m) requires that certain material terms of the Amended and Restated EOAIP, including the performance goals and maximum amounts payable, be approved by the Company’s stockholders at least every five years.

Our Board recommends a vote FOR the approval of the Amended and Restated EOAIP.

The Amended and Restated EOAIP is substantially identical to the current version of the EOAIP that was previously approved by our stockholders in 2012. As described below under the caption “Duration and Modification,” stockholder approval of the Amended and Restated EOAIP at the 2017 Annual Meeting will have the effect of extending the authorized duration of the Amended and Restated EOAIP from August 10, 2017 to the first stockholder meeting of the Company that occurs in 2022.

Reasons Why You Should Vote in Favor of the Approval of the Amended and Restated EOAIP

Our Board recommends a vote for the approval of the Amended and Restated EOAIP because it believes the plan is in the best interests of the Company and its stockholders and contains features that are consistent with sound corporate governance practices, including the following:

•	Performance-Based. The Amended and Restated EOAIP intends to provide incentive compensation awards that qualify as performance-based compensation within the meaning of Section 162(m) of the Code.

•

162(m) Flexibility. The Amended and Restated EOAIP provides a variety of performance criteria available to the Company in crafting awards that are performance-based designed to allow such awards to be exempt from the deduction limitation under Section 162(m).

•

Forfeiture or “Clawback” Provision. The Amended and Restated EOAIP contains a “clawback” provision which provides that a participant’s rights with respect to an award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, including termination for cause, material violation of material written policies of the Company, or breach of noncompetition, confidentiality, or other restrictive covenants. In addition, if, as a result of a participant’s intentional misconduct or gross negligence, we are required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, the participant may be required to promptly reimburse us for certain payments or gains realized by the participant. Finally, if so required pursuant to a written policy of the Company, awards under the Amended and Restated EOAIP are subject (including on a retroactive basis) to clawback, forfeiture or similar requirements, to the extent required by applicable law or the rules and regulations of the NYSE or other securities exchange on which our Common Stock is listed or traded.

Summary of the Material Terms of the Amended and Restated EOAIP

The following summary of the material terms of the Amended and Restated EOAIP is qualified in its entirety by reference to the specific language of the Amended and Restated EOAIP.

Purpose. The purposes of the Amended and Restated EOAIP are to promote the success of the Company; to provide designated executive officers with an opportunity to receive incentive compensation dependent upon that success; to attract, retain and motivate such individuals; and to provide awards that are “qualified performance-based” compensation under Section 162(m).

Duration and Modification. The Amended and Restated EOAIP will be effective only upon the requisite approval from the stockholders of the Company. Under Section 162(m) of the Code, the material terms of the Amended and Restated EOAIP must be submitted to stockholders for approval every five years. The current version of the EOAIP has been approved by stockholders through the end of the 2017 fiscal year. The Amended and Restated EOAIP provides that the approval of the Amended and Restated EOAIP by the stockholders at the 2017 Annual Meeting will also constitute stockholder approval of the Amended and Restated EOAIP through the end of our 2022 fiscal year. If the Amended and Restated EOAIP is not approved, any awards made under the EOAIP after the 2017 Annual Meeting will not be treated as “qualified performance-based compensation” and the Company’s deduction of any compensation payable in respect of such awards and subsequent periods will be subject to disallowance under Section 162(m).

Our Board may at any time amend or terminate the Amended and Restated EOAIP. However, no amendment may be made after the date an executive officer is selected as a participant for a performance period that may adversely affect the rights of such participant for that performance period, and no amendment may increase the maximum award payable under the Amended and Restated EOAIP without stockholder approval or otherwise be effective without stockholder approval if such approval is necessary so that awards will be “qualified performance-based compensation” under Section 162(m) of the Code.

Administration. The Amended and Restated EOAIP must be administered by a committee or subcommittee of the Board designated by it to administer the Amended and Restated EOAIP that consists of not less than two directors, each of whom is intended to be an “outside director” within the meaning of Section 162(m) of the Code. Currently, our Compensation Committee administers the Amended and Restated EOAIP.

Eligibility. Our Compensation Committee designates the executive officers eligible to participate in the Amended and Restated EOAIP for each performance period. The executive officers of the Company are the Company’s Executive Chairman and Chief Creative Officer, President and CEO, Chief Financial Officer, and other executives of the Company considered to be executive officers for purposes of the Exchange Act.

Performance Measures and Goals. Payment of a cash incentive to participants is conditioned upon the attainment of pre-established performance goals measured over a performance period designated by the Compensation Committee. A performance period may be one or more periods of time over which the attainment of one or more performance goals will be measured for the purposes of determining a participant’s right to payment in respect of an award under the Amended and Restated EOAIP. Since the EOAIP’s inception, the Compensation Committee has used the Company’s fiscal years as the performance periods. The performance goals applicable to a performance period must be established in writing by the Compensation Committee no later than the earlier of (i) 90 days after the start of the performance period, or (ii) the date upon which 25% of the performance period has elapsed.

The performance goals are determined by reference to one or more of the following objective performance measures, as selected by the Compensation Committee and as applicable to Company and/or business unit performance. In alignment with those performance measures used in the Company’s 2010 Stock Incentive Plan, the performance measures under the Amended and Restated EOAIP will include the following: (a) net earnings or net income (before or after taxes); (b) basic or diluted earnings per share (before or after taxes); (c) net revenue or net revenue growth; (d) gross revenue or gross revenue growth, or gross profit or gross profit growth; (e) net operating profit (before or after taxes); (f) return measures (including, but not limited to, return on investment, assets, capital, employed capital, invested capital, equity, or sales); (g) cash flow measures (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital), which may but are not required to be measured on a per share basis; (h) earnings before or after taxes, interest, depreciation and/or amortization; (i) gross or net operating margins; (j) productivity ratios; (k) share price (including, but not limited to, growth measures and total stockholder return); (l) expense targets or cost reduction goals; (m) general and administrative expense savings; (n) operating efficiency; (o) objective measures of customer satisfaction; (p) working capital targets; (q) measures of economic value added or other “value creation” metrics; (r) inventory control; (s) enterprise value; (t) customer retention; (u) competitive market metrics; (v) employee retention; (w) timely completion of new product rollouts; (x) timely launch of new facilities; (y) objective measures of personal targets, goals or completion of projects (including but not limited to succession and hiring projects, completion of specific acquisitions, reorganizations or other corporate transactions or capital-raising transactions, expansions of specific business operations and meeting divisional or project budgets); (z) royalty income; (aa) same store sales (comparable sales), comparisons of continuing operations to other operations; (bb) market share; (cc) new store openings (gross or net), store remodelings; (dd) cost of capital, debt leverage year-end cash position or book value; (ee) strategic objectives, development of new product lines and related revenue, sales and margin targets, franchisee growth and retention, menu design and growth, co-branding or international operations; or any combination of the foregoing.

Determination and Payment of Incentives. The cash incentive amount that is payable to a participant in a performance period will be determined in accordance with a pre-established objective award formula based on the achievement of performance goals. The maximum cash incentive payable under the Amended and Restated EOAIP to any participant with respect to any fiscal year (or portion thereof) contained within a performance period is $20,000,000. The Compensation Committee has the discretion to reduce or eliminate, but cannot increase, any amounts otherwise payable under the Amended and Restated EOAIP. All payments under the Amended and Restated EOAIP will be made in cash and paid in a manner to qualify such payments for exemption from tax penalties that might otherwise be imposed under Section 409A of the Code. No awards are payable until the attainment of performance goals are certified, except that the Compensation Committee has sole discretion to permit the payment of an award to a participant without such certification following either (i) a termination of employment due to the participant’s death or disability or (ii) a “change in control” (as that term is defined in the Company’s 2010 Stock Incentive Plan).

Forfeiture Events. The Compensation Committee may specify in an award that a participant’s rights, payments and benefits with respect to an award will be subject to reduction, cancellation, forfeiture, or recoupment in the reasonable discretion of the Compensation Committee, upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of such award. Such events may include events such as termination of the executive officer’s employment for cause, material violation of material written policies of the Company, or breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the executive officer, as determined by the Compensation Committee in its reasonable discretion. In addition, if, as a result of an executive officer’s intentional misconduct or gross negligence, as determined by the Compensation Committee in its reasonable discretion, the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, the Compensation Committee may, in its reasonable discretion, require the executive officer to promptly reimburse the Company for the amount of any payment previously received by the executive officer pursuant to any award that was earned or accrued during the 12 month period following the earlier of the first public issuance or filing with the SEC of any financial document embodying such financial reporting requirement that required such accounting restatement. Furthermore, if so required pursuant to a written policy of the Company, awards under the Amended and Restated EOAIP are subject (including on a retroactive basis) to clawback, forfeiture or similar requirements, to the extent required by applicable law or the rules and regulations of the NYSE or other securities exchange on which our Common Stock is listed or traded.

Amended and Restated EOAIP Benefits. The executive officers selected for participation in the EOAIP for Fiscal 2017 were Mr. R. Lauren, Ms. Nielsen, Ms. Hermann, Mr. D. Lauren, Mr. Larsson and Mr. Madore. The annual bonus opportunities for these officers, subject to the achievement of the performance measures and goals established under the Amended and Restated EOAIP, are provided in their respective employment agreements, as applicable. See “Executive Employment Agreements and Compensatory Arrangements” for a description of the material provisions of these agreements and compensatory arrangements. The amounts awarded to these executive officers under the EOAIP for Fiscal 2017 appears in the “Summary Compensation Table.” The executive officers to be selected for participation in the Amended and Restated EOAIP for Fiscal 2018 and future years are subject to determination by the Compensation Committee.

Required Vote

Approval of the Amended and Restated EOAIP, and authorization of the Amended and Restated EOAIP through the end of the Company’s 2022 fiscal year, requires the affirmative vote of a majority of the votes cast by the holders of the shares of Common Stock of the Company, voting as a single class, present in person or by proxy at the 2017 Annual Meeting and eligible to vote.

OUR BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF THE RALPH LAUREN CORPORATION AMENDED AND RESTATED EXECUTIVE OFFICER ANNUAL INCENTIVE PLAN.

ADDITIONAL MATTERS

Proxy Procedure and Expenses of Solicitation

We will retain an independent tabulator to receive and tabulate the proxies and independent inspectors of election to certify the results.

All expenses incurred in connection with the solicitation of proxies will be borne by us. We will reimburse brokers, fiduciaries, custodians and other nominees for their costs in forwarding proxy materials to beneficial owners of Common Stock held in their names.

Solicitation may be undertaken by mail, telephone, personal contact or other similar means by our directors, officers and employees without additional compensation. In addition, we have engaged the firm of Okapi Partners to assist in the solicitation of proxies for the meeting and will pay Okapi Partners a fee of approximately $20,000, plus reimbursement of out-of-pocket expenses. The address of Okapi Partners is 1212 Avenue of the Americas, 24th Floor, New York, New York 10036. If you need assistance in completing your proxy card or voting by telephone or on the Internet, or have questions regarding the 2017 Annual Meeting of Stockholders, please contact Okapi Partners at (212) 297-0720 or by email at info@okapipartners.com.

Stockholder Proposals for the 2018 Annual Meeting of Stockholders

Stockholders intending to present a proposal at the 2018 Annual Meeting of Stockholders and have it included in our proxy statement for that meeting must submit the proposal in writing to Ralph Lauren Corporation, Attention: Corporate Secretary/Legal Department, 625 Madison Avenue, New York 10022. We must receive such proposals no later than March 1, 2018. It is suggested that proposals be submitted by certified mail, return receipt requested.

Stockholders intending to present a proposal at the 2018 Annual Meeting of Stockholders without inclusion of the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our By-laws. The By-laws require, among other things, that a stockholder’s notice of such proposal or nomination be delivered personally or mailed to, and received at the office of the Company, addressed to the Corporate Secretary, by no earlier than 90 days and no later than 60 days before the first anniversary of the date of the prior year’s annual meeting of stockholders; provided, however, if (i) the annual meeting of stockholders is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the prior year’s annual meeting of stockholders or (ii) no annual meeting was held during the prior year, the notice must be received (x) no earlier than 90 days before such annual meeting and (y) no later than the later of 60 days before such annual meeting and the tenth day after the notice of such annual meeting was made.

A stockholder’s notice to us must include the information required under our By-laws, including a full description of such proposal (including all information that would be required in connection with such proposal under the SEC’s proxy rules if such proposal were the subject of a proxy solicitation and the written consent of each nominee for election to the Board named therein (if any) to serve if elected) and the name, address and number of shares of Common Stock held of record or beneficially as of the record date for such meeting by the person proposing to bring such proposal before the meeting.

Nothing in this section shall be interpreted or construed to require the inclusion of information about any stockholder proposal in our Proxy Statement.

Delivery of Stockholders’ Materials and Householding

You can help us to save further printing and mailing expenses by consenting to receive notices and other materials electronically. If you are a stockholder of record, you may sign up for this service by checking the appropriate box on the accompanying proxy card. If you hold your shares through a bank, broker or other holder of record, contact the record holder for information regarding electronic delivery of materials. Your consent to electronic delivery will remain in effect until you revoke it. If you choose electronic delivery, you may incur costs, such as telephone and Internet access charges, for which you will be solely responsible.

The SEC allows us to deliver a single copy of proxy materials to an address shared by two or more stockholders, unless the stockholders instruct us to the contrary. This delivery method, referred to as “householding,” can result in significant cost savings for us. We will promptly provide you another copy of these materials, without charge, upon written request to our Investor Relations Department, 625 Madison Avenue, New York, New York 10022. Our Investor Relations Department can be reached at (212) 813-7868.

Stockholders of record sharing an address who receive multiple copies of proxy materials and wish to receive a single copy of such materials in the future should submit their request to us in the same manner. If you are the beneficial owner, but not the record holder, of our shares and wish to receive only one copy of the Proxy Statement related materials in the future, you need to contact your bank, brokerage firm or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address.

Other Business

As of the date of this Proxy Statement, the Board knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Stockholders that may properly come before the meeting. If any stockholder proposal or other matter were to properly come before the meeting, including voting for the election of any person as a director in place of a nominee named herein who becomes unable to serve or for good cause will not serve or voting on a proposal omitted from this Proxy Statement pursuant to the rules of the SEC, all proxies received will be voted in accordance with the discretion of the proxy holders, unless a stockholder specifies otherwise in his or her proxy.

The form of proxy and the Proxy Statement have been approved by the Board and are being delivered to stockholders by its authority.

Ralph Lauren Executive Chairman and Chief Creative Officer

New York, New York

June 29, 2017

APPENDIX A

RALPH LAUREN CORPORATION

DEFINITION OF “INDEPENDENT” DIRECTORS

The Board has established these guidelines to assist it in determining whether or not directors have a material relationship with us for purposes of determining independence under the NYSE Corporate Governance Rules. In each case, the Board will broadly consider all relevant facts and circumstances and shall apply the following standards (in accordance with the guidance, and subject to the exceptions provided by, the NYSE in its Commentary to its Corporate Governance Rules where applicable).

1.	Employment and Commercial Relationships Affecting Independence.

A director will not be independent if: (i) the director is, or has been within the last three years, an employee of the Company or any member of the Lauren Group; (ii) an immediate family member of the director is, or has been within the last three years, an executive officer of the Company; (iii) (A) the director or an immediate family member is a current partner of a firm that is the Company’s internal or external auditor; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the listed Company’s audit within that time; (iv) the director has received, or has an immediate family member who has received, during any 12 month period within the last three years, more than $120,000 in direct compensation from the Company or any member of the Lauren Group, other than (x) director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service) and (y) compensation received by an immediate family member for service as an employee of the Company (other than as an executive officer); (v) the director or an immediate family member of the director is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee; or (vi) the director is a current employee, or an immediate family member of the director is a current executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

In addition, a director will not be independent if his or her spouse, parent, sibling or child is employed by us.

2.	Relationships Not Deemed to Impair Independence.

Subject to Section (1) above, the following relationships are not deemed to be material relationships that would impair a director’s independence.

Non-management Directors. The director is a non-management director of another company that does business with us.

Commercial Relationships. The director is an employee or executive officer, or an immediate family member of the director is an executive officer, of another company that does business with us; provided in either case that:

(i) such business was entered into in the ordinary course of our business and on substantially the same terms as those prevailing at the time for comparable business with unaffiliated third parties; and

(ii) termination of the relationship in the normal course of business would not reasonably be expected to have a material adverse effect on the financial condition, results of operations or business of the other company.

Tax-Exempt Organization Relationships. The director (or an immediate family member of the director) serves as a director, officer or trustee of a tax-exempt organization, and the Company’s discretionary charitable contributions to the organization do not exceed the greater of $1 million or 2% of the organization’s aggregate annual charitable receipts

A-1

during the organization’s preceding fiscal year. (Any automatic matching by the Company of employee charitable contributions are not included in the Company’s contributions for this purpose.)

3.	Disclosure.

For relationships that are either not covered by, or do not satisfy, these guidelines, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, shall be made by the directors satisfying all the independence guidelines set forth above. We will explain in our next proxy statement thereafter the basis for any Board determination that any such relationship was immaterial.

4.	Definitions.

For purposes of these guidelines, the (i) term “immediate family member” shall have the meaning ascribed to it by the NYSE Corporate Governance Rules (including the Commentary thereto), (ii) the term “the Company” includes any entity in our consolidated group, (iii) the “Lauren Group” consists of Ralph Lauren, any member of his immediate family or any entity controlled by Ralph Lauren or members of his immediate family, and (iv) the term “executive officer” has the same meaning specified for the term “officer” in Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended.

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APPENDIX B

RALPH LAUREN CORPORATION

AMENDED AND RESTATED EXECUTIVE OFFICER ANNUAL INCENTIVE PLAN

(As Amended as of August     , 2017)

1.	PURPOSE.

The purposes of the Plan are to promote the success of the Company; to provide designated Executive Officers with an opportunity to receive incentive compensation dependent upon that success; to attract, retain and motivate such individuals; and to provide Awards that are “qualified performance-based compensation” under Section 162(m) of the Code.

2.	DEFINITIONS.

“Affiliate” shall mean (i) any Person that, directly or indirectly, is controlled by, or controls or is under common control with the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

“Award” means an incentive award made pursuant to the Plan.

“Award Schedule” means the Award Schedule established pursuant to Section 4.1.

“Board of Directors” means the Board of Directors of the Company.

“Change in Control” has the meaning given such term in the Company’s 2010 Long-Term Stock Incentive Plan, or any successor plan, each as may be amended from time to time.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means a committee or subcommittee of the Board of Directors that is designated by the Board of Directors to administer the Plan and is composed of not less than two directors, each of whom is intended to be an “outside director” (within the meaning of Code Section 162(m)). The mere fact that a Committee member shall fail to qualify as an “outside director” within the meaning of Code Section 162(m) shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan.

“Company” means Ralph Lauren Corporation and its successors.

“Covered Employee” means a covered employee within the meaning of Code Section 162(m)(3).

“Determination Period” means, with respect to a Performance Period applicable to any Award under the Plan, the period commencing with the first day of such Performance Period and ending on the earlier to occur of (i) 90 days after the commencement of the Performance Period or (ii) the date upon which twenty-five percent (25%) of the Performance Period shall have elapsed.

“Executive Officer” means a person who is an executive officer of the Company for purposes of the Securities Exchange Act of 1934, as amended.

“Participant” means an Executive Officer selected from time to time by the Committee to participate in the Plan.

“Performance Criteria” shall mean the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Award under the Plan. The Performance Criteria that will be used to establish the Performance Goal(s) shall be based on the attainment of specific levels of performance of the Company (and/or one or more subsidiaries, Affiliates, divisions or operational and/or business units, product lines, brands, business segments, administrative departments or any combination of the foregoing)

and shall be limited to the following: (a) net earnings or net income (before or after taxes); (b) basic or diluted earnings per share (before or after taxes); (c) net revenue or net revenue growth; (d) gross revenue or gross revenue growth, or gross profit or gross profit growth; (e) net operating profit (before or after taxes); (f) return measures (including, but not limited to, return on investment, assets, capital, employed capital, invested capital, equity, or sales); (g) cash flow measures (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital), which may but are not required to be measured on a per share basis; (h) earnings before or after taxes, interest, depreciation and/or amortization; (i) gross or net operating margins; (j) productivity ratios; (k) share price (including, but not limited to, growth measures and total stockholder return); (l) expense targets or cost reduction goals; (m) general and administrative expense savings; (n) operating efficiency; (o) objective measures of customer satisfaction; (p) working capital targets; (q) measures of economic value added or other “value creation” metrics; (r) inventory control; (s) enterprise value; (t) customer retention; (u) competitive market metrics; (v) employee retention; (w) timely completion of new product rollouts; (x) timely launch of new facilities; (y) objective measures of personal targets, goals or completion of projects (including but not limited to succession and hiring projects, completion of specific acquisitions, reorganizations or other corporate transactions or capital-raising transactions, expansions of specific business operations and meeting divisional or project budgets); (z) royalty income; (aa) same store sales (comparable sales), comparisons of continuing operations to other operations; (bb) market share; (cc) new store openings (gross or net), store remodelings; (dd) cost of capital, debt leverage year-end cash position or book value; (ee) strategic objectives, development of new product lines and related revenue, sales and margin targets, franchisee growth and retention, menu design and growth, co-branding or international operations; or (ii) any combination of the foregoing. Any one or more of the Performance Criteria may be stated as a percentage of another Performance Criterion, or used on an absolute or relative basis to measure the performance of the Company, subsidiary and/or Affiliate as a whole or any divisions or operational and/or business units, product lines, brands, business segments, or administrative departments of the Company, subsidiary and/or Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Criteria may be compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or compared to various stock market indices. To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 days of a Performance Period (or, if longer, within the maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period. In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Criteria without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.

“Performance Formula” shall mean, for a Performance Period, the one or more objective formulas applied against the relevant Performance Goal to determine, with regard to the Award of a particular Participant, whether all, some portion but less than all, or none of the Award has been earned for the Performance Period.

“Performance Goals” shall mean, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria. The Committee is authorized at any time during the first 90 days of a Performance Period, or at any time thereafter (but only to the extent the exercise of such authority after the first 90 days of a Performance Period would not cause the Awards granted to any Participant for the Performance Period to fail to qualify as “performance-based compensation” under Section 162(m) of the Code), in its sole and absolute discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period to the extent permitted under Section 162(m) of the Code in order to prevent the dilution or enlargement of the rights of Participants based on the following events: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) items that are unusual in nature or infrequently occurring as described in the Financial Accounting Standards Board Accounting Standards Codification Topic 225-20 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year, (f) acquisitions or divestitures, (g) any other specific, unusual or nonrecurring events, or objectively determinable category thereof, (h) foreign exchange gains and losses, and (i) a change in the Company’s fiscal year. To the extent such inclusions or exclusions affect Awards to Participants, they shall be prescribed in a form that meets the requirements of Section 162(m) of the Code for deductibility.

“Performance Period” shall mean the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of an Award.

“Person” shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

“Plan” means the Ralph Lauren Corporation Executive Officer Annual Incentive Plan.

“Plan Year” means the Company’s fiscal year.

3.	PARTICIPATION.

Participants shall be selected by the Committee from among the Executive Officers. The selection of an Executive Officer as a Participant for a Performance Period shall not entitle such individual to be selected as a Participant with respect to any other Performance Period.

4.	AWARDS.

4.1. Award Schedules. With respect to each Performance Period with respect to which an Award may be earned by a Participant under the Plan, prior to the expiration of the Determination Period the Committee shall establish in writing for such Performance Period an Award Schedule for each Participant. The Award Schedule shall set forth the applicable Performance Period, Performance Criteria, Performance Goal(s), and Performance Formula(s) and such other information as the Committee may determine. Once established for a Plan Year, such items shall not be amended or otherwise modified to the extent such amendment or modification would cause the compensation payable pursuant to the Award to fail to constitute qualified performance-based compensation under Code Section 162(m). Award Schedules may vary from Performance Period to Performance Period and from Participant to Participant.

4.2. Determination of Awards. A Participant shall be eligible to receive payment in respect of an Award only to the extent that the Performance Goal(s) for such Award are achieved and the Performance Formula as applied against such Performance Goal(s) determines that all or some portion of such Participant’s Award has been earned for the Performance Period. As soon as practicable after the close of each Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, to calculate and certify in writing that amount of the Award earned by each Participant for such Performance Period based upon such Participant’s Performance Formula. Notwithstanding the foregoing, the Committee, in its sole discretion, may permit the payment of an Award to a Participant (or such Participant’s beneficiary or estate, as applicable) without first certifying the level of attainment of the applicable Performance Goals following (i) a termination of employment due to the Participant’s death or disability or (ii) a Change in Control. The Committee shall then determine the actual amount of the Award to be paid to each Participant and, in so doing, may use negative discretion to decrease, but not increase, the amount of the Award otherwise payable to the Participant based upon such performance. Anything in this Plan to the contrary notwithstanding, the maximum Award payable to any Participant with respect to each Plan Year (or portion thereof) contained within a Performance Period shall be $20,000,000.

4.3. Payment of Awards. Awards shall be paid in a lump sum cash payment as soon as practicable after the amount thereof has been determined and certified in accordance with Section 4.2 (except as otherwise permitted in Section 4.2), but in no event later than the fifteenth (15th) day of the third month following the Plan Year for which the Award relates (or by such later date as would still qualify as a short-term deferral for purposes of Section 409A of the Code). The Committee may, subject to such terms and conditions and within such limits as it may from time to time establish, permit one or more Participants to defer the receipt of amounts due under the Plan in a manner consistent with the requirements of Code Sections 162(m) and 409A so that any increase in the amount of an Award that is deferred shall be based either on a reasonable rate of interest or the performance of a predetermined investment in accordance with Treasury Regulation 1.162-27(e)(2)(iii)(B). Notwithstanding the foregoing, to the extent an amount was intended to be paid so as to qualify as a short-term deferral under Code Section 409A and the applicable regulations, then such payment may be delayed if the requirements of Treasury Regulation 1.409A-1(b)(4)(ii) are met. In such case, payment of such deferred amounts must be made as soon as reasonably practicable following the first date on which the Company anticipates or reasonably should anticipate that, if the payment were made on such date, the Company’s deduction with respect to such payment would no longer be restricted due to the application of Code Section 162(m).

5.	TERMINATION OF EMPLOYMENT.

Termination of Employment Prior to the Last Day of the Performance Period. No Award with respect to a Performance Period will be payable to any Participant who is not an employee of the Company on the last day of such Performance Period, except that the Committee in its sole discretion may otherwise permit a payment to such a Participant following (i) a termination of employment due to the Participant’s death or disability or (ii) a Change in Control. Furthermore, except as otherwise determined by the Committee, a Participant shall be eligible to receive payment of his or her Award earned during a Performance Period, so long as the Participant is employed on the last day of such Performance Period, notwithstanding any subsequent termination of employment prior to the actual payment of the Award.

6.	ADMINISTRATION.

6.1. In General. The Committee shall have full and complete authority, in its sole and absolute discretion, (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret and implement the Plan and any related document, (iii) to prescribe, amend and rescind rules relating to the Plan, (iv) to make all determinations necessary or advisable in administering the Plan, and (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan.

6.2. Determinations. The actions and determinations of the Committee or others to whom authority is delegated under the Plan on all matters relating to the Plan and any Awards shall be final and conclusive. Such determinations need not be uniform and may be made selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

6.3. Appointment of Experts. The Committee may appoint such accountants, counsel, and other experts as it deems necessary or desirable in connection with the administration of the Plan.

6.4. Delegation. The Committee may delegate to others the authority to execute and deliver such instruments and documents, to do all such acts and things, and to take all such other steps deemed necessary, advisable or convenient for the effective administration of the Plan in accordance with its terms and purposes, except that the Committee shall not delegate any authority with respect to decisions regarding Plan eligibility or the amount, timing or other material terms of Awards.

6.5. Books and Records. The Committee and others to whom the Committee has delegated such duties shall keep a record of all their proceedings and actions and shall maintain all such books of account, records and other data as shall be necessary for the proper administration of the Plan.

6.6. Payment of Expenses. The Company shall pay all reasonable expenses of administering the Plan, including, but not limited to, the payment of professional, attorney and expert fees.

6.7. Code Section 162(m). It is the intent of the Company that this Plan and Awards satisfy the applicable requirements of Code Section 162(m) so that the Company’s tax deduction for an Award paid to Participants who are or may be Covered Employees is not disallowed in whole or in part by the operation of such Code Section. If any provision of this Plan or if any Award would otherwise frustrate or conflict with such intent, that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict, and, to the extent of any remaining irreconcilable conflict with such intent, that provision shall be deemed void as applicable to such Covered Employees.

6.8. Code Section 409A. Notwithstanding any provision of the Plan to the contrary, it is intended that the provisions of this Plan comply with Section 409A of the Code, and all provisions of this Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with this Plan or any other plan maintained by the Company (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any Affiliate shall have any obligation to indemnify or otherwise hold such Participant (or any beneficiary) harmless from any or all of such taxes or penalties. Notwithstanding any provision of the Plan to the contrary and only to the extent required to avoid the imputation of any tax, penalty or interest pursuant to Section 409A of the Code, if any Participant is a “specified employee” within the meaning of

Section 409A(a)(2)(B)(i) of the Code, no payments in respect of any Award that are “deferred compensation” subject to Section 409A of the Code shall be made to such Participant prior to the date that is six months after the date of Participant’s “separation from service” (as defined in Section 409A of the Code) or, if earlier, Participant’s date of death. Following any applicable six (6) month delay, all such delayed payments will be paid in a single lump sum on the earliest permissible payment date. With respect to any Award that is considered “deferred compensation” subject to Section 409A of the Code, references in the Plan to “termination of employment” (and substantially similar phrases) shall mean “separation from service” within the meaning of Section 409A of the Code. Unless otherwise provided by the Committee, in the event that the timing of payments in respect of any Award (that would otherwise be considered “deferred compensation” subject to Section 409A of the Code) would be accelerated upon the occurrence of (i) a Change in Control, no such acceleration shall be permitted unless the event giving rise to the Change in Control satisfies the definition of a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation pursuant to Section 409A of the Code or (ii) a disability, no such acceleration shall be permitted unless the disability also satisfies the definition of “Disability” pursuant to Section 409A of the Code. For purposes of Section 409A of the Code, each of the payments that may be made in respect of any Award granted under the Plan is designated as separate payments.

7.	MISCELLANEOUS.

7.1. Nonassignability. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

7.2. Withholding Taxes. Whenever payments under the Plan are to be made or deferred, the Company will withhold therefrom, or from any other amounts payable to or in respect of the Participant, an amount sufficient to satisfy any applicable governmental withholding tax requirements related thereto.

7.3. Amendment or Termination of the Plan. The Plan may be amended or terminated by the Board of Directors in any respect except that (i) no amendment may be made after the date on which an Executive Officer is selected as a Participant for a Performance Period that would adversely affect the rights of such Participant with respect to such Performance Period without the consent of the affected Participant and (ii) no amendment shall be effective without the approval of the stockholders of the Company to increase the maximum Award payable under the Plan or if, in the opinion of counsel to the Company, such approval is necessary to satisfy the intent set forth in Section 6.7.

7.4. Other Payments or Awards. Nothing contained in the Plan will be deemed in any way to limit or restrict the Company from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

7.5. Payments to Other Persons. If payments are legally required to be made to any person other than the person to whom any amount is payable under the Plan, such payments will be made accordingly. Any such payment will be a complete discharge of the liability of the Company under the Plan.

7.6. Unfunded Plan. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

7.7. Limits of Liability. No member of the Board, the Committee or any employee or agent of the Company (each such person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made with respect to the Plan or any Award hereunder (unless constituting fraud or a willful criminal act or omission). Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken or determination made under the Plan or any Award and against and from any and all amounts paid by such Indemnifiable Person with the

Company’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, and the Company shall advance to such Indemnifiable Person any such expenses promptly upon written request (which request shall include an undertaking by the Indemnifiable Person to repay the amount of such advance if it shall ultimately be determined as provided below that the Indemnifiable Person is not entitled to be indemnified); provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts or omissions or determinations of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Certificate of Incorporation or By Laws. The foregoing right of indemnification shall not be exclusive of or otherwise supersede any other rights of indemnification to which such Indemnifiable Persons may be entitled under the Company’s Amended and Restated Certificate of Incorporation or By Laws, as a matter of law, individual indemnification agreement or contract or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold them harmless.

7.8. No Right of Employment. Nothing in this Plan will be construed as creating any contract of employment or conferring upon any Participant any right to continue in the employ or other service of the Company or limit in any way the right of the Company to change such person’s compensation or other benefits or to terminate the employment or other service of such person with or without Cause.

7.9. Section Headings. The section headings contained herein are for convenience only, and in the event of any conflict, the text of the Plan, rather than the section headings, will control.

7.10. Invalidity. If any term or provision contained herein is to any extent invalid or unenforceable, such term or provision will be reformed so that it is valid, and such invalidity or unenforceability will not affect any other provision or part hereof.

7.11. Applicable Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award shall be determined in accordance with the laws of the State of New York.

7.12. Effective Date/Term. The Plan as initially adopted became effective upon stockholder approval on August 19, 1999 for the 2000 Plan Year. The Plan was subsequently amended and adopted, and became effective, on the following dates:

Date of Amendment and Adoption by the Board	Date of Approval by Stockholders and Plan Effective Date

June 27, 2007	August 9, 2007

June 29, 2012	August 9, 2012

Upon the approval by the stockholders of the Company at the 2017 annual meeting of stockholders, in a manner consistent with the stockholder approval requirements of Code Section 162(m), of the amendments to the Plan adopted by the Board of Directors on June 21, 2017, the Plan, as amended, shall be effective for the Plan Year in which such approval occurs and each of the succeeding Plan Years through (and including) the 2022 Plan Year, unless sooner terminated by the Board of Directors in accordance with Section 7.3. For the 2023 Plan Year, the Plan shall remain in effect in accordance with its terms unless amended or terminated by the Board of Directors, and the Committee shall make the determinations required by Section 4 for such Plan Year, but the Plan shall be submitted for re-approval by the stockholders of the Company at the annual meeting of stockholders held during the 2023 Plan Year, and payment of all Awards under the Plan for the 2023 Plan Year and any future Plan Years shall be contingent upon such approval.

7.13. Binding Effect. The obligations of the Company under the Plan shall be binding on any successor corporation or organization resulting from a merger, consolidation or other reorganization of the Company, or upon any corporation or organization that succeeds to substantially all of the assets or business of the Company.

7.14. Forfeiture Events. The Committee may specify in an Award that an Executive Officer’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment, in the reasonable discretion of the Committee, upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of the Executive Officer’s employment for cause, material violation of material written policies of the Company, or breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Executive Officer, as determined by the Committee in its reasonable discretion. In addition, if, as a result of an Executive Officer’s intentional misconduct or gross negligence, as determined by the Committee in its reasonable discretion, the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, the Committee may, in its reasonable discretion, require the Executive Officer to promptly reimburse the Company for the amount of any payment previously received by the Executive Officer pursuant to any Award that was earned or accrued during the twelve (12) month period following the earlier of the first public issuance or filing with the United States Securities and Exchange Commission of any financial document embodying such financial reporting requirement that required such accounting restatement. To the extent required by applicable law or the rules and regulations of the NYSE or other securities exchange on which the Company’s common stock is listed or quoted and, in such case, if so required pursuant to a written policy adopted by the Company, Awards shall be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements (and such requirements shall be deemed incorporated by reference into all outstanding Awards).

APPENDIX C

RECONCILIATION OF CERTAIN NON-U.S. GAAP FINANCIAL MEASURES*

The following tables reconcile the Company’s net income (loss) before income taxes (“NIBT”), net income (loss), and net income (loss) per dilutive share (“Dilutive EPS”) on a reported U.S. GAAP basis to its adjusted non-U.S. GAAP basis, as approved by the Company’s Compensation Committee:

	Fiscal Years Ended
	April 1, 2017		April 2, 2016
	NIBT	Dilutive EPS	NIBT	Dilutive EPS
	(millions)		(millions)
As Reported (GAAP basis)	$(104.9)	$(1.20)	$551.8	$4.62
Restructuring and other charges	318.6	2.67	142.6	1.16
Impairment of assets	253.8	2.54	48.8	0.41
Restructuring-related inventory charges	197.9	1.89	20.4	0.17
Reversal of income tax reserve resulting from a change in tax law	-	(0.19)	-	-

As Adjusted (Non-GAAP basis for press release)(a)	665.4	5.71	763.6	6.36
Other operational charges	(3.3)	(0.02)	7.0	0.06

As Adjusted (Non-GAAP basis for bonus payout)	$662.1	$5.69	$770.6	$6.42

	Fiscal Years Ended
	April 1, 2017	April 2, 2016	March 28, 2015	Cumulative
		(millions)
Net Income (Loss):
As Reported (GAAP basis)	$(99.3)	$396.4	$702.2	$999.3
Restructuring and other charges	222.9	99.8	-	322.7
Impairment of assets	211.5	35.4	-	246.9
Restructuring-related inventory charges	157.7	14.9	-	172.6
Reversal of income tax reserve resulting from a change in tax law	(15.9)	-	-	(15.9)

As Adjusted (Non-GAAP basis for press release)(a)	476.9	546.5	702.2	1,725.6
Foreign currency effects	164.6	163.8	50.2	378.6
Other operational charges	(3.6)	9.4	4.6	10.4

As Adjusted (Non-GAAP basis for performance-based awards)	$637.9	$719.7	$757.0	$2,114.6

(a)	Fiscal 2017 and Fiscal 2016 adjusted balances as previously disclosed in the Company’s press releases filed as Exhibit 99.1 to the Forms 8-K filed on May 18, 2017 and May 12, 2016, respectively.

This Proxy Statement includes certain non-U.S. GAAP financial measures relating to the impact of charges and other items as described herein. Adjustments made during Fiscal 2017 include restructuring-related charges, impairment of assets and certain other charges recorded in connection with the anticipated settlement of certain non-income tax issues and the departure of Mr. Larsson. Additionally, the Fiscal 2017 income tax benefit (provision) includes the reversal of an income tax reserve resulting from a change in tax law that impacted an interest assessment on a prior year withholding tax. Adjustments made during Fiscal 2016 include restructuring-related charges, impairment of assets and certain other charges primarily related to a pending customs audit and the settlement of certain litigation claims. Refer to the Company’s Fiscal 2017 and Fiscal 2016 Forms 10-K for additional discussion regarding these charges. The Compensation Committee also approved the adjustment of foreign currency effects in comparison to the exchange rates used in establishing the financial goals for the three-year performance period and certain other operational charges during Fiscal 2017, Fiscal 2016 and Fiscal 2015.

Included in this Appendix C is a reconciliation between the non-U.S. GAAP financial measures and the most directly comparable U.S. GAAP measures before and after these charges. The related tax effects were calculated using the respective statutory tax rates for each applicable jurisdiction. The Company uses non-U.S. GAAP financial measures,

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among other things, to evaluate its operating performance and in order to represent the manner in which the Company conducts and views its business. In addition, the Compensation Committee uses non-U.S. GAAP measures to set and certify the achievement of certain performance-based compensation goals. The Company believes that excluding items that are not comparable from period to period helps investors and others compare operating performance between two periods. While the Company considers the non-U.S. GAAP measures useful in analyzing its results, they are not intended to replace, nor act as a substitute for, any presentation included in the consolidated financial statements prepared in conformity with U.S. GAAP and may be different from non-U.S. GAAP measures reported by other companies.

*Defined terms used herein are consistent with those used in the accompanying Proxy Statement.

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(PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.)						PLEASE MARK YOUR VOTES AS INDICATED IN THIS EXAMPLE			☒
		FOR ALL	WITHHOLD FOR ALL	*EXCEPTIONS

Item 1.	Election of three (3) Class A Directors Nominees as Class A Directors:	☐	☐	☐

Nominees:
01 Frank A. Bennack, Jr.
02 Joel L. Fleishman
03 Hubert Joly

							FOR	AGAINST	ABSTAIN
					Item 2.	Ratification of appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2018.	☐	☐	☐

							FOR	AGAINST	ABSTAIN
					Item 3.	Approval, on an advisory basis, of the compensation of our named executive officers and our compensation philosophy, policies and practices as described in the accompanying Proxy Statement.	☐	☐	☐

					Item 4.	Approval, on an advisory basis, of the frequency of holding future advisory votes on executive compensation.	1 YR. ☐	2 YRS. ☐	3 YRS. ☐	ABSTAIN ☐

					Item 5.	Approval of our Amended and Restated Executive Officer Annual Incentive Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE “EXCEPTIONS” BOX AND WRITE THE NOMINEE’S NAME IN THE SPACE PROVIDED BELOW.)

     *Exceptions  ☐

Mark Here for Address Change or Comments SEE REVERSE	☐

Mark Here to receive materials electronically in the future.	☐

Date                      Share Owner sign here/Title                      Co-Owner sign here/Title

Please mark, date and sign exactly as your name appears hereon and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please write in the full corporate name and sign by a duly authorized officer. If shares are held jointly, each stockholder named should sign.

RALPH LAUREN CORPORATION

CLASS A COMMON STOCK

PROXY

ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned, revoking all previous proxies, hereby constitutes and appoints Jane Nielsen and Avery S. Fischer, and each of them, proxies with full power of substitution to vote for the undersigned all shares of Class A Common Stock of Ralph Lauren Corporation that the undersigned would be entitled to vote if personally present at the 2017 Annual Meeting of Stockholders to be held on August 10, 2017 at 10 on the Park at Time Warner Center, Columbus Room, 10th Floor, 60 Columbus Circle, New York, New York, at 9:30 a.m. (local time), and at any adjournment or postponement thereof, upon the matters described in the accompanying Proxy Statement and, in such proxies’ discretion, upon any other business that may properly come before the meeting or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL TO ELECT THE NOMINEES FOR ELECTION AS DIRECTORS; “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM; “FOR” THE PROPOSAL, ON AN ADVISORY BASIS, APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AND OUR COMPENSATION PHILOSOPHY, POLICIES AND PRACTICES AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT; “FOR” THE PROPOSAL, ON AN ADVISORY BASIS, APPROVING THE FREQUENCY OF “ONE YEAR” FOR HOLDING FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION; AND “FOR” THE PROPOSAL TO APPROVE OUR AMENDED AND RESTATED EXECUTIVE OFFICER ANNUAL INCENTIVE PLAN.

This proxy is continued on the reverse side. Please sign on the reverse side and return promptly.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)